As filed with the U.S. Securities and Exchange Commission on May 16, 2024.

Registration No. 333-278224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No.1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETCLASS TECHNOLOGY INC

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

6F, Building A

1188 Wan Rong Road

Shanghai, People’s Republic of China 200436

+86-021-61806588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 E 42nd St., 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	David B. Manno, Esq. Huan Lou, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contain two prospectuses, as set forth below:

-	Public Offering Prospectus. A prospectus to be used for this initial public offering by us of 1,800,000 of our Class A ordinary shares, or the public offering prospectus, through the underwriters named in the Underwriting section of the public offering prospectus.

-	Resale Prospectus. A prospectus to be used for the potential resale by Dragonsoft Holding Limited as to 750,000 Class A ordinary shares, HK Zhongzhao Investment Group Co Limited as to 750,000 Class A ordinary shares, and Trusvision Company Limited as to 525,000 Class A ordinary shares of the registrant respectively (the “Resale Prospectus”). The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriter. The Company will not receive any of the proceeds form the sale of the Resale of Shares but will pay the registration expenses.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the Offering section in the Prospectus Summary section on page 20 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

●	they contain different Use of Proceeds sections on page 57 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page Alt-1 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 58, page 59 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	a Resale Shareholders section is included in the Resale Prospectus beginning on page Alt-1 of the Resale Prospectus;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 142 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-3 of the Resale Prospectus;

●	the Legal Matters section on page 152 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-4 of in the Resale Prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

On March 28, 2023, the Registrant filed a registration statement on Form F-1 (File No. 333-270897) (the “Prior Registration Statement”) with the Securities and Exchange Commission and paid a registration fee of $2,518.76. No securities were sold under the Prior Registration Statement. On March 25, 2024, the Registrant withdrew the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee due under this registration statement by $2,518.76, which represents the registration fee previously paid with respect to $22,856,250 of unsold securities in the Prior Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED _______, 2024

1,800,000 Class A Ordinary Shares

NETCLASS TECHNOLOGY INC

This is the initial public offering of our Class A ordinary shares of NETCLASS TECHNOLOGY INC, a Cayman Islands exempted company (the “Company”), and we are offering 1,800,000 Class A ordinary shares, par value $0.00025 per share. The offering price of our Class A ordinary shares in this offering will be between US$4.00 and US$6.00 per share. Prior to this offering, there has been no public market for our Class A ordinary shares.

We have applied to list our Class A ordinary shares on the Nasdaq Capital Market, under the symbol “NTCL” At this time, Nasdaq Capital Market has not yet approved our application to list our Class A ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application, and there is no guarantee or assurance that our Class A ordinary shares will be approved for listing on Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Our issued and outstanding share capital is a dual class share structure consisting of 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our company. Also, each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof but Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Investing in our Class A ordinary shares involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of material risks of investing in our Class A ordinary shares in “Risk Factors” beginning on page 21 of this prospectus.

NETCLASS TECHNOLOGY INC or NetClass, is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, NetClass conducts a substantial majority of its operations through its subsidiaries established in the PRC and in Hong Kong. Investors in our Class A ordinary shares should be aware that they will not and may never directly hold equity interests in any of the PRC and Hong Kong operating entities, but rather purchasing equity solely in NetClass, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors – Risks Related to Doing Business in the PRC –You may have difficulty enforcing judgments obtained against us” on page 48.

Because we have subsidiaries in the PRC which have operations located in the PRC, we are subject to certain legal and operational risks associated with our operations in the PRC, including changes in the legal, political and economic policies of the PRC government, the relations between the PRC and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our Class A ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the PRC-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.  As confirmed by our PRC counsel, Grandall Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of the PRC (the “CAC”) under the Cybersecurity Review Measures, which became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to cybersecurity review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft; besides, according to Article 2 of the Measures, a critical information infrastructure operator purchases network products and services, or a network platform operator carries out data processing activities, which affect or may affect national security, a Cybersecurity Review shall be conducted in accordance with these Measures. If neither the Company is identified as a critical information infrastructure operator nor its operations are deemed as "affecting or may affecting the national security”, the Company will not be subject to cybersecurity review under Article 2 of the Measures. However, we might be required to conduct an annual data security assessment under the Draft Regulations on the Network Data Security Administration (the “Draft”). According to Article 32 of the Draft, “A data processor who processes important data or who is listed overseas shall complete an annual data security assessment either self-conducted or conducted by a data security service organization engaged, and before January 31 of each year, submit the annual data security assessment report of the previous year to the districted city-level cyberspace authority, which shall contain the following information: (1) the processing of any important data, if any, (2) any data security risks discovered and measures for their disposal, (3) the data security management system, data backup, encryption, access control and other security protection measures, and the implementation of the management system and the effectiveness of the protection measures, (4) the implementation of national data security laws, administrative regulations and standards, (5) any data security incidents that occurred and their disposal, (6) the security assessment of the sharing or trading of any important data with, or the contracting of processing or the provision of any important data to an overseas recipient, (7) data security-related complaints received and their solutions, and (8) other data security situations as specified by the national cyberspace authority and competent or regulatory authorities.” Therefore, once the Company is listed on Nasdaq and the Draft is enacted as proposed, it will be required to conduct such annual data security assessment. The Company may also be subject to the assessment requirements under the Measures for Security Assessment for Cross-border Data Transfer. According to the Measures, a data processor shall apply to the competent cyberspace department for security assessment and clearance of the outbound data under any of the following circumstances: (i)outbound transfer of important data by a data processor; (ii)outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii)outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year, or (iv)such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As confirmed by the Company, the Company has not received any notice from relevant department that identifies the Company as "critical information infrastructure operator" and it processes far less than 1 million personal information. It is also confirmed that during the periods from January 1, 2022 to December 31, 2022 and from January 1, 2023 to December 31, 2023, the outbound transfers made by the Company is no more than one hundred thousand users’ personal information and no more than ten thousand users’ sensitive personal information cumulatively. Therefore, if neither the data the Company transfers is deemed “important” nor the CAC requires such assessment, the Company will not be subject to the assessment requirements under the Measures.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Under the Trial Measures, direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the Company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. Our PRC legal counsel, Grandall Law Firm, has advised us, based on its understanding of the current PRC law, rules, and regulations, that we are not required to complete the filing procedures with the CSRC for the offering and listing of our Class A ordinary shares under Section 1 of Article 15 of the Trial Measures, given that our offering and listing is not an indirect overseas offering or listing, because both the overall prospect of the Company operations, as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Regulations - Regulations Relating to Overseas Listings” on page 91.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, and our PRC legal counsel, Grandall Law Firm, cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the Trial Measures in writing or orally and require such filing for the offering. If it is determined that we are subject to the Trial Measures for our listing on the Nasdaq, we may fail to obtain required approval, complete required filing or meet such requirements in a timely manner or at all, or completion could be rescinded. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 21.

According to our PRC counsel, Grandall Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan, but recent statements by the Chinese government have indicated an intent to impose more oversight and control over offerings conducted overseas and/or foreign investment in PRC-based issuers. As of the date of this prospectus, we and the PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Certain legal and operational risks associated with operations in mainland China may also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy independent executive, legislative, and judicial power, including that of final adjudication, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, national security, foreign affairs, and other matters that are not regarded as being within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the uncertainty of the PRC legal system and changes in laws, regulations, or policies, the Basic Law may be revised in the future, and thus, we may face the same legal and operational risks associated with operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, the Hong Kong Subsidiaries may become subject to PRC laws or authorities. As a result, the Hong Kong Subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer be able to conduct offerings to foreign investors, no longer be permitted to continue their current business operations and/or face restrictions in their conduct of business to which they have not hitherto been subject. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are some political risks associated with conducting business in Hong Kong” and “Risk Factors — Risks Related to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of the securities we are registering for sale.” The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. We confirm that, to the best of our knowledge, information and belief, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong. However, the laws on data privacy are constantly evolving and may be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us or the Hong Kong Subsidiaries to various potential consequences, including government enforcement actions and investigations, fines, penalties, imprisonment and suspension or disruption of the Hong Kong Subsidiaries’ operations, as well as potential civil proceedings. In addition, the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct referred to as the first conduct rule, the second conduct rule, and the merger rule. As of the date of this prospectus, to the best of our knowledge, information and belief, each of the Hong Kong Subsidiaries has complied with all three areas of anti-competition laws and requirements in Hong Kong. Neither the data privacy nor anti-competition laws and regulations in Hong Kong restrict our ability to accept foreign investment or impose limitations on our ability to list on any U.S. stock exchange.

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021.Our auditor, Marcum Asia CPAs LLP (“Marcum Asia”), has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Marcum Asia is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A ordinary shares and trading in our Class A ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 30.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., NETCLASS TECHNOLOGY INC (“NetClass”, the “Company”), directly controls DRAGONSOFT GROUP CO., LIMITED (“NetClass HK”), Netclass International Limited (“NetClass International”), Shanghai Zhima information Technology Co., Ltd., ( “WOFE”), and Shanghai Netwide Enterprise Management Co., Ltd., (“Shanghai Netwide”), and Shanghai NetClass Information Technology Co., Ltd. (“NetClass China”), NetClass Training (Shanghai) Co., Ltd. (“NetClass Training”), Shanghai Chuangyuan Education Technology Co., Ltd. (“NetClass Education”), Shanghai NetClass Enterprise Management Co., Ltd. (“NetClass Management”), and Shanghai NetClass Human Resource Co., Ltd. (“NetClass HR”). See “Corporate Structure” on page 79 for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC and Hong Kong. After foreign investors’ funds enter NetClass at the close of this offering, the funds can be directly transferred to NetClass HK and NetClass International, and then transferred to WFOE and to the other PRC subsidiaries through WFOE.

If the Company intends to distribute dividends, NetClass International and NetClass HK will transfer the dividends to NetClass. In addition, NetClass Training, NetClass Education, NetClass Management and NetClass HR will transfer dividends to NetClass China, which then will transfer the dividends to WOFE, which then will transfer the dividends to NetClass HK in accordance with the laws and regulations of the PRC, and then NetClass HK will transfer the dividends to NetClass, and the dividends will be distributed from NetClass to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods presented in this prospectus, no transfers, dividends, or distributions have been made to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” on page 91 for more information.

5. Similarly, in accordance with the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), each of our Hong Kong Subsidiaries is only able to make distributions (whether in cash or otherwise) to NetClass only out of its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). The ability of the Hong Kong Subsidiaries to distribute dividends to NetClass may also be subject to restrictions contained in their respective articles of association. Please refer to “Hong Kong Regulations Relating to Distributions” on page 107 for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Following the completion of this offering, our issued and outstanding share capital will consist of 15,560,000 Class A ordinary shares and 2,000,000 Class B ordinary shares. Mr.  Jianbiao Dai, our chairman of the board of directors and our chief executive officer, will beneficially own approximately 40.94% of our total issued and outstanding Class A ordinary shares and 100% of our total issued and outstanding Class B ordinary shares, representing approximatley 79.83% of the aggregate voting power in our total issued and outstanding share capital, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements We do not plan to rely on these exemptions, but may elect to do so after completing this offering. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting, transfer and conversion rights. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to fifteen votes and is convertible into one Class A ordinary share. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 18 for additional information.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Initial public offering price(1)	$5.00	$9,000,000	$10,350,000
Underwriter’s discounts and commissions(2)	$0.375	$675,000	$776,250
Proceeds to our company before expenses(3)	$4.625	$8,325,000	$9,573,750

(1)	Initial public offering price per share is assumed as $5.00 per share, which is the mid point of the range set forth on the cover page of this prospectus.
(2)

We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of the offering. We will also pay to the representative of the underwriters non-accountable expenses equal to 1% of the gross proceeds of the offering. We have also agreed to reimburse certain accountable expenses to the representative, including the Representative’s legal fees, background check expenses and all other expenses related to the offering not to exceed the total amount of $250,000, of which $145,000 has been paid towards accountable expenses.

(3)	Excludes fees and expenses payable to the Underwriter. The total amount of Underwriter’s expenses related to this offering is set forth in the section entitled “Underwriting.”

We expect our total cash expenses for this offering to be $1,167,437, exclusive of the above discounts and expenses payable to the underwriters. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting” beginning on page 142.

This offering is being conducted on a firm commitment basis. The underwriters have agreed to purchase and pay for all of the Class A ordinary shares offered by this prospectus if they purchase any Class A ordinary shares.

If we complete this offering, net proceeds will be delivered to us on the applicable closing date. We will not be able to use such proceeds in the PRC, however, until we complete capital contribution procedures that require prior approval from each of the respective local counterparts of the PRC’s Ministry of Commerce, the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange. See remittance procedures described at page 28 in the risk factor, “We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take several months.”.

The Underwriter expects to deliver the Class A ordinary shares against payment as set forth under “Underwriting”, on page 142.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2024.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, Class A ordinary share only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A ordinary shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A ordinary shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

•	“Basic Law” refers to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“China” or “PRC” refer to the People’s Republic of China, including Taiwan and the special administrative regions of Hong Kong and Macau, except that “China” or the “PRC” does not include Taiwan and the special administrative regions of Hong Kong and Macau is when specific laws and regulations adopted by the Mainland China are referenced;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

•	“Hong Kong Subsidiaries” refers to NetClass HK and NetClass International;

•	“Mainland China” refers to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“NetClass” or the “Company” refers to NETCLASS TECHNOLOGY INC, a Cayman Islands exempted company incorporated on January 4, 2022;

•	“NetClass China” refers to Shanghai NetClass Information Technology Co., Ltd., incorporated on May 13, 2003 under the laws of the People’s Republic of China. WFOE (defined below) owns 21.46% equity interest and Shanghai Netwide (defined below) owns 78.54% equity interest;

•	“NetClass Education” refers to Shanghai Chuangyuan Education Technology Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on April 14, 2004 under the laws of the People’s Republic of China;

•	“NetClass HK” refers to DRAGONSOFT GROUP CO., LIMITED, a wholly-owned subsidiary of NetClass incorporated on December 12, 2006 under the laws of Hong Kong;

•	“NetClass HR” refers to Shanghai NetClass Human Resource Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on November 9, 2016 under the laws of the People’s Republic of China;

•	“NetClass International” refers to Netclass International Limited, a wholly-owned subsidiary of NetClass incorporated on July 28, 2023 under the laws of Hong Kong;

•	“NetClass Management” refers to Shanghai NetClass Enterprise Management Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on August 29, 2016 under the laws of the People’s Republic of China;

•	“NetClass Training” refers to NetClass Training (Shanghai) Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on August 9, 2016 under the laws of the People’s Republic of China;

•	“Resale Shareholders” refers to Dragonsoft Holding Limited, HK Zhongzhao Investment Group Co Limited and Trusvision Company Limited, who are shareholders of the Company selling either all or a portion of their shares under the Resale Prospectus.

•	“Shanghai Netwide” refers to Shanghai Netwide Enterprise Management Co., Ltd., a PR wholly-owned subsidiary of WFOE (defined below), incorporated on April 27, 2019 under the laws of the People’s Republic of China;

•	“we” or “us” or “our” refers to NetClass and, in the context of describing the operations and consolidated financial information, to NetClass and its subsidiaries collectively; and

•	“WFOE” refers to Shanghai Zhima information Technology Co., Ltd. a wholly foreign-owned subsidiary of NetClass HK incorporated on May 5, 2019 under the laws of the People’s Republic of China.

This prospectus contains translations of certain RMB amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. All reference to “HK dollars”, “HKD”, or “HK$” are to Hong Kong dollars. The relevant exchange rates are listed below:

	September 30, 2023		September 30, 2022
Balance sheet items, except for equity accounts	US$1=RMB	7.2960	US$1=RMB	7.1135
Items in the statements of income and cash flows	US$1=RMB	7.0533	US$1=RMB	6.5532
HK$ Balance sheet items, except for equity accounts	US$1=HK$	7.8308		N/A
HK$ Items in the statements of income and cash flows	US$1=HK$	7.8310		N/A

We have relied on statistics provided by a variety of publicly available sources regarding the PRC’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

NETCLASS TECHNOLOGY INC was incorporated on January 4, 2022 under the laws of the Cayman Islands. We conduct business primarily through our wholly-owned subsidiaries, NetClass HK in Hong Kong, and NetClass China and its subsidiaries in the PRC. Our primary offices are located in Shanghai and Hong Kong, where we serve a large customer base throughout Hong Kong and PRC. We are a B2B (Business-to-Business) smart education specialist, providing IT solutions to schools, training institutions, corporations, government agencies (mainly the Shanghai Municipal Education Commission), and other institutions or corporate customers. We offer SaaS subscription services and application software development. Our solutions modules include teaching management, campus management, data storage and computing system, online teaching, online examination, epidemic prevention and control, EDC (Education Chain) blockchain system, and lecturer evaluation services, etc. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

We believe we are one of the leading online education brands in the PRC’s online education software industry. We have advantages in customized design, easy-to-use interface, knowledge of the industry and market, and our experienced management. In addition, we believe we are the pioneer in applying blockchain technology to online education and related area. For more details, see “– Our Products and Services – EDC (Education Credit) blockchain system.” Our B2B business revenues were $11,089,528 and $9,257,607 during the fiscal years ended September 30, 2023 and 2022, respectively.

Corporate Structure

Below is a chart illustrating our current corporate structure:

NetClass Technology Inc
("NetClass Cayman")
a Cayman Island exempted company
100%
100%
DragonSoft Group Co., Limited
("NetClass HK")
a Hong Kong company
NetClass International Limited
("NetClass International")
a Hong Kong company
100%
Shanghai Zhima Information Techonology Co., Ltd.
("WFOE")
a PRC company
100%
21.46%
Shanghai Netwide Enterprise Management
Co., Ltd. ("Shanghai Netwide")
a PRC company
78.54%
Shanghai NetClass Information Technology Co., Ltd.
("NetClass China")
a PRC company
99%
1%
100%
100%
100%
Shanghai Chuangyuan Education
Technology Co., Ltd.
("NetClass Education")
a PRC company
Shanghai NetClass Enterprise
Manangement Co., Ltd.
("NetClass Management")
a PRC company
Shanghai NetClass Human
Resource Co., Ltd.
("NetClass HR")
a PRC company
NetClass Training
(Shanghai) Co., Ltd.
("NetClass Training")
a PRC company

Products and Services

Through our operating subsidiaries located in Hong Kong and PRC, namely, NetClass HK, NetClass Education, NetClass Management, NetClass Training and NetClass HR, we are mainly engaged in offering online professional education platform and related courseware, as well as data management system. We provide smart education IT solutions to schools, training institutions, corporations, government agencies (mainly Shanghai Municipal Education Commission), and other institutions or corporate customers. Our services include SaaS subscription services and application software development. Our products   include modules such as teaching management, campus management, online teaching, online examination, epidemic prevention, EDC (Education Credit) blockchain system, and lecturer evaluation services. These modules are powered by the mobile Internet, cloud computing, and big data technologies. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

For the fiscal year ended September 30, 2023, SaaS subscription services and application development accounted for approximately 25.0% and 75.0% of total revenues, respectively. For the fiscal year ended September 30, 2022, SaaS subscription services and application development accounted for approximately 63.5% and 36.5% of total revenues, respectively.

Competitive Strengths

We are committed to offering our customers product diversity, quality, and reliability. We offer a diversified portfolio of products to satisfy our customers’ specialized needs. We believe we have several competitive strengths that will enable us to maintain and increase our market position in the industry. Our competitive strengths include:

●	Customized and Secure Services to Customers. We have a team of professionals experienced in software design and the online education industry. NetClass leverages its competitive edge by the user-friendly designing and the quick response customized system. The R&D and service teams have 7+ years of experience with online training systems and they know exactly what the customers needs.

●	Unique technology innovation and application capability. We focus on research, development, and innovation. The Company owns 4 patents and 67 software copyrights in related technologies, and has been rated as a high-tech enterprise in Shanghai. In 2020, the Company’s technical team won the Excellent Solution Award of Shanghai smart city construction.

Diversified market and expanding territory. Our customers are involved in various industries, including education, finance, medicine, information technology, culture and arts. We believe the diversified customer base and product line can mitigate the impact of economic and industry cycles. Currently, most of our customers are in Shanghai and Hong Kong, and we also plan to expand our business and promote our products and services overseas and mainland China. We may rely on dividends to be paid by our operating subsidiaries in both Hong Kong and the PRC to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If any of our Hong Kong or PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

NetClass is permitted under the Cayman Islands law to provide funding to our subsidiaries in Hong Kong and the PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Subject to the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and of their respective articles of association, NetClass HK and NetClass International are also permitted under the laws of Hong Kong to provide funding to NetClass through distribution of dividends out of their accumulated, realized profits less accumulated, realized losses without restrictions on the amount of the funds. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) and our amended and restated memorandum and articles of association, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid and our board of directors may declare and pay out of the funds of our company lawfully available for such purpose a distribution at a time and of an amount they think fit.

Under the Inland revenue Ordinance (Chapter 112 of the Laws of Hong Kong), no tax is payable in Hong Kong in respect of dividends received by us from the Hong Kong Subsidiaries. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from NetClass to NetClass HK and NetClass International or from NetClass HK and NetClass International to NetClass. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to NetClass HK or NetClass International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in the PRC is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A ordinary shares.

Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from NetClass HK, our operating Hong Kong Subsidiary, as well as our PRC subsidiaries, i.e. NetClass Education, NetClass Management and NetClass HR, NetClass Training to WFOE, from WFOE to NetClass HK, from NetClass HK to NetClass. Certain payments from our PRC subsidiaries to NetClass HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, NetClass HK. As of the date of this prospectus, WFOE currently does not have any plan to declare and pay dividends to NetClass HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. NetClass HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to NetClass HK. When WFOE plans to declare and pay dividends to NetClass HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors - Risks Related to Our Corporate Structure - We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 50.

As of the date of this prospectus, no transfers, dividends, or distributions have been made to date between the holding company and its subsidiaries, or to investors. The Company does not expect to pay any cash dividends in the foreseeable future as it intends to use the earnings for research and development, to develop new products and to expand its operations.

PRC Regulatory Permissions or Approvals

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Grandall Law Firm, other than those requisite for a domestic company in the PRC to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities, including the CSRC, Cyberspace Administration of China or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied. The following table provides details on the permissions and approvals received by our PRC subsidiaries.

Company	Permission/Approval	Issuing Authority	Validity
Shanghai Zhima information Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until April 29, 2029
Shanghai Netwide Enterprise Management Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai NetClass Information Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai Chuangyuan Education Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until April 13, 2024
Shanghai NetClass Human Resource Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until November 8, 2036
Shanghai NetClass Enterprise Management Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until August 28, 2046
NetClass Training (Shanghai) Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until August 18, 2036

As of the date of this prospectus, our PRC counsel, Grandall Law Firm, has advised us that (1) neither we nor any of the PRC subsidiaries are required to obtain permission from any of the PRC authorities to operate and issue our Class A ordinary shares to foreign investors, (2) we may be required to obtain permission or approval relating to our Class A ordinary shares from the CAC pursuant to the Cybersecurity Review Measures (2021 version), and (3) we are not required to complete the filing procedures with the CSRC for the offering and listing of our Class A ordinary shares.

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

As of the date of this prospectus, we have not received any notice from any authorities identifying any of the PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. Consequently, our PRC counsel, Grandall Law Firm, has advised that such practice may be interpreted as meaning that the PRC subsidiaries use the Internet to carry out data processing activities in the PRC, and thus, the PRC subsidiaries may be subject to cybersecurity review, in order to prevent certain risks, including risks that activities may endanger critical information infrastructure security and national data security and disclosure of personal information, the PRC subsidiaries may be required to take technical measures and other necessary measures, such as ceasing transmission and deletion of data or information, and suspension of new user registration to prevent and mitigate risks in accordance with the requirements of the cybersecurity review. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations. See “Risk Factors — Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following its submission of initial public offerings or listing application. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Our PRC legal counsel, Grandall Law Firm, has advised us, based on its understanding of the current PRC law, rules, and regulations, that we are not required to complete filing procedures with the CSRC for the offering and listing of our Class A ordinary shares, given that our offering and listing is not an indirect overseas offering or listing, because both the overall prospect of the Company operations as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Regulations — Regulations Relating to Overseas Listings” and “Risk Factors — Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”

Hong Kong Regulatory Licenses, Permissions and Approvals

Business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), to conduct business activities in Hong Kong, every person carrying on any business in Hong Kong must make an application to the Commissioner of Inland Revenue for the registration of that business with the Business Registration Office of the Inland Revenue Department in Hong Kong and pay the prescribed business registration fee and levy within one month of commencement of such business. Any person who fails to comply with the business registration requirement commits an offence and is liable to a maximum fine of HK$5,000 and one year of imprisonment. In addition, a person carrying on business in Hong Kong in respect of which: (i) that person is not in possession of a valid business registration certificate and for which the prescribed business registration fee and the levy have not been paid; or (ii) a valid business registration certificate is due to expire and the Commissioner of Inland Revenue has not received any notification of cessation of business in prescribed form, that person shall make payment of the prescribed business registration fee and levy specified in the notice issued by the Commissioner of Inland Revenue to that person (or, where no such notice is received on the expiry of the business registration certificate, that person shall notify the Commissioner of Inland Revenue of the same within one month of the expiry of the business registration certificate). Any person who fails to make payment of the business registration fee and levy as specified in the notice issued by the Commissioner of Inland Revenue as foresaid commits an offence and is liable to a penalty in the sum of HK$300 (or HK$213 where that person has made an election for the expiry date to be endorsed the business registration certificate in respect of the business to be the date of the expiration of 3 years from the date of commencement endorsed the certificate) and, additionally, a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, each of the Hong Kong Subsidiaries has obtained a valid, unexpired business registration certificate and has paid all business registration fees and levies applicable to its businesses.

Business operations

As at the date of this prospectus, there is no statutory or mandatory licensing, permission, or regulatory approval or registration required for the sale and purchase of customized servers, graphic cards, hard drives and similar digital devices and components and ancillary software and technology services in Hong Kong.

Offer of securities to foreign investors outside Hong Kong

As advised by our Hong Kong counsel, as of the date of this prospectus, neither we nor the Hong Kong Subsidiaries are required to obtain any license, permission or approval from the Hong Kong regulatory authorities (including but not limited to the Hong Kong Securities and Futures Commission) in relation to the offer the securities being registered to foreign investors outside Hong Kong.

However, it is uncertain whether we or the Hong Kong Subsidiaries will be required to obtain additional licenses, permissions or approvals from the Hong Kong regulatory authorities to operate our business or offer securities to foreign investors in the future, and whether we would be able to obtain such licenses, permissions or approvals. If we are unable or fail to obtain such licenses, permissions or approvals if which may be required in the future due to changes in the applicable laws, regulations, or interpretations of such laws and regulations, then the value of our Class A ordinary shares may fall significantly or become worthless.

Risk Factor Summary

Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A ordinary shares. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors” on page 21.

Permissions from and/or filing requirement with the PRC Authorities to Issue Our Class A ordinary shares to Foreign Investors. The Chinese government exerts substantial influence over, and can intervene at any time in, the manner in which we must conduct our business activities and result in a material change in our operations or the value of the Class A ordinary shares we are registering for sale. As of the date of this prospectus, we and our PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue our ordinary to foreign investors, (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in the PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

In addition, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the overseas listing; and (2) domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before completion of their overseas offering and listing. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors on page 21. See also “Regulations – Regulations Relating to Overseas Listings” on page 91.

Risks related to service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the prospectus based on foreign laws. We conduct a part of our operations in the PRC, and some of our assets are located in the PRC. In addition, our current officers reside within the PRC and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. See “Risk Factors – Risks Related to Doing Business in the PRC – You may have difficulty enforcing judgments obtained against us” on page 48.

Risk of fluctuations in exchange rates. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how long such appreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again. Some of our revenues and costs are denominated in Renminbi. We may rely on dividends paid by our operating subsidiaries in the PRC for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the common stock in U.S. dollars. See “Risk Factors – Risks Related to Doing Business in the PRC – Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A ordinary shares” on page 27.

Risks related to governmental control of currency conversion. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive a part of our revenues in Renminbi. Under our current corporate structure, we primarily rely on dividend payments from our Hong Kong and PRC subsidiaries to fund any cash and financing requirements we may have. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Class A ordinary shares. See “Risk Factors – Risks Related to Doing Business in the PRC – The PRC government may impose restrictions on our ability to transfer cash out of the PRC and to U.S. investors” on page 25.

Risks related to PRC on the establishment of offshore special purpose companies by PRC residents. Current PRC regulations require PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected. See “Risk Factors – Risks Related to Doing Business in the PRC – If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 28 and “The PRC government may impose restrictions on our ability to transfer cash out of the PRC and to U.S. investors” on page 25.

Risks related to potential classification as a PRC resident enterprise for PRC income tax purposes. Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stockholders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stockholders) and any gain realized on the transfer of the Class A or Class B ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). See “Risk Factors – Risks Related to Doing Business in the PRC – If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 28.

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely. The audit report included in this prospectus was issued by Marcum Asia CPAs LLP, a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. The PCAOB is currently unable to conduct inspections in the PRC without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in the PRC that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A ordinary shares being delisted. In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA, if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor, Marcum Asia, has been inspected by the PCAOB on a regular basis. With the last inspection in 2023, Marcum Asia is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A ordinary shares and trading in our Class A ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the legislation entitled the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 30.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact the Hong Kong Subsidiaries.

On June 30, 2020, the Standing Committee of the National People’s Congress of the PRC adopted the Hong Kong National Security Law, which has been added to Article III to the Basic Law which sets out a list of the PRC national laws which apply in Hong Kong. The Hong Kong National Security Law sets out the duties of the Hong Kong Police Force and governmental departments for safeguarding national security and defines four categories of offences, namely,  secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security, and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If the Hong Kong Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, the Hong Kong Subsidiaries’ business operations, financial position and results of operations could be materially and adversely affected. See “Risk Factors – Risks Related to Doing Business in Hong Kong – The enactment of Law of the Hong Kong National Security Law could impact the Hong Kong Subsidiaries.”

The PRC laws and regulations that apply or are to be applied to Hong Kong, and the enforcement of the same, can change quickly with little or no advance notice.

The Basic Law was officially adopted at the Third Session of the Seventh National People's Congress on April 4, 1990 in accordance with the Sino-British Joint Declaration on the Question of Hong Kong entered into between the PRC and United Kingdom governments on December 19, 1984 (the “Sino-British Joint Declaration”). The Basic Law embodies the principle of “One Country, Two Systems” and provides that Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and certain existing rights and freedom, as well as the freedom to function with a high degree of autonomy and to enjoy independent executive, legislative and judicial power, including that of final adjudication for fifty years from July 1, 1997. However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously pursuant to the Sino-British Joint Declaration and the Basic Law, this could potentially impact Hong Kong’s common law legal system, which may in turn bring about uncertainty in, for example, the enforcement of the Hong Kong Subsidiaries’ contractual rights. This could, in turn, materially and adversely affect the Hong Kong Subsidiaries’ business and operations. See “Risk Factors – Risks Related to Doing Business in Hong Kong – The PRC laws and regulations that apply or are to be applied to Hong Kong, and the enforcement of the same, can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of the securities we are registering for offering.”

The coming into effect of the Mainland Judgments in Civil and Commercial Matters (Reciprocal Enforcement) Ordinance (Chapter 645 of the Laws of Hong Kong) (the “MJCCREO”) may affect the legal position of our subsidiaries with business operations and assets located in Hong Kong and/or the PRC.

The MJCCREO, which was passed by the Hong Kong Legislative Council on October 26, 2022, came into force with effect from January 29, 2024, implementing the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by Courts of the Mainland and of the Hong Kong Special Administrative Region signed by the governments of the PRC and Hong Kong on January 18, 2019. The MJCCREO applies to civil and commercial judgements (with certain limited exceptions) made on or after the commencement date of MJCCREO. Pursuant to the MJCCREO, a PRC court judgment which has been registered with the High Court of Hong Kong may be enforced in Hong Kong in the same way as a Hong Kong judgment after the expiration of the period allowed for setting aside the PRC court judgement or any application to set it aside has been finally disposed of. This means that most PRC court judgments in civil and commercial matters (apart from certain specifically excluded types of judgments) can now be enforced in Hong Kong in a relatively streamlined manner, thus potentially affecting the legal position of persons which are parties to contractual arrangements carried out in or having connections to the PRC but which are or have assets located or based in Hong Kong. See “Risk Factors – Risks Related to Doing Business in Hong Kong – The coming into effect of the MJCCREO may affect the legal position of our subsidiaries with business operations and assets located in Hong Kong and/or the PRC.”

Risks related to transferring cash out of the PRC or Hong Kong. Although Hong Kong does not presently impose regulatory restrictions on the transfer of cash into or out of Hong Kong, the PRC government may impose impediments of transferring cash out of the PRC or Hong Kong and that there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors. See “Risk Factors – Risks Related to Doing Business in the PRC – The PRC government may impose restrictions on our ability to transfer cash out of the PRC and to U.S. investors” on page 25.

Risks related to market adoption of online learning solutions. Our future success will depend in part on the growth, if any, in the demand for online learning solutions. While the COVID-19 pandemic has accelerated the market for online learning solutions, it is still less mature than the market for in-person learning and training, which many businesses currently utilize, and these businesses may be slow or unwilling to migrate from these legacy approaches. If the market for online learning solutions does not grow as we expect or our platform does not achieve widespread adoption, it could result in reduced customer spending, learner and partner attrition, and decreased revenue, any of which would adversely affect our business and results of operations. See “Risk Factors – Risks Related to Our Business and Industry – Market adoption of online learning solutions is relatively new and may not grow as we expect, which may harm our business and results of operations” on page 33.

Risk related to consumer concentration. If any of our top 6 customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services or we could lose the customer. Any such development could have an adverse effect on our margins and financial position and would negatively affect our revenues and results of operations and/or trading price of our Class A ordinary shares. See “Risk Factors – Risks Related to Our Business and Industry – We traditionally have had substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues” on page 39.

Risk of Failure to effectively expand our sales and marketing capabilities. Our ability to broaden our customer base, particularly our Enterprise customer base, and achieve broader market acceptance of our platform, will depend to a significant extent on the ability of our sales and marketing organizations to work together to increase our sales pipeline and cultivate customer and partner relationships to drive revenue growth. The investments we make in our sales and marketing organization will occur in advance of experiencing benefits from such investments, making it difficult to determine in a timely manner if we are efficiently allocating our resources in these areas. See “Risk Factors – Risks Related to Our Business and Industry – Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform” on page 39.

Risks of being unable to continue to attract course participants to enroll in our courses, or to charge our course participants competitive but profitable fees. The continued success and growth of our business depend primarily on offering online professional education software and related courseware. We may not be able to develop and offer additional software and related courseware on commercially reasonable terms and in a timely manner, or at all, to keep pace with changes in market requirements. See “Risk Factors – Risks Related to Our Business and Industry – If we are unable to continue to offer education software and related courseware, our revenues may decline and we may not be able to maintain profitability” on page 39.

Risks of failure of information security and privacy concerns. The internet industry is facing significant challenges regarding information security and privacy, including the storage, transmission and sharing of confidential information. If we are unable to protect our systems, hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause loss or give rise to our liabilities to the owners of confidential information, such as our course participants; subject us to penalties imposed by administrative authorities; and disrupt our operations. In addition, complying with various laws and regulations could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business. See “Risk Factors – Risks Related to Our Business and Industry – Failure of information security and privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations” on page 40.

Risks of concerns about the security of our transaction systems and confidentiality of information on the Internet. We cannot assure you, however, that our current security measures will be adequate or sufficient to prevent any theft or misuse of personal data of our course participants. Further, security breaches could expose us to litigation and possible liability for failing to secure confidential customer information, and could harm our reputation and ability to attract or retain course participants. In addition, we do not have any cyber security insurance coverage for our operations, and any material cyber attack on our information technology systems and our online education websites could expose us to substantial costs and losses. See “Risk Factors – Risks Related to Our Business and Industry – Concerns about the security of our transaction systems and confidentiality of information on the Internet may reduce use of our services and impede our growth” on page 40.

Risks of failure to develop and introduce new courses, services and products that meet our target course participants’ expectations, or adopt new technologies important to our business. If we fail to anticipate and adapt to such technological changes, our market share and our business development could suffer, which in turn could have a material and adverse effect on our financial condition and results of operations. If we are unsuccessful in addressing any of the risks relating to new courses, services and products, our business may be materially and adversely affected. See “Risk Factors – Risks Related to Our Business and Industry – If we fail to develop and introduce new courseware, services and products that meet our target course participants’ expectations, or adopt new technologies important to our business, our competitive position and ability to generate revenues may be materially and adversely affected” on page 41.

Risks of subject to additional reporting requirements if we are deemed as a reporting company under section 15(d) of the Exchange Act. We have previously filed a registration statement on form F-1 on March 28, 2023 (Registration No. 333-270897), which subsequently became effective by operation of law on April 17, 2023. Although we had not commenced a sale or sold and had no intention of commencing a sale of our securities under the prior F-1, we may be deemed as a reporting company under section 15(d) of the Exchange Act due to its effectiveness. Prior to filing the registration statement of which this prospectus forms a part, we have withdrawn the F-1 on March 19, 2024 and filed Form 15 on March 25, 2024. We believe the reporting obligation has been automatically suspended as of October 1, 2023. However, if we are deemed as a reporting company, we will also be deemed as a delinquent filer as of the date of this prospectus, and we will be compelled to cure such deficiency and fulfil our reporting obligations, which include but are not limited to filing annual report on form 20-F for the year ending September 30, 2024 in order to regain compliance under the Exchange Act. In such an instance, we will bear professional costs that we did not anticipate and the offering being conducted by this prospectus could be delayed, if it occurs at all. See “Risk Factors – Risks Related to Our Business and Industry – We may be subject to additional reporting requirements if we are deemed as a reporting company under section 15(d) of the Exchange Act” on page 46.

Risks of losing market share and our profitability may be materially and adversely affected. We may face increased competition from international competitors that cooperate with local businesses to provide services based on the international competitors’ technology and experience developed in their home markets. Our failure to compete effectively could erode our market share, result in fewer purchase of our software and related courseware, or lead to price reductions or increased spending for marketing and promotion of our software and related courseware, any of which may materially and adversely affect our profitability. See “Risk Factors – Risks Related to Our Business and Industry – We may lose market share and our profitability may be materially and adversely affected, if we fail to compete effectively with our present and future competitors or to adjust effectively to changing market conditions and trends” on page 36.

Risk of failure to attract and retain qualified personnel and experienced senior management. Our continuing success is dependent, to a large extent, on our ability to attract and retain qualified personnel and experienced senior management. If one or more of our senior management team members are unable or unwilling to continue to work for us, we may not be able to replace them within a reasonable period of time or at all, and our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected and we may incur additional expenses in recruiting and training additional personnel. See “Risk Factors – Risks Related to Our Business and Industry – Our management has limited experience with public companies compliance obligations. Failure to attract and retain qualified personnel and experienced senior management could disrupt our operations and adversely affect our business and competitiveness” on page 41.

Risk of our internal controls. We cannot be certain that these measures will successfully remediate the material weakness or that other material weaknesses will not be discovered in the future. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Class A ordinary shares to decline. See “Risk Factors – Risks Related to Our Business and Industry – We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.” On page 47.

Risk of our ability to pay dividends may be limited. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. Restriction on currency exchange may also limit the ability of any one of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. See “Risk Factors – Risks Related to Our Business and Industry – We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares” on page 50.

Risks related to our dual class share structure. The dual class share structure of our ordinary shares has the effect of concentrating voting control with those ordinary shareholders who held our Class B ordinary shares. See “Risk Factors – Risks Related to This Offering and Our Class A Ordinary Shares –The dual class share structure will concentrate a majority of voting power in our Chief Executive Officer, who will beneficially own 79.83% of the aggregate power of our total issued and outstanding share capital following the completion of this offering and will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial” on page 50.

Nasdaq listing. Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the Company’s listed securities. See “Risk Factors – Risks Related to This Offering and Our Class A Ordinary Shares – Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the Company’s listed securities” on page 53.

Usages of the funds. Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A ordinary shares. See “Risk Factors – Risks Related to This Offering and Our Class A Ordinary Shares – We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively” on page 55.

Stock price volatility. Our Class A ordinary shares may experience extreme stock price run-ups and rapid price declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, which may make it difficult for prospective investors to assess the rapidly changing value of our Class A ordinary shares. See “Risk Factors – Risks Related to This Offering and Our Class A Ordinary Shares – Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares” on page 48.

No established public market for our shares prior to this offering. Prior to this initial public offering, there has been no public market for our Class A or Class B ordinary shares. Our Class B ordinary shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. If an active trading market for the Class A ordinary shares does not develop after this offering, the market price and liquidity of the Class A ordinary shares will be materially and adversely affected. See “Risk Factors –Risks Related to this Offering and our Class A Ordinary Shares – There may not be an active, liquid trading market for our Class A ordinary shares” on page 56.

Neither we nor any of our subsidiaries are currently required to obtain approval from Chinese authorities to list on U.S. exchanges or to operate and issue securities to foreign investors. Furthermore, neither we nor any of our subsidiaries are covered by permissions requirements from any other entity that is required to approve our subsidiaries’ operations. However, if our subsidiaries or the holding company were required to obtain approval from the CSRC or CAC in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on a U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. As of today, the Company has all requisite permissions and we have not been denied any permission.

Holding Foreign Company Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in the PRC.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in the PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the PRC. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A ordinary shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor Marcum Asia, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Marcum Asia is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditors’ audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. In addition, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our Company or prohibition of trading in our Class A ordinary shares in the future if the PCAOB is unable to inspect our accounting firm at such future time. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 30.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are generally applicable to public companies. These provisions include, but are not limited to:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from the auditor attestation requirement in assessing our internal control over financial reporting under the Sarbanes-Oxley Act of 2002.

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for up to five years or such an earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in the market value of our Class A ordinary shares held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by US residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are US citizens or residents, (2) more than 50% of our assets are located in the United States, or (3) our business is administered principally in the United States.

Implications of Being a Controlled Company

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because Jianbiao Dai, our chairman of the Board and chief executive officer, will beneficially own approximately 40.94% of our total issued and outstanding Class A ordinary shares and 100% of our total issued and outstanding Class B ordinary shares, and will be able to exercise approximately 79.83% of the total voting power of our issued and outstanding share capital, assuming that the underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive office is located at 6F, Building A 1188 Wan Rong Road, Shanghai, People’s Republic of China 200436. The telephone number of our principal executive offices is +86-021-61806588. Our registered office provider in the Cayman Islands is Harneys Fiduciary (Cayman) Limited. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our registered agent in the United States is Cogency Global Inc. We maintain a corporate website at www.netclass.cn. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Shares Offered	1,800,000 Class A ordinary shares (or 2,070,000 Class A ordinary shares if the underwriters exercise their over-allotment option in full)

Over-Allotment Option	We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Class A ordinary shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Ordinary shares outstanding prior to completion of this offering	13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares

Ordinary shares outstanding immediately after this offering	15,560,000 Class A ordinary shares and 2,000,000 Class B ordinary shares, or 15,830,000 Class A ordinary shares if the Underwriter exercises the over-allotment option in full and 2,000,000 Class B ordinary shares.

Voting Rights:

●      Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company.

●      Each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our company.

●      Holders of Class A ordinary shares and Class B ordinary shares will, at all times, vote together as a single class on all matters submitted to a vote by the shareholders at any general meeting of the Company.

●      Mr. Jianbiao Dai, the Chairman of our Board of Directors and Chief Executive Officer, will beneficially own approximately 79.83% of the aggregate voting power, assuming that the underwriters do not exercise their over-allotment option, of our total issued and outstanding share capital following the completion of this offering and will have the considerable influence over matters such as decisions regarding mergers and consolidations, election of directors, and other significant corporate actions. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $7.3 million, based on the assumed initial public offering price of $5.00 per Class A ordinary share, which is the mid point of the range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and advisory fee and estimated offering expenses and assuming no exercise of the over-allotment option granted to the underwriters. We intend to use the proceeds from this offering for courseware and online technology platform development, marketing and NetClass brand building, expansion of application development service and subscription services and working capital and for other general corporate purposes. See “Use of Proceeds” for more information.

Underwriters	Revere Securities LLC

Listing	We have applied to list our Class A ordinary shares on Nasdaq under the symbol “NTCL”. At this time, Nasdaq Capital Market has not yet approved our application to list our Class A ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application, and there is no guarantee or assurance that our Class A ordinary shares will be approved for listing on Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Lock-up	Except for the Resale Shareholder with respect to their sale of Class A ordinary shares under the Resale Prospectus, the Company and each of our directors, officers and holders of 5% or more of Class A ordinary shares on a fully diluted basis immediately prior to the consummation of this offering has also entered into a similar lock-up agreement for a period of six (6) months from the date of this prospectus, subject to certain exceptions, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A ordinary shares. See “Underwriting – Lock-Up Agreements” for more information.

Transfer Agent	VStock Transfer, LLC

Risk Factors	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of, and elsewhere in, this prospectus before deciding to invest in our Class A ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

RISK FACTORS

Before you decide to purchase our Class A ordinary shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Class A ordinary shares could decline, perhaps significantly.

Risks Related to Doing Business in the PRC

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year.  If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following its submission of initial public offerings or listing application. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, where a domestic company seeks to directly or indirectly offer and list securities in overseas markets, the issuer shall file with the CSRC. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Our PRC legal counsel, Grandall Law Firm, has advised us, based on its understanding of the current PRC law, rules, and regulations, that we are not required to complete filing procedures with the CSRC for the offering and listing of our Class A ordinary shares, given that our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, and we cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the Trial Measures in writing or orally and require such filing for the offering.

We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we have. If it is determined that the CSRC approval of filing is required for our offerings in the U.S., we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek the CSRC approval or filing for our offerings in the U.S. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from our offerings in the U.S. into the PRC, restrictions on or prohibition of the payments or remittance of dividends by the PRC subsidiaries, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation, and prospects, as well as the trading price of our Class A ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our offerings in the U.S. before the settlement and delivery of the Class A ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

We may also decide to finance our PRC subsidiaries using capital contributions. The Ministry of Commerce (“MOC”) or its local counterpart must approve these capital contributions. On March 30, 2015, the State Administration of Foreign Exchange, or SAFE, promulgated Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 came into force and replaced previous Circular 142 and Circular 36 on June 1, 2015. On June 9, 2016, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or Circular 16, to further expand and strengthen such reform. Under Circular 19 and Circular 16, foreign-invested enterprises in the PRC are allowed to use their foreign exchange funds under capital accounts and RMB funds from exchange settlement for expenditure under current accounts within its business scope or expenditure under capital accounts permitted by laws and regulations, except that such funds shall not be used for (i) expenditure beyond the enterprise’s business scope or expenditure prohibited by laws and regulations; (ii) investments in securities or other investments than principal-secured products issued by banks; (iii) granting loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the cash provided by our offshore financing activities to fund the establishment of new entities in the PRC by our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our initial public offering to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. These measures, or other economic, political, or social developments in the PRC may cause decreased economic activity in the PRC, which may adversely affect our business, operating results and/or the value of the securities we are registering for sale; or may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The PRC government may impose restrictions on our ability to transfer cash out of the PRC and to U.S. investors.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. To the extent that our income is received in Renminbi, shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions.

As of the date of this prospectus, we are not aware of other material restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, or on foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council.

Our PRC counsel, Grandall Law Firm, has advised us of their understanding that (i) the Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent Chinese authorities); (ii) the Article 177 does not limit or prohibit the Company, as an exempted company duly incorporated in the Cayman Islands and to be listed on Nasdaq, from providing the required documents or information to Nasdaq or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, we cannot assure you that relevant PRC government agencies, including the securities regulatory authority of the PRC State Council, would reach the same conclusion as we do. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

We conduct business in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A ordinary shares.

A part of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from our initial public offering. Our reporting currency is the U.S. dollar, while the functional currency for our PRC subsidiaries is RMB. Gains and losses from the re-measurement of assets and liabilities receivable or payable in RMB are included in our consolidated statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This change in value could negatively impact our business, financial condition, or results of operations as reported in U.S. dollars. In the event that we decide to convert our RMB into U.S. dollars to make payments for dividends on our Class A ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB will harm the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Class A ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would adversely affect the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our Class A ordinary shares.

Very limited hedging options are available in the PRC to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited. We may not be able to hedge our exposure adequately. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our Class A ordinary shares.

We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take several months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. To remit the offering proceeds to the PRC, we will take the following actions:

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, a form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

Third, we will apply for settlement of the foreign exchange. To do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of an enterprise’s business, productions, personnel, accounts, and properties. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise incorporated offshore is located in the PRC. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of the PRC is a PRC resident enterprise for PRC tax purposes. See “Taxation – People’s Republic of China Enterprise Taxation” on page 133. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in the PRC, it remains unclear how the tax residency rule will apply to our case. In the event that the PRC tax authorities determine that NetClass or any of our subsidiaries outside of the PRC is a PRC resident enterprise for PRC enterprise income tax purposes, NetClass or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Class A or Class B ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC if we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our Class A or Class B ordinary shares.

We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong Subsidiary.

We are an exempted company incorporated under the laws of the Cayman Islands and, as such, rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. See “Taxation – People’s Republic of China Enterprise Taxation” on page 133. As of September 30, 2023, and 2022, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we intended to re-invest all earnings generated from our PRC subsidiaries for the operation and expansion of our business in the PRC, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that the relevant tax authority will not challenge our determination regarding our qualification to enjoy the preferential tax treatment. We cannot assure that we will be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to NetClass HK, the Hong Kong Subsidiary through which the PRC subsidiaries are indirectly held by NetClass.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including the PRC. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in the PRC and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the HFCAA, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in the PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the PRC. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A ordinary shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Marcum Asia, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Marcum Asia is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditors’ audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. In addition, the HFCA Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our Company or prohibition of trading in our Class A ordinary shares in the future if the PCAOB is unable to inspect our accounting firm at such future time. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, which could reduce the time before our securities may be prohibited from trading or delisted should it be later determined that the PCAOB is unable to inspect or investigate our auditor completely.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. MarcumAsia’s audit working papers related to us are located in the PRC. With respect to audits of companies with operations in the PRC, such as the Company, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in the PRC without the approval of Chinese authorities. Such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities or being required to engage a new audit firm, which would require significant expense and management time and the value of our securities may significantly decline or become worthless.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in the PRC, including our business. We cannot assure you that we will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Risks Related to Doing Business in Hong Kong

A downturn in the Hong Kong economy or a change in the economic conditions in Mainland China or globally could materially and adversely affect our business and financial condition.

A substantial portion of our business operations are currently conducted in Hong Kong through our Hong Kong Subsidiaries. Therefore, our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Whilst the PRC economy has experienced significant growth over the past decades, there has been a slowdown in recent years and the growth has been uneven, both geographically and among various sectors of the economy. Although the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources, the PRC economy may not continue to grow at historical growth rates. In addition, the Hong Kong economy is also exposed to material changes in global economic and political environments as well as the performance of certain major developed economies in the world. For example, the international trade environment and various governments’ trade and economic policies, particularly the recent trade conflicts between the PRC and the United States, may cause uncertainties to the economies of Mainland China and Hong Kong as well as the financial, foreign exchange and capital markets. In addition, the United Kingdom’s exit from the European Union (‘‘Brexit’’) took place on 31 January 2020, whereby the United Kingdom legally revoked its membership in the 28-nation European Union. The United Kingdom then entered into the transition period which was agreed between the British government and the European Union which ended on 31 December 2020. There is also substantial uncertainty relating to the impact of Brexit on the economic conditions of other parts of the world, including those of Hong Kong, including but not limited to further decreases in global stock exchange indices, increased foreign exchange volatility and a possible economic recession involving more countries and areas. Moreover, the ongoing conflicts between Russia and Ukraine and in the Middle East and sanctions imposed by governments in response may continue to cause elevated levels of market volatility. As such, there continues to be uncertainty for the overall prospects for the global, PRC and Hong Kong economies in short to medium term. Any material changes in the financial markets and/or slowdown of the global, PRC and Hong Kong economies may create a credit tightening environment, increase the our financing and/or operating costs. As economic conditions in Hong Kong are sensitive to PRC as well as global economic conditions, any prolonged slowdown or instability in the global or PRC economy may affect customers’ confidence and purchasing power or demand as a whole and have a negative impact on our business, results of operations, financial condition and prospects.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, from which substantial portion of our operating revenues are derived .

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, which could have a material adverse effect on us and our Hong Kong Subsidiaries, as well as our customers, suppliers and other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business. Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our customers.

The enactment of Law of the Hong Kong National Security Law could impact the Hong Kong Subsidiaries.

On June 30, 2020, the Standing Committee of the National People’s Congress of the PRC adopted the Hong Kong National Security Law, which has been added to Article III to the Basic Law which sets out a list of the PRC national laws which apply in Hong Kong. The Hong Kong National Security Law sets out the duties of the Hong Kong Police Force and governmental departments for safeguarding national security and defines four categories of offences, namely, secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security, and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the then HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located or operating in Hong Kong. If the Hong Kong Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, the Hong Kong Subsidiaries’ business operations, financial position and results of operations could be materially and adversely affected.

The PRC laws and regulations that apply or are to be applied to Hong Kong, and the enforcement of the same, can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of the securities we are registering for offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC agreed to the terms of Sino-British Joint Declaration, which set out, amongst other things, the basic policies of the PRC regarding Hong Kong, including the principle of “One Country, Two Systems”. The Basic Law was officially adopted at the Third Session of the Seventh National People's Congress on April 4, 1990. The Basic Law provides that Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and certain existing rights and freedom for fifty years from July 1, 1997. The Basic Law has given Hong Kong the freedom to function with a high degree of autonomy and to enjoy independent executive, legislative and judicial power, including that of final adjudication. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues to use the English common law system together with laws and regulations made under its legislative framework.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously pursuant to the Sino-British Joint Declaration and the Basic Law, this could potentially impact Hong Kong’s common law legal system, which may in turn bring about uncertainty in, for example, the enforcement of the Hong Kong Subsidiaries’ contractual rights. This could, in turn, materially and adversely affect the Hong Kong Subsidiaries’ business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, the effects of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws, may be unpredictable and such changes may occur rapidly with little or no advance notice. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with customers, suppliers and/or merchants.

The coming into effect of the MJCCREO may affect the legal position of our subsidiaries with business operations and assets located in Hong Kong and/or the PRC.

The MJCCREO, which was passed by the Hong Kong Legislative Council on October 26, 2022, came into force with effect from January 29, 2024, implementing the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by Courts of the Mainland and of the Hong Kong Special Administrative Region signed by the governments of the PRC and Hong Kong on January 18, 2019. The MJCCREO supersedes the Mainland Judgments (Reciprocal Enforcement) Ordinance (Chapter 597 of the Laws of Hong Kong) (the “MJREO”) and applies to civil and commercial judgements (with certain limited exceptions, such as arbitration-related judgments, insolvency and bankruptcy-related judgments and intellectual property judgments concerning patents) made on or after the commencement date of MJCCREO. Pursuant to the MJCCREO, the previous requirement under the MJREO for the presence an exclusive jurisdiction clause in the contract before the judgment creditor can apply for the enforcement of a PRC court judgement in Hong Kong or a Hong Kong court judgement in the PRC has been removed, and a PRC court judgment which has been registered with the High Court of Hong Kong may be enforced in Hong Kong in the same way as a Hong Kong judgment after the expiration of the period allowed for setting aside the PRC court judgement or any application to set it aside has been finally disposed of. This means that most PRC court judgments in civil and commercial matters (apart from certain specifically excluded types of judgments, including but not limited to those mentioned above) can now be enforced in Hong Kong in a relatively streamlined manner, thus potentially affecting the legal position of persons which are parties to contractual arrangements carried out in or having connections to the PRC but which are or have assets located or based in Hong Kong. Whilst none of our Hong Kong Subsidiaries has entered into any agreement or contractual arrangement with any PRC-based entities as at the date of this prospectus, it is possible that in future our Hong Kong Subsidiaries may carry out business or otherwise enter into contractual arrangements with PRC-based suppliers, customers, merchants or other third parties, in which case our Hong Kong Subsidiaries may be become subject to PRC court judgments under the MJCCREO, resulting in risks of enforcement against their assets based in Hong Kong and thereby affecting our business operations and financial performance and results as a whole.

There exist political risks associated with conducting business in Hong Kong.

We have two operating entities based in Hong Kong, namely, NetClass HK and NetClass International. Accordingly, these two operating entities’ business operations and financial conditions will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derived a substantial portion of our revenue from operations in Hong Kong and, specifically, from NetClass HK. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect the business operations of NetClass HK. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and independent executive, legislative and judicial powers, including that of final adjudication under the principle of “One Country, Two Systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since NetClass HK’s operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting the results of operations and financial positions of our Hong Kong operating entities.

The Hong Kong protests that began in 2019 were triggered by the proposed introduction of the Fugitive Offenders and Mutual Assistance in Criminal Matters Legislation Bill 2019 by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties.

Under the Basic Law, whilst the government of the PRC is responsible for foreign affairs and defense relating to Hong Kong, Hong Kong is authorized to handle its own internal affairs with a high degree of autonomy and to conduct certain external affairs under the name of "Hong Kong, China", including maintaining and developing relations and concluding and implementing agreements with foreign states and regions and international organizations, in relation to such matters as economic affairs, trade, finance and monetary affairs, shipping, communications, tourism, culture and sports, as well as participating in international organizations and conferences not limited to states, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Hong Kong National Security Law passed by the Standing Committee of the PRC National People’s Congress of the PRC and added to Annex III to the Basic Law in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from the PRC, and President Trump signed an executive order and the Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, the PRC and Hong Kong, which could potentially harm our business operations in Hong Kong.

NetClass HK’s revenues are susceptible to the incidents and factors which may affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect the Hong Kong Subsidiaries’ business operations. Such adverse events may include, without limitation, changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Any such incidents or events may have a significant impact on the Hong Kong Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong such as the Hong Kong Subsidiaries. Furthermore, legislative or administrative actions in respect of PRC-U.S. relations could cause investor uncertainty for issuers with subsidiary operating entitles based in Hong Kong, including us, thereby resulting in material adverse impact on the market price of our Class A ordinary shares.

Some of our subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data privacy and competition, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

The Hong Kong Subsidiaries, namely, NetClass HK and NetClass International, are incorporated in Hong Kong and operate their business in Hong Kong and are thus subject to the laws and regulations of Hong Kong in respect of data privacy and data protection. The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles and other provisions contained therein. The PDPO applies to a person who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of personal data in or from Hong Kong. As of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong. Our directors confirm that: (i) none of the Hong Kong Subsidiaries has been involved in any litigation or regulatory action relating to breach of the PDPO; and (ii) they are not aware of any non-compliance incidents relating to any breach of the PDPO by any of the Hong Kong Subsidiaries since their respective dates of incorporation. Since the PRC subsidiaries conduct substantially all of their business operations in mainland China and neither control the collection, retention, processing , use or transfer of personal data in or from Hong Kong nor control such the collection, retention, processing, use or transfer of data of persons residing or based in Hong Kong, the data privacy requirements under PDPO do not materially affect their business. However, the laws on data privacy are constantly evolving and can be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us and/or the Hong Kong Subsidiaries to consequences including but not limited to government enforcement actions and investigations, fines, penalties, and suspension or disruption of the Hong Kong Subsidiaries’ operations, which may in turn adversely affect our financial conditions, results of operations and prospects.

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct referred to as the first conduct rule, the second conduct rule, and the merger rule. The first conduct rule prohibits undertakings from making or giving effect to agreements or decisions or engaging in concerted practices that have as their object or effect the prevention, restriction, or distortion of competition in Hong Kong. The second conduct rule prohibits undertakings that have a substantial degree of market power in a market from engaging in conduct that has as its object or effect the prevention, restriction, or distortion of competition in Hong Kong. The merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. The scope of application of the merger rule is limited to carrier licenses issued under the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong). We confirm that, to the best of our knowledge, information and belief, as of the date of this prospectus: (i) we and the Hong Kong Subsidiaries have complied with all three areas of anti-competition laws and requirements in Hong Kong to the extent they are applicable to us and the Hong Kong Subsidiaries; (ii) neither we nor any of the Hong Kong Subsidiaries have engaged in any conduct or concerted practices that have an object or effect to prevent, restrict, or distort competition in Hong Kong; and (iii) neither we nor our Hong Kong Subsidiaries possess a substantial degree of market power in the Hong Kong market that could trigger the second conduct rule. The merger rule is equally not applicable to us or to the Hong Kong Subsidiaries since neither we nor any of the Hong Kong Subsidiaries hold any carrier licenses issued under the Telecommunications Ordinance.

However, in the event that the data privacy or competition laws and regulations in Hong Kong change or evolve in the future, and we and/or our subsidiaries become subject to or impacted by such laws and regulations as newly enacted or as amended or supplemented, our business operations, financial condition and results of operations may be adversely affected.

It may be difficult for US overseas regulators to conduct investigations or collect evidence within the territory of Hong Kong

Shareholder claims or regulatory investigations that are common in the United States generally may be difficult to pursue as a matter of law or practicality in Hong Kong. Whilst the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organisation of Securities Commissions Multilateral Memorandum of Understanding (“IOSCO MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”), which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, as well as section 378 of the SFO, which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators. In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in Hong Kong, U.S. regulators may not be able to carry out such investigation or evidence collection directly in Hong Kong. The inability for US regulators to directly conduct investigations or evidence collection activities in Hong Kong may increase difficulties faced by you in protecting your interests.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us and our Hong Kong Subsidiaries under Hong Kong laws.

Currently, all of the Hong Kong Subsidiaries’ operations are conducted in Hong Kong outside the United States, and substantially all of the Hong Kong Subsidiaries’ assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process or enforcing foreign judgments against us or our Hong Kong Subsidiaries, as the Foreign Judgments (Reciprocal Enforcement) Ordinance (Chapter 319 of the Laws of Hong Kong) (the “FJREO”), which provides a statutory registration scheme for foreign judgments to facilitate reciprocal recognition and enforcement of judgments, presently covers only fifteen foreign jurisdictions, namely Australia, Austria, Belgium, Bermuda, Brunei, France, Germany, India, Israel, Italy, Malaysia, the Netherlands, New Zealand, Singapore and Sri Lanka. Judgments entered in other jurisdictions (other than the PRC), including the United States, can only be enforced in Hong Kong at common law. In a common law action for enforcement of a foreign judgment, the judgment creditor must prove that the foreign judgment is a final judgment conclusive upon the merits of the claim. Additionally, such a judgment must be for a fixed sum and must also be given by a "competent" court, as determined by the private international law rules applied by the Hong Kong courts, and a defendant may assert the defences against an action to enforce a foreign judgment under common law on the basis of lack of jurisdiction, breach of natural justice, fraud and contrary to public policy. The potential difficulties in enforcing judgments given by a court in a jurisdiction which is not covered by the FJREO (in the case of foreign jurisdictions) or the MJCCREO (in the case of the PRC) may limit the legal protections available to you.

Financial Information Related to the mainland China and outside mainland China market

During the year ended September 30, 2023, the Company started providing application development outside of mainland China, mainly in Hong Kong. For the year ended September 30, 2023, revenue from mainland China was approximatley $5.5 million, accounted approximately 49.4% of total revenue of the Company for the year; revenue from outside of mainland China was approximately $5.6 million, accounted for approximately 50.6% of total revenue of the Company for the year. As of September 30, 2023, the total assets related the Company’s outside of mainland China business was approximately $3.6 million, were mianly comprised of cash, account receivables, advance to suppliers, which directly related to its operation outside of mainland China. The following tables present selected condensed consolidated statements of income and comprehensive income for the years ended September 30, 2023, and the selected condensed consolidated balance sheets as of September 30, 2023, which showing financial information for mainland China and outside mainland China market and consolidated information.

Selected Condensed Consolidated Statements of Operations Data

Year Ended September 30, 2023	Mainland China	Outside of mainland China	Total
Revenue	$5,482,777	$5,606,751	$11,089,528
Net (Loss) / Income	$(748,221)	$910,450	$162,229

Selected Condensed Consolidated Balance Sheets Data

As of September 30, 2023	Mainland China	Outside of mainland China	Total
Cash	$122,188	$402,413	$524,601
Accounts receivable, net	$2,051,881	$235,251	$2,287,132
Advance to vendors	$382,982	$674,700	$1,057,682
Receivable from sale of shares	$-	$1,900,000	$1,900,000
Current assets	$2,986,842	$3,327,718	$6,314,560
Total assets	$3,207,816	$3,333,347	$6,541,163
Total liabilities	$1,885,943	$211,401	$2,097,344
Net assets	$1,321,873	$3,121,946	$4,443,819

Risks Related to Our Business and Industry

Market adoption of online learning solutions is relatively new and may not grow as we expect, which may harm our business and results of operations.

Our future success will depend in part on the growth, if any, in the demand for online learning solutions. While the COVID-19 pandemic has accelerated the market for online learning solutions, it is still less mature than the market for in-person learning and training, which many businesses currently utilize, and these businesses may be slow or unwilling to migrate from these legacy approaches. As COVID-19 vaccines and treatment options have become more widely available, many educational institutions have re-opened their campuses and businesses have reversed or materially limited remote work policies, which may slow demand for online learning solutions. As such, it is difficult to predict learner or partner demand for our platform, learner or partner adoption and renewal, the rate at which existing learners and partners expand their engagement with our platform, the size and growth rate of the market for our platform, the entry of competitive offerings into the market, or the success of existing competitive offerings. Furthermore, even if educators and enterprises want to adopt an online learning solution, it may take them a substantial amount of time and resources to fully transition to this type of learning solution or they could be delayed due to budget constraints, weakening economic conditions, or other factors. Even if market demand for online learning solutions generally increases, we cannot assure you that adoption of our platform will also increase. If the market for online learning solutions does not grow as we expect or our platform does not achieve widespread adoption, it could result in reduced customer spending, learner and partner attrition, and decreased revenue, any of which would adversely affect our business and results of operations.

We traditionally have had substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

For the year ended September 30, 2023, two customers accounted for approximately 43.1% and 10.6% of total revenues, respectively. For the year ended September 30, 2022, three customers accounted for approximately 14.1%, 11.7% and 11.3% of total revenues, respectively. As of September 30, 2023, four customers accounted for approximately 27.0%, 21.8%, 12.6%, and 10.3% of total accounts receivable, respectively. As of September 30, 2022, four customers accounted for approximately 17.0%, 14.7%, 12.9% and 12.3% of total accounts receivable, respectively. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers in the end-user marketplace. In addition, revenues from our top three customers may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other factors, some of which may be outside of our control. Further, some of our contracts with our top five customers permit them to terminate our services at any time (subject to notice and certain other provisions). If any of our top three customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our services or we could lose the customer. Any such development could have an adverse effect on our margins and financial position and would negatively affect our revenues and results of operations and/or trading price of our Class A ordinary shares.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.

Our ability to broaden our customer base, particularly our Enterprise customer base, and achieve broader market acceptance of our platform, will depend to a significant extent on the ability of our sales and marketing organizations to work together to increase our sales pipeline and cultivate customer and partner relationships to drive revenue growth. Our marketing efforts include the use of search engine optimization, paid search, and custom website development and deployment.

We have invested in and plan to continue expanding our sales and marketing organizations, both domestically and internationally. Identifying, recruiting, and training sales personnel requires significant time, expense, and attention. If we are unable to hire, develop, and retain talented sales or marketing personnel, if our new sales or marketing personnel are unable to achieve desired productivity levels in a reasonable period of time (including as a result of working remotely in connection with the COVID-19 pandemic), or if our sales and marketing programs are not effective, or if expected sales and marketing programs by our partners do not materialize or are not effective, our ability to broaden our customer base and achieve broader market acceptance of our platform could be harmed. In addition, the investments we make in our sales and marketing organization will occur in advance of experiencing benefits from such investments, making it difficult to determine in a timely manner if we are efficiently allocating our resources in these areas.

If we are unable to continue to offer education software and related courseware, our revenues may decline and we may not be able to maintain profitability.

The continued success and growth of our business depend primarily on offering online professional education software and related courseware. This in turn will depend on several factors, including our ability to develop new education software and improve existing courseware to respond to changes in market trends and demands of course participants, to effectively market our courseware to a broader base of prospective course participants In addition, the expansion of education software, services and products in terms of the types of offerings may not succeed due to competition, our failure to effectively market our new education software, services and products or to maintain their quality and consistency, or other factors. Furthermore, we may not be able to develop and offer additional software and related courseware on commercially reasonable terms and in a timely manner, or at all, to keep pace with changes in market requirements.

Failure of information security and privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

The internet industry is facing significant challenges regarding information security and privacy, including the storage, transmission and sharing of confidential information. We transmit and store over our systems confidential and private information of our course participants such as personal information, including names, identity card numbers, user IDs and passwords, telephone numbers and correspondence addresses, and payment or transaction related information. We are required by PRC law to ensure the confidentiality, integrity, availability and authenticity of the information of our course participants, which is also essential to maintain their confidence in our online products and services. We have deployed hardware-software combined measures to protect information security. However, advances in technology, increased level of expertise of hackers, new discoveries in the field of cryptography or others could still result in a compromise or breach of the measures that we use. On December 28, 2012, SCNPC promulgated the Decision to Strengthen the Protection of Internet Information, or the Information Protection Decision, to strengthen the protection of personal information on the Internet. The Information Protection Decision provides that Internet content providers must expressly inform their users of the purpose, manner to collect and use the users’ personal information and the scope of the information to be collected and used by the provider. In addition, Internet content providers can collect and use the user’s personal information only with the consent of users and only within the scope of such consent. On July 16, 2013, the PRC’s Ministry of Industry and Information Technology, or MIIT, promulgated the Provisions on the Protection of Personal Information of Telecommunication and Internet Users, which defines “Personal Information” as the information that can be used individually or in combination with other information to identify the users, including but not limited to the name, birth date, ID No., address, telephone number and account number and the information about when and where the user uses such telecommunication and internet service. On November 7, 2016, the SCNPC promulgated the PRC Cyber Security Law, which took effect on June 1, 2017. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities; and must not endanger cyber security, or engage in activities by making use of the network that endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The Cyber Security Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers”, including, among others, complying with a series of requirements of tiered cyber protection systems; verifying users’ real identity; localizing the personal information and important data gathered and produced by critical information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes. However, the effect of these laws on curbing hacking and other illegal online activities still remains to be seen. Significant capital, managerial and human resources are required to comply with legal requirements, enhance information security and to address any issues caused by security failures. If we are unable to protect our systems, hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause loss or give rise to our liabilities to the owners of confidential information, such as our course participants; subject us to penalties imposed by administrative authorities; and disrupt our operations. In addition, complying with various laws and regulations could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business.

Furthermore, course participants and others may have concerns about whether our products, services or processes could compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, and any negative publicity on our information safety or privacy protection mechanism and policy, even if unfounded, could damage our reputation and brand and adversely affect our business and results of operations.

Concerns about the security of our transaction systems and confidentiality of information on the Internet may reduce use of our services and impede our growth.

Public concerns over the security and privacy of electronic settlement, online transmittal and communications have to some extent constrained the rapid development and expansion of online transactions. If these concerns are not adequately addressed, they will restrict the growth of value-added telecommunications services generally and in particular the use of the Internet as a means of conducting commercial transactions. If a well-publicized breach of security were to occur, general usage of value-added telecommunications services could decline, which could reduce our visitor traffic and the number of course participants, and impede our growth. We are continuously vigilant about protecting and improving our cyber security and have not experienced any material cyber attacks on our information technology systems. We cannot assure you, however, that our current security measures will be adequate or sufficient to prevent any theft or misuse of personal data of our course participants. Further, security breaches could expose us to litigation and possible liability for failing to secure confidential customer information, and could harm our reputation and ability to attract or retain course participants. In addition, we do not have any cyber security insurance coverage for our operations, and any material cyber attack on our information technology systems and our online education websites could expose us to substantial costs and losses.

If we fail to develop and introduce new courseware, services and products that meet our target course participants’ expectations, or adopt new technologies important to our business, our competitive position and ability to generate revenues may be materially and adversely affected.

Historically, our B2B business focuses on offering online professional education software and related courseware. Through our software, our customers can provide online training in different areas such as the business management, information technology, healthcare, engineering & construction, law and other industries. We intend to continue developing new courseware, services and products. The timing of the introduction of new courses, services and products is subject to risks and uncertainties.

Unexpected technical, operational, logistical, regulatory or other problems, including but not limiting to the defects in the products or equipment provided by our supplier, could delay or prevent the introduction of one or more of new courseware, services or products and have material impact on our operation. Moreover, we cannot assure you that any of these courseware, products and services will match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate the desired level of income.

Technology standards in Internet and value-added telecommunications services and products in general, and in online education services in particular, may change over time. If we fail to anticipate and adapt to such technological changes, our market share and our business development could suffer, which in turn could have a material and adverse effect on our financial condition and results of operations. If we are unsuccessful in addressing any of the risks relating to new courses, services and products, our business may be materially and adversely affected.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

In October 2023, we entered into an AI technical development service contract with an AI development supplier (an independent third party) to implement our AI assisted English learning programs, and the program has been in delivered and in use since January 2024. We cannot be certain that our operations or any aspects of the English learning system do not or will not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. In addition, there may be other third-party intellectual property that is infringed by our solutions or services, the solutions or services provided by third-party merchants on our marketplace, or other aspects of our business. There could also be existing patents of which we are not aware that our solutions or services may inadvertently infringe. We cannot assure you that holders of patents purportedly relating to some aspects of our technology platform or business, if any such holders exist, would not seek to enforce such patents against us in Hong Kong, mainland China, the U.S. or any other jurisdictions. Finally, we use open-source software in connection with our solutions and services. Companies that incorporate open-source software into their solutions and services have, from time to time, faced claims challenging the ownership of open-source software and compliance with open-source license terms. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open-source software or noncompliance with open-source licensing terms. Some open-source software licenses may require customers who distribute open-source software as part of their software to publicly disclose all or part of the source code to such software and make available any derivative works of the open-source code on unfavorable terms or at no cost. Any requirement to disclose our source code or pay damages for breach of contract could be harmful to our business, results of operations and financial condition.

We may lose market share and our profitability may be materially and adversely affected, if we fail to compete effectively with our present and future competitors or to adjust effectively to changing market conditions and trends.

We face competition from providers of online education software services and expect to face increasing competition from existing competitors and new market entrants in the online professional education and test preparation markets. Specifically, due to low barriers to entry for Internet-based businesses, we expect to face increasing competition from both existing domestic competitors and new entrants to the online education market. We may face increased competition from international competitors that cooperate with local businesses to provide services based on the international competitors’ technology and experience developed in their home markets.

Our present and future competitors may have longer operating histories, and greater financial, technical, marketing and other resources. They may be able to devote more resources to the development and promotion of their courses and services, and may be able to react more quickly to changing course participant requirements and demands, deliver competitive services at lower prices or respond to new technologies, trends or user preferences more effectively than we can. They may be able to offer services and products with better performance and prices than ours with the result that their services and products may gain greater market acceptance than ours. They may also offer free promotional services and products in connection with their marketing campaigns or significantly lower the prices for their services and products in order to attract course participants and capture additional market share. There is no assurance that we will be able to compete effectively with such present and future competitors or to adjust effectively to changing market conditions and trends. Our failure to compete effectively could erode our market share, result in fewer purchase of our software and related courseware, or lead to price reductions or increased spending for marketing and promotion of our software and related courseware any of which may materially and adversely affect our profitability.

Our management has limited experience with public companies compliance obligations. Failure to attract and retain qualified personnel and experienced senior management could disrupt our operations and adversely affect our business and competitiveness.

Our continuing success is dependent, to a large extent, on our ability to attract and retain qualified personnel and experienced senior management. If one or more of our senior management team members are unable or unwilling to continue to work for us, we may not be able to replace them within a reasonable period of time or at all, and our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected and we may incur additional expenses in recruiting and training additional personnel. Although our senior management members are subject to certain non-compete restrictions during their employment and for a period of two years thereafter, we cannot assure you that such restrictions will be enforced under PRC law. If any of our senior management joins a competitor or forms a competing business, our business may be severely disrupted. We have no key man insurance with respect to our key personnel that would provide insurance coverage payable to us for loss of their employment due to death or otherwise.

We will require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

We have been dependent upon bank loans and proceeds received from shareholders’ equity contributions to meet our capital requirements in the past. We may require substantial additional funding in the future to meet our capital requirements for our generator products and high-end product development and to maintain operations and improve financial performance; however, we cannot assure you that we will be able to obtain capital in the future. In the event that we were unable to meet our future funding requirements for working capital and for general business purposes, we could experience operating losses and limit our marketing efforts and decrease or eliminate capital expenditures. In addition, our operating results, our business results, and our financial position would be adversely affected. In the event that adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan or purchase additional equipment for our operations, and we would have to modify our business plans accordingly.

A rapid expansion could significantly strain our resources, management, and operational infrastructure, impairing our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record-keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. In the event that we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

We may encounter problems related to our operational and financial systems and controls during any growth, including quality control and delivery and production capacities.

Any significant growth in the market for our products or our entry into new markets may require additional employees for managerial, operational, financial, and other purposes. As of the date of this prospectus, we have 41 employees. We would also need to continue to expand, train and manage our employees. Continued future growth will impose significant added responsibilities upon our management to identify, recruit, maintain, integrate, and motivate new employees.

We may encounter a working capital shortage, as we may need additional funds to finance the purchase of materials and supplies, develop new products, and hire additional employees.

We will be required to continue improving our operations, management, and financial systems and controls for effective growth management. Our failure to manage growth effectively may lead to operational and financial inefficiencies, which will negatively affect our profitability. We cannot assure investors that we will be able to timely and effectively meet increased demand and maintain the quality standards required by our existing and potential customers.

We cannot assure you that our internal growth strategy will be successful, which may negatively impact our growth, financial condition, results of operations, and cash flow.

One of our strategies is to grow internally through increasing the development of new products and improve the quality of existing products. However, many obstacles to this expansion exist, including, but not limited to: increased competition from similar businesses; our ability to improve our products and product mix to realize the benefits of our research and development efforts; international trade and tariff barriers; unexpected costs; costs associated with marketing efforts abroad and maintaining attractive foreign exchange rates. Therefore, we cannot assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this internal growth strategy successfully may negatively impact our growth, future financial condition, results of operations, or cash flows.

Our business is substantially dependent upon our key research and development personnel who possess valuable skills in our industry, and we may have to compete for their services actively.

We compete for qualified personnel with other power solution products manufacturing companies. Intense competition for personnel could cause our compensation costs to increase, which could have a material adverse effect on our operations and financial performance results. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we cannot attract and retain qualified employees, we may not be able to meet our business and financial goals.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, trademark, and domain name laws and non-disclosure agreements, and other methods to protect our intellectual property rights. Our Chinese subsidiaries own 4 patents and 22 trademarks. All 4 patents and 22 trademarks have been registered with regulatory agencies such as the State Intellectual Property Office and Trademark Office of China’s State Administration for Industry and Commerce (“SAIC”). One trademark has been registered with the United States Patent and Trademark Office (“USPTO”) and the Intellectual Property Office of the United Kingdom, effective in Great Britain and Northern Ireland.

The process of seeking patent protection can be lengthy and expensive, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated, or circumvented.

In accordance with Chinese intellectual property laws and regulations, we will have to renew our trademarks once the terms expire. However, patents are not renewable. Our 3 design patents have only 20 years of protection. Once these patents expire, our products may lose some market share if our competitors copy them. Then, our business revenue might suffer some loss as well.

Implementation of PRC intellectual property laws and regulations has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive. We may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope, and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

Our financial and operating performance may be adversely affected by epidemics, natural disasters, and other catastrophes.

Our business, financial and operating performance could be materially and adversely affected by the outbreak of epidemics or pandemics, including but not limited to the 2019 novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV), and severe acute respiratory syndrome (SARS-CoV). As a result of the ongoing COVID-19 pandemic, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected if the slowdown or suspension continues for a long period. During such an epidemic outbreak, PRC may adopt certain hygiene measures, including quarantining visitors from places where any contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures to control the contagious disease or other adverse public health developments in PRC or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may, in turn, have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis. As a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, a global pandemic of a novel strain of coronavirus (COVID-19) first emerged in the PRC in December 2019 and has spread globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in the PRC for the first half of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Furthermore, the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, including any actions taken by governments, may have the effect of increasing the already-existing supply chain problems or slowing our sales. Moreover, the PRC’s policy of effecting closures to avoid infections, including the recent lockdown in many provinces and municipalities in the PRC, could affect our results of operations.

Given the rapidly expanding nature of the COVID-19 pandemic in the PRC and globally, we believe there is a substantial risk that our business, results of operations, and financial condition will be adversely affected. Potential impact on our operations will also depend on future developments and new information that may emerge regarding the duration and severity of COVID-19 and the actions taken by government authorities and other entities to contain COVID-19 or mitigate its impact, almost all of which are beyond our control.

The COVID-19 pandemic has caused disruptions to our operations starting in December 2019. During the first quarter of 2020, our operations were closed in February due to PRC government mandates and we moved quickly to transition our colleague base to a fully remote working environment in all our locations. At the beginning of March 2020, substantially all of our employee were back to work in our offices. The ongoing COVID-19 pandemic not only adversely impacted our operations but business of our customers. We experienced delayed customer payments and rescheduled customer orders in first half of 2020, which adversely impacts the Company’s results of operations, cash flows and financial position.  Since the COVID-19 pandemic has been gradually contained in the PRC since May 2020, our revenue and gross margin for the years ended September 30, 2020 and 2021 has not been adversely affected. From 2020 to 2021, a COVID-19 vaccination program had been greatly promoted around the globe. However, several types of COVID-19 variants emerged in different parts of the world. The Company’s sales continued to be affected by government actions relating to COVID-19 and COVID-19 variants. In March 2022, a new COVID-19 subvariant (Omicron) outbreak hit the PRC, and spread faster and more easily than previous viruses. As a result, a new round of lockdown, quarantines or travel restrictions has been imposed to date upon different provinces or cities in the PRC by the relevant local government authorities. We temporarily closed our Shanghai office and suspended our offline marketing activities since April 1, 2022 as required by the local authorities in Shanghai, and had our employees located in Shanghai work remotely. All marketing activities in Shanghai were accordingly changed to online meetings. Starting from June 1, 2022, we reopened our Shanghai office and resumed our offline marketing activities. On December 7, 2022, the PRC announced 10 new rules that constitute a relaxation of almost all of its stringent COVID-19 pandemic control measures. Shortly after their announcement, additional mobility restrictions issued by local governments were also scrapped. While such measures effectively reopened business within the PRC, COVID-19’s continued existence may have significant and still not well-understood impacts on our industry.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following: the Coronavirus (COVID-19) will bring about an economic downturn, which will cause our customers to cut their budgets for information system and online training, and will also affect customers’ ability to pay, bringing risks to the related business of our company.  Due to the containment measures adopted by the government in response to COVID-19, the obstacles that these measures will bring to transportation, logistics, personnel communications, etc., will limit our service delivery capabilities, thereby bringing about negative impact on our service delivering, especially to the delivering of IT solutions services.

The global stock markets have experienced and may continue to experience a significant decline from the COVID-19 outbreak. The price of our Class A ordinary shares may decline significantly after the consummation of this offering, in which case you may lose your investment. Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

If we cannot continue to innovate or fail to adapt to changes in our industry, our business, financial condition, and results of operations would be materially and adversely affected.

The subscription service and application development service industry have trends of developing high-end and high-tech products to fulfill the changing customers’ demands. Furthermore, our competitors are constantly developing innovations in different generator products to enhance customers’ experience. We continue to invest significant resources in our infrastructure, research and development, and other areas to enhance our existing products and introduce new products that will attract more participants to our marketplaces. The changes and developments in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan.

Since our solution is a technology-driven platform that relies on innovation to remain competitive, our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition, and results of operations.

The process of developing new technologies and products is complex as it involves the use of the latest advancements in big data, artificial intelligence, cloud-based technologies, and other tools to differentiate our products and technologies. In addition, our dedication to incorporating technological advancements into our platform requires significant financial and personnel resources and talent. Our development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from other growth initiatives important to our business. In addition, the product and technological enhancements that we introduce may not function as we intend, or may not generate the benefits that we expect. We operate in an industry experiencing rapid technological change and frequent product introductions. We may not be able to make technological improvements as quickly as demanded by our customers and merchants, which could harm our ability to attract customers and merchants. In addition, we may not be able to effectively implement new technology-driven products and services as quickly as competitors or be successful in marketing these products and services to customers and merchants. If we are unable to successfully and timely innovate and continue to deliver a superior merchant and customer experience, the demand for our products and technologies may decrease and our growth, business, results of operations, financial condition, and prospects could be materially and adversely affected.

Our failure to accurately predict the demand or growth of our new products and technologies also could have a material and adverse effect on our business, results of operations, financial condition, and prospects. New products and technologies are inherently risky, due to, among other things, risks associated with: the product or technology not working, or not working as expected; customer and merchant acceptance; technological outages or failures; and the failure to meet customer and merchant expectations. As a result of these risks, we could experience increased claims, reputational damage, or other adverse effects, which could be material. The profile of potential customers using our new products and technologies also may not be as attractive as the profile of the customers that we currently serve, which may lead to higher levels of delinquencies or defaults than we have historically experienced.

Additionally, we can provide no assurance that we will be able to develop, commercially market, and achieve acceptance of our new products and technologies. In addition, our investment of resources to develop new products and technologies and make changes or updates to our platform may either be insufficient or result in expenses that exceed the revenue actually generated from these new products. Failure to accurately predict demand or growth with respect to our new products and technologies could have a material and adverse effect on our business, results of operations, financial condition, and prospects.

We utilize artificial intelligence, which could expose us to liability or adversely affect our business.

We currently use artificial intelligence to improve our English smart teaching system, and may adopt other AI-assisted technologies to our smart education systems in the future. There are significant risks involved in utilizing artificial intelligence and no assurance can be provided that our use of such artificial intelligence will enhance our products or services or produce the intended results. The artificial intelligence models that people use are trained using various data sets. If the artificial intelligence models are incorrectly designed, the data people use to train them is incomplete, inadequate, or biased in some way, or people do not have sufficient rights to use the data on which our artificial intelligence models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws and regulations, third-party intellectual property, privacy, or other rights, or contracts to which we are a party. Further, generative artificial intelligence has been known to produce false or “hallucinatory” inferences or outputs; artificial intelligence can present ethical issues and may subject us to new or heightened legal, regulatory, ethical, or other challenges; and inappropriate or controversial data practices by developers and end-users, or other factors adversely affecting public opinion of artificial intelligence, could impair the acceptance of artificial intelligence solutions, including those incorporated in our products and services. If the artificial intelligence tools that we use are deficient, inaccurate or controversial, we could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results.

In addition, regulation of artificial intelligence is rapidly evolving worldwide as legislators and regulators are increasingly focused on these powerful emerging technologies. The technologies underlying artificial intelligence and its uses are subject to a variety of laws and regulations, including intellectual property, data privacy and security, customer protection, competition, and equal opportunity laws, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. We may not be able to anticipate how to respond to these rapidly evolving frameworks, and we may need to expend resources to adjust our operations or offerings in certain jurisdictions if the legal frameworks are inconsistent across jurisdictions. Furthermore, because artificial intelligence technology itself is highly complex and rapidly developing, it is not possible to predict all of the legal, operational or technological risks that may arise relating to the use of artificial intelligence.

We need to continue to expend time, money, and resources into our and our institutions’ information technology, which may place a strain on our capacity that could adversely affect our systems, controls, and operating efficiency, and those of our institutions.

We need to invest capital, time, and resources to update our information technology, including our hardware and student-facing systems, in response to competitive pressures in the marketplace and student expectations, including data analytics, artificial intelligence, interactive and immersive user and learning experience technologies such as those that leverage virtual and augmented reality, multi-channel customer engagement, and robotic process automation, to update or replace older systems and infrastructure, and to enhance functionality. The nature and age of our current information technology may limit our business opportunities, and our efforts to maintain and improve our information technology systems may not be successful, may cost more than expected, may increase our level of spending, not all of which can be capitalized, may take longer than expected or require us to devote more of our information technology resources than expected, or may otherwise adversely affect our financial condition. As a result, replacing outdated technology, software, or other technology related assets, we have in the past had and may in the future have assets that become impaired. In addition, failure to address poor data quality and integrity as well as a lack of consistency and standardization in defining, collecting, managing, using, and storing data may adversely affect our business and results of operations.

If we are unable to increase the capacity of our institutions’ technology resources or update their resources appropriately, their ability to handle future growth, to attract or retain students, and our financial condition and results of operations could be adversely affected. Similarly, even if we are able to increase the capacity of our institutions’ resources and update their resources appropriately, our financial condition and results of operations could be adversely affected by an increased level of spending.

If we fail to promote and maintain our brand effectively and cost-efficient, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products. Currently, we promote our brand through print media advertising, video advertising, billboard advertising, and internet promotions. Our future marketing efforts will likely require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all, and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to promote and maintain our brand while incurring substantial expenses successfully, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

New lines of business or new products may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly when the markets are not fully developed. In developing and marketing new lines of business and/or new products, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products may not be achieved, and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product. Furthermore, any new line of business and/or new products could significantly impact the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products could have a material adverse effect on our business, results of operations, and financial condition.

Government policy changes on blockchain may pose risks

Blockchain technology is a feature of our company. The Chinese government actively encourages the application of blockchain technology and supports the Company’s education blockchain platform. However, there is a risk of changes in this policy in the future. On January 10, 2019, the CAC, PRC’s cyberspace information regulator, issued the Administrative Provisions on Blockchain Information Services (“Provisions”), a set of rules governing blockchain-based information services. The Provisions took effect on February 15, 2019. The Provisions regulate blockchain-based information services provided in the PRC. The Provisions prohibit blockchain information service providers and users from using the services to engage in activities prohibited by laws or administrative regulations that endanger national security, disturb social order, or infringe the legitimate rights and interests of others. They must not generate, copy, publish, or disseminate information content prohibited by laws and administrative regulations. Currently, NetClass has neither generated, copied, published, or disseminated information content prohibited by laws and administrative regulations nor violated other Provisions. However, because of environmental-impact concerns related to the potential high demand for electricity to support of applying blockchain and online learning activity, political concerns, and for other reasons, we may be required to cease operations in the PRC without much or any prior notice by a national or local government’s formal or informal requirement or because of the anticipation of an impending requirement.

We may be subject to additional reporting requirements if we are deemed as a reporting company under section 15(d) of the Exchange Act.

We have previously filed a registration statement on form F-1 on March 28, 2023 (Registration No. 333-270897), which subsequently became effective by operation of law on April 17, 2023. Although we had not commenced a sale or sold and had no intention of commencing a sale of our securities under the prior F-1, we may be deemed as a reporting company under section 15(d) of the Exchange Act due to its effectiveness. Prior to filing the registration statement of which this prospectus forms a part, we have withdrawn the F-1 on March 25, 2024. Pursuant to Exchange Act Rule 12h-3: Staff Legal Bulletin 18, section 15(d) provides for an automatic statutory suspension of reporting obligation if, on the first day of any fiscal year other than the fiscal year in which a Securities Act registration statement became effective, there are fewer than 300 record holders of the class of securities offered under the Securities Act registration statement. In addition, pursuant to Compliance and Disclosure Interpretations (“C&DIs”) of Exchange Act forms question 108.01, such suspension is granted by statute and is not contingent on filing the Form 15. Because we had fewer than 300 record holders of Class A ordinary shares as of October 1, 2023, we believe the reporting obligation has been automatically suspended as of October 1, 2023. As such, we have not filed a Form 20-F during the year, i.e., September 30, 2023, which our registration statement went effective. However, uncertainty remains as to whether we have complied with the reporting requirements of Section 15(d) of the Exchange Act through operation of law and, if we are deemed as a reporting company, we will also be deemed as a delinquent filer as of the date of this prospectus, and we will be compelled to cure such deficiency and fulfil our reporting obligations, which include but are not limited to filing annual report on form 20-F for the year ending September 30, 2024 in order to regain compliance under the Exchange Act. In such an instance, we will bear professional costs that we did not anticipate the offering being conducted by this prospectus could be delayed, if it occurs at all. In additional to being required to disclose that our disclosure controls and procedures are not effective, failure to file an annual report on Form 20-F under the 15(d) reporting requirement will also likely expose the Company to a range of risks and consequences, including legal and regulatory penalties, loss of investor confidence, potential delisting, reputational damage, and increased scrutiny from shareholders.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and Nasdaq Capital Market rules if, after this offering, our insiders continue to beneficially own more than 50% of our total issued and outstanding share capital.

Upon the completion of this Offering, our Chairman Mr. Jianbiao Dai is deemed to beneficially own 6,369,500 Class A ordinary shares and 2,000,000 Class B ordinary shares through Dragonsoft Holding Limited, a British Virgin Islands business company. Accordingly, Mr. Jianbiao Dai has the sole voting and dispositive power of approximately 79.83% of our total issued and outstanding share capital. Accordingly, the Company is a “controlled company” under applicable Nasdaq listing standards, and we expect to continue to be a controlled company after the Offering. We will rely on certain exemptions from corporate governance rules, on including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our Class A ordinary shares to look less attractive to certain investors or otherwise harm our trading price. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

In addition, even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters.

We may evaluate and potentially consummate strategic investments or acquisitions from time to time, which could require significant management attention, disrupt our business, and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions, or alliances to further increase the value of our products and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. Even if we can identify an appropriate business opportunity, there is no guarantee that we may be able to consummate the transaction successfully. Even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such a transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products, and services of the acquired business;

●	the inability of the acquired technologies, products, or businesses to achieve expected levels of revenue, profitability, productivity, or other benefits;

●	difficulties in retaining, training, motivating, and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in maintaining uniform standards, controls, procedures, and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees, and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	potential disruptions to our ongoing businesses.

We may not make any investments or acquisitions. Furthermore, our future investments or acquisitions may not be successful, benefit our business strategy, generate sufficient revenues to offset the associated acquisition costs, or otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

We may be exposed to liabilities under the Foreign Corrupt Practices Act. Any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute to obtain or retain business. We will have operations, agreements with third parties, and sales in South-East Asia, which may experience corruption. Our existing business in Asia creates the risk of unauthorized payments or offers of payments by one of our company’s employees, consultants, or sales agents because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective. The employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions. We may be subject to other liabilities, which could negatively affect our business, operating results, and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

In connection with audits of our financial statements for the fiscal years ended September 30, 2023 and 2022, our management identified below material weaknesses in the design and operation of our internal controls:

●	The Company lacked the key monitoring mechanisms such as an internal control department to oversee and monitor the Company’s risk management, business strategies and financial reporting procedure. We also did not have adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements;

●	The Company lacked sufficient resources and expertise with U.S GAAP and the SEC reporting experiences in the accounting department to provide accurate information in a timely manner; and

●	The Company lacked sufficient controls designed and implemented in IT environment and IT general control activities, mainly associated with areas of access logical security, system change management, IT operations and cyber security monitoring activities.

As defined under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

In addition, in order to address the material weakness in internal control over financial reporting of the Company, we have: (a) hired an experienced outside consultant with adequate experience with U.S GAAP and the SEC reporting and compliance requirements; (b) continued our efforts to provide ongoing training courses in U.S GAAP to existing personnel, including our Chief Financial Officer; (c) continued our efforts to setup the internal audit department, and enhance the effectiveness of the internal control system; (d) continued our efforts to implement necessary review and controls at related levels and the submission of all important documents and contracts to the office of our Chief Executive Officer for retention; and (e) continoused our efforts to strengthen the supervision and controls on the IT functions, including the enhancement of IT security policies and procedures setup, logical security, data backup and cyber security training.

All internal control systems, no matter how well designed, have inherent limitations including the possibility of human error and the circumvention or overriding of controls. Further, because of changes in conditions, the effectiveness of internal controls may vary over time. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Accordingly, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

We cannot be certain that these measures will successfully remediate the material weakness or that other material weaknesses will not be discovered in the future. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Class A ordinary shares to decline. In addition, it could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. Because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accountants as to our internal control over financial reporting for the foreseeable future.

You may have difficulty enforcing judgments obtained against us.

We are an exempted company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside of the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in the mainland China and Hong Kong. In addition, almost all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to bring an action against these individuals within the United States. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether the Cayman Islands or PRC courts would entertain original actions brought in the courts of the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

Potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, which could adversely affect our results of operations, cash flows, and financial condition.

Potential changes in the global economy may affect the availability of business and customer credit. We may need to rely on the credit markets, particularly for short-term borrowings from banks in the PRC, as well as the capital markets, to meet our financial commitments and short-term liquidity needs if internal funds from our operations are not available to be allocated to such purposes. Disruptions in the credit and capital markets could adversely affect our ability to draw on such short-term bank facilities. Our access to funds under such credit facilities depends on the banks’ ability that are parties to those facilities to meet their funding commitments, which may be dependent on governmental economic policies in the PRC. Those banks may not meet their funding commitments to us if they experience shortages of capital and liquidity or experience excessive volumes of borrowing requests from other borrowers and us within a short period of time.

Long-term disruptions in the credit and capital markets could result from uncertainty, changing or increased regulations, reduced alternatives, or failures of financial institutions that could adversely affect our access to the liquidity needed for our business. Any disruption could require us to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures may include deferring capital expenditures and reducing or eliminating discretionary uses of cash. These events would adversely impact our results of operations, cash flows, and financial position.

We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our failure to comply with our legal obligations could harm our reputation and business.

Our business involves collecting and retaining certain internal and customer data. For example, we collect data in the ordinary course of business, including consumer profile data, behavioral data, purchase data, and pricing data. Our data engineers and technology specialists then utilize these data to feed our proprietary algorithms that provide us relevant, comprehensive, and practical insights. These insights inform our decision-making in connection with product development, business operations, and marketing and distribution. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.

Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

The PRC’s economic growth has slowed down since 2012 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets, and over the conflicts involving Ukraine and Syria. There have also been concerns on the relationship among the PRC and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in the PRC are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in the PRC. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

The recent outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Risks Related to this Offering and our Class A Ordinary Shares

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

We are a Cayman Islands holding company and conduct substantially all of our business through our subsidiaries in the PRC. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict our PRC subsidiaries’ ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises are required to set aside at least 10% of their accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of any one of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, NetClass HK. As of the date of this prospectus, WOFE currently does not have plan to declare and pay dividends to NetClass HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. NetClass HK intends to apply for the tax resident certificate when WOFE plans to declare and pay dividends to NetClass HK. When WOFE plans to declare and pay dividends to NetClass HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

The dual class share structure will concentrate a majority of voting power in our Chief Executive Officer, who will beneficially own 79.83% of the aggregate power of our total issued and outstanding share capital following the completion of this offering and will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

Our authorized share capital is divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A ordinary shares shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Upon the completion of this offering, Mr. Dai will beneficially own approximately 79.83% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriters do not exercise their over-allotment option. Because of the dual-class share structure and the concentration of ownership, Mr. Dai will continue to control a majority of the aggregate voting power of our total issued and outstanding share capital and therefore have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors, and other significant corporate actions so long as Mr. Dai owns at least 50% of the aggregate voting power of the total issued and outstanding share capital. This concentrated control will limit the ability of holders of Class A ordinary shares to influence corporate matters for the foreseeable future and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A ordinary shares may view as beneficial. Furthermore, should the Company decide to issue additional Class B ordinary shares in the future, the fifteen-to-one voting ratio between the Class B ordinary shares and Class A our ordinary shares will result in further dilutive effect on the voting power of holders of Class A ordinary shares.

As a result, for so long as Mr. Jianbiao Dai, owns a controlling or significant voting power in our issued and outstanding share capital, he generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of officers;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if Jianbiao Dai intends to dispose of certain Class B ordinary shares such that he would control less than a majority of the voting power of our total issued and outstanding share capital, he may be able to influence the outcome of corporate actions so long as he retains Class B ordinary shares. During the period of Mr. Jianbiao Dai’s controlling or significant ownership of our Class A ordinary shares and Class B our ordinary shares, investors in this offering may not be able to affect the outcome of such corporate actions.

Mr. Jianbiao Dai may have interests that differ from yours and may vote in a way with which you disagree, and which may be averse to your interests. Corporate actions might be taken even if other shareholders, including those who purchase shares in this offering, oppose them. This concentration of ownership and voting power may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might ultimately affect the market price of our Class A ordinary shares.

Furthermore, we cannot predict whether our dual-class share structure will result in a lower or more volatile market price of our Class A ordinary shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A ordinary shares less attractive to other investors. As a result, the market price of our Class A ordinary shares could be adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. We cannot predict if investors will find our Class A ordinary shares less attractive because we may rely on these exemptions. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to accounting standards that are available to emerging growth companies.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer, and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act. They will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from Regulation FD (Fair Disclosure) requirements, which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of its board members be independent. However, as a foreign private issuer, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. The Nasdaq Listing Rules also require U.S. domestic issuers to hold annual shareholders meetings and may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain ordinary share issuances. We, as a foreign private issuer, are not subject to these requirements. We intend to comply with the requirements of Nasdaq Listing Rules in having a majority of our board consist of independent directors and to appoint a compensation committee, a nominating and corporate governance committee composed entirely of independent directors and an audit committee with a minimum of three members. However, we may consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards, including the requirement to hold annual shareholders meetings and the requirement of shareholder approval for certain corporate matters, which may afford less protection to investors.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Cayman Islands Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company, and substantially all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities” on page 140.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the Company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the Company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. For example, one of the initial listing requirements commands a minimum bid price of $4.00 per share, a minimum of 300 round-lot shareholders, and a minimum of $4 million in net tangible assets and meet certain financial standards regarding income, cash flow, and market capitalization. The exact number of shares can be sold and the subsequent capital raised are subject to market conditions and investor desires. Despite meeting the minimum bid price, shareholder, publicly held share requirements, and fluctuations in market dynamics could impact the feasibility of achieving our target offering size. Moreover, while we have diligently prepared to meet Nasdaq's financial standards, there remains a degree of uncertainty surrounding the valuation of our Company and the corresponding capital requirement. If we fail to meet the applicable listing criteria, we will not proceed with the consummation of the offering.

Furthermore, even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A ordinary shares is a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our Class A ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A ordinary shares following our public offering. If you purchase our Class A ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our Class A ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our Class A ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares.

In addition to the risks addressed above in “— The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price,” our Class A ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few stockholders have on the price of our stock, which may cause our Class A ordinary shares to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A ordinary shares. In addition, investors of our Class A ordinary shares may experience losses, which may be material, if the price of our Class A ordinary shares declines after this offering or if such investors purchase shares of Class A ordinary shares prior to any price decline.

The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price.

Sales of substantial amounts of our Class A ordinary shares in the public market after the completion of this offering and from the sale of shares held by the Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 13,760,000 Class A ordinary shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by the Resale Shareholders may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the Resale Shareholders’ shares are not subject to lock-up agreements. There will be 15,560,000 Class A ordinary shares outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management,” have agreed not to sell any shares until six months after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions, unless the underwriters release these securities from these restrictions. Because the securities held by our Resale Shareholders are not subject to similar lock-up restrictions, the Resale Shareholders may freely sell their shares in the open market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. The Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A ordinary shares if the market price of our Class A ordinary shares increases.

There may not be an active, liquid trading market for our Class A ordinary shares.

Prior to this offering, there has been no public market for our Class A ordinary shares and Class B ordinary shares. An active trading market for our Class A ordinary shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The public offering price was determined by negotiations between us and the underwriters based upon a number of factors. The public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our Class A ordinary shares, as the future sale of a substantial amount of outstanding Class A ordinary shares in the public marketplace could reduce the price of our Class A ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A ordinary shares. 17,560,000 ordinary shares, consisting of 15,560,000 Class A ordinary shares and 2,000,000 Class B ordinary shares will be outstanding immediately after this offering if the firm commitment is completed and the underwriters do not exercise their over-allotment option and shares if exercised in full. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale” on page 130.

You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per Class A ordinary shares. Assuming the completion of the firm commitment offering and no exercise of the over-allotment option by the underwriters, if you purchase shares in this offering, you will incur immediate dilution of approximately $4.35 (or dilution of $4.29 per share in the event of full exercise of over-allotment option) in the pro forma net tangible book value per Class A ordinary share from the price per Class A ordinary share that you pay for the shares. Accordingly, you will incur immediate and substantial dilution of your investment if you purchase shares in this offering. See “Dilution” on page 59.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Class A ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

USE OF PROCEEDS

After deducting the underwriting discount and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $7.3 million from this offering, assuming the offering price is $5.00, the mid point of the range set forth on the cover page of this prospectus, and assuming the over-allotment option is not exercised. We will not receive any proceeds from the sale of Class A ordinary shares by the Resale Shareholders.

In utilizing the proceeds of this Offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiary and branches only through loans or capital contributions. The net proceeds from this offering will be remitted to the PRC before we will be able to use the funds to grow our business.  For a detailed description of how funds are transferred through the Company, please see “Transfers of Cash to and from Our Subsidiaries” in the Prospectus Summary. We intend to use the net proceeds of this offering as follows after we complete the remittance process, and the specific uses of proceeds are arranged below in order of priority.

Description of Use	Estimated Amount of Net Proceeds (US $)%
Courseware and online technology platform development	$2,917,817	40%
Marketing and NetClass brand building	$1,094,181	15%
Expansion of application development service and subscription services	$2,188,363	30%
Working capital and for other general corporate purposes.	$1,094,181	15%
Total	$7,294,542	100%

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, although the management has not yet determined the types of business that it will target or the terms of any potential acquisitions, we will retain broad discretion over the allocation of the net proceeds from this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

The remittance procedures are as follows:

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, a form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

Third, we will apply for settlement of the foreign exchange. To do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the above-mentioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States or Hong Kong.

According to the relevant PRC laws and regulations, in terms of capital contributions, it typically takes about eight weeks to complete the relevant filings and registrations. In terms of loans, the SAFE registration process typically takes about four weeks to complete, provided that all the necessary procedures could be successfully consummated by the relevant PRC subsidiary, as case may be, and/or our company. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to our PRC subsidiary, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. For further information, see the following risk factor at page 28: “We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take several months.”

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will depend on receipt of funds from our Hong Kong operating subsidiary, NetClass HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to NetClass HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in the PRC is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars. NetClass HK may be considered a non-resident enterprise for tax purposes. Any dividends WFOE pays to NetClass HK may be regarded as PRC-sourced income and may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Enterprise Taxation” on page 133.

In order for us to pay dividends to our shareholders, we will rely on payments made from NetClass HK, as well as PRC operating subsidiaries to NetClass WFOE, and the distribution of such payments to NetClass HK as dividends from WFOE. Certain payments from PRC operating subsidiaries to WFOE are subject to PRC taxes, including VAT, urban maintenance and construction tax, educational surcharges. In addition, if PRC operating subsidiaries or its subsidiaries or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023 on:

●	an actual basis;

●	a pro forma basis to give effect to the sale of 1,800,000 Class A ordinary shares in this offering at the assumed initial public offering price of $5.0 per Class A ordinary share, which is the mid point of the range set forth on the cover page of this prospectus, after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	September 30, 2023
	Actual	As adjusted (over-allotment option not exercised)(1)	As adjusted (over-allotment option exercised in full)
	US$	US$	US$
Shareholders’ Equity
Ordinary shares, 200,000,000 shares authorized, consisting of 190,000,000 Class A ordinary shares of $0.00025 par value per share and 10,000,000 Class B ordinary shares of $0.00025 par value per share, 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares issued and outstanding, actual; 15,560,000 Class A ordinary shares and 2,000,000 Class B ordinary shares issued and outstanding pro forma as adjusted; 15,830,000 Class A ordinary shares and 2,000,000 Class B ordinary shares issued and outstanding pro forma as adjusted assuming the over-allotment option exercised in full.(2)
Class A ordinary shares	3,440	3,890	3,958
Class B ordinary shares	500	500	500
Additional paid-in capital	4,821,992	12,011,466	13,246,648
Statutory reserves	35,448	35,448	35,448
Retained earnings	(164,809)	(164,809)	(164,809)
Accumulated other comprehensive loss	(252,752)	(252,752)	(252,752)
Total shareholders’ equity	4,443,819	11,633,743	12,868,993
Total capitalization	4,443,819	11,633,743	12,868,993

(1)	Reflects the sale of Class A ordinary shares in this offering (excluding any Class A ordinary shares that may be sold as a result of the Underwriter exercising its over-allotment option) at an assumed initial public offering price of $5.0 per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $7.3 million.

(2)	The number of our ordinary shares had been adjusted retrospectively to reflect the increase in share capital, and the illustrative pro forma shares outstanding excludes any Class A ordinary shares that may be sold as a result of the Underwriters exercising its over-allotment option. See "Description of Share Capital" for more details.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.0 per Class A ordinary share would increase (decrease) the pro forma amount of total capitalization by approximately $1.6 million, assuming that the number of Class A ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Class A ordinary shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma amount of total capitalization by approximately $4.6 million, assuming no change in the assumed initial public offering price per Class A ordinary share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Class A ordinary shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A ordinary share in this offering and the net tangible book value per Class A ordinary share after this offering. Dilution results from the fact that the initial public offering price per Class A ordinary share is substantially in excess of the net tangible book value per Class A ordinary share. As of September 30, 2023 we had a historical net tangible book value of $4,161,474, or $0.26 per ordinary share (based on the number of shares issued and outstanding as of September 30, 2023. Our net tangible book value per share represents total tangible assets less total liabilities, deferred issuance costs, right-of-use assets and deferred tax assets, all divided by the number of ordinary shares outstanding.

After giving effect to the sale of 1,800,000 Class A ordinary shares in this offering at the assumed initial public offering price of $5.0 per Class A ordinary share, and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2023 would have been $11,456,016, or $0.65 per ordinary share. This represents an immediate increase in pro forma net tangible book value of $0.39 per ordinary share to existing investors and immediate dilution of $4.35 per Class A ordinary share to new investors. The following table illustrates this dilution to new investors purchasing ordinary share in this offering:

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed initial public offering price per Class A ordinary shares	$5.00	$5.00
Net tangible book value per ordinary share as of September 30, 2023	$0.26	$0.26
Increase in pro forma net tangible book value per ordinary share attributable to new investors purchasing Class A ordinary shares in this offering	$0.39	$0.45
Pro forma net tangible book value per ordinary share after this offering	$0.65	$0.71
Dilution per Class A ordinary share to new investors in this offering	$4.35	$4.29

If the underwriter exercises its over-allotment option in full, the pro forma net tangible book value per ordinary share after the offering would be $0.71 per ordinary share, the increase in net tangible book value per ordinary share to existing shareholders would be $0.45 per ordinary share, and the immediate dilution in net tangible book value per ordinary share to new investors in this offering would be $4.29 per Class A ordinary share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the fiscal years ended September 30, 2023 and 2022 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

We are a holding company incorporated as an exempted company on January 4, 2022 under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our operations through our subsidiaries in Hong Kong and mainland China.

We are a provider of subscription service and application development service. Most of our customers are located in mainland China or Hong Kong. We currently generate revenues from subscription service from customers accessing our Software-as-a-Service (“SaaS”), which represent approximately 25.0% and 63.5% of our total revenue for the years ended September 30, 2023 and 2022 respectively. We also generate revenue from application development services, which represent approximately 75.0% and 36.5% of our total revenue for the years ended September 30, 2023 and 2022, respectively. For the years ended September 30, 2022 and 2022, our total revenues were approximately $11.1 million and $9.3 million, respectively.

Coronavirus (“COVID-19”) updates

Beginning in late 2019, an outbreak of a novel strain of coronavirus (“COVID-19”) first emerged in the PRC and has spread globally. In March 2020, the World Health Organization (“WHO”) declared the COVID-19 as a pandemic. Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. In March 2022, a new COVID-19 subvariant (omicron) outbreak hit the PRC, and spread faster and more easily than previous viruses. We temporarily closed our Shanghai office and suspended our offline marketing activities since April 1, 2022 as required by the local authorities in Shanghai, and had our employees located in Shanghai work remotely. All marketing activities in Shanghai were accordingly changed to online meetings. Starting from June 1, 2022, we reopened our Shanghai office and resumed our offline marketing activities. On December 7, 2022, the PRC announced 10 new rules that constitute a relaxation of almost all of its stringent COVID-19 pandemic control measures. Shortly after their announcement, additional mobility restrictions issued by local governments were also scrapped. Due to lockdowns, quarantines, or travel restrictions, as well as employees being unable to enter the office for regular work, the company's income and profits were affected and decreased in 2022 fiscal year, and this impact continued into the first few months of the 2023 fiscal year. The management appropriately lowered operational costs to deal with the associated uncertainties and negative impacts. After January 2023, there were no new outbreaks of the COVID-19 pandemic, nor were there any new lockdowns or quarantines, and the company's business revenue gradually returned to normal and began to develop.

Key Factors that Affect Operating Results

We currently derive a majority of revenues from our application development services and subscription services. We intend to continually enhance our services and cross-sell new services to our existing customers and acquire new customers by increasing our market penetration with a deeper market coverage and a broader geographical reach. Our ability to maintain and expand our customer base with our application development services and subscription services significantly affects our operating results.

We intend to expand the scope of our offerings to service existing customers and acquire new customers by continuous investment in sales marketing activities as well as remaining our efforts in research and development (“R&D”) to increase our subscription revenue and profit. Our ability to drive increased customer adoption and usage of our SaaS services affects our operating results. Our R&D spending could vary depending on the availability of our R&D human capital, the priority setting and the timeframes required for the R&D projects. Our ability to attract, train and retain a cost-effective pool of qualified R&D professionals, including our ability to leverage and expand our proprietary database of qualified R&D professionals and their job satisfaction, affects our financial performance.

Results of Operations

For the years ended September 30, 2023 and 2022

The following table summarizes the results of our operations for the years ended September 30, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	For the years Ended
	September 30,			%
	2023	2022	Change	Change
REVENUES:
Application development services	$8,313,353	$3,380,284	$4,933,069	145.9%
Subscription services	2,776,175	5,877,323	(3,101,148)	(52.8)%
Total revenues	11,089,528	9,257,607	1,831,921	19.8%

COST OF REVENUES:
Application development services	6,690,665	2,538,029	4,152,636	163.6%
Subscription services	2,039,191	3,678,745	(1,639,554)	(44.6)%
Total cost of revenues	8,729,856	6,216,774	2,513,082	40.4%
GROSS PROFIT	2,359,672	3,040,833	(681,161)	(22.4)%

OPERATING EXPENSES:
Selling expenses	606,927	1,298,462	(691,535)	(53.3)%
General and administrative expenses	798,233	865,690	(67,457)	(7.8)%
Research and development expenses	567,809	828,311	(260,502)	(31.4)%
Total operating expenses	1,972,969	2,992,463	(1,019,494)	(34.1)%
Income from operations	386,703	48,370	338,333	699.5%

OTHER INCOME (EXPENSES)
Interest expenses, net	(4,558)	(8,572)	4,014	(46.8)%
Other income, net	37,415	24,353	13,062	53.6%
Total other income, net	32,857	15,781	17,076	108.2%

INCOME BEFORE INCOME TAXES	419,560	64,151	355,409	554.0%

Income tax provision (benefit)	257,331	(68,536)	325,867	(475.5)%
NET INCOME	162,229	132,687	29,542	22.3%

Other comprehensive loss	(29,439)	(248,101)	218,662	(88.1)%

COMPREHENSIVE INCOME (LOSS)	$132,790	$(115,414)	$248,204	(215.1)%

Revenues

We derive revenues from two sources: (1) revenue from application development services, and (2) revenue from subscription services.

The Company is focusing on developing applications and solutions equipped with the Company’s new technology in SaaS platform. For the year ended September 30, 2023, our total revenue was approximately $11.1 million as compared to approximately $9.3 million for the year ended September 30, 2022. The Company’s total revenue increased by approximately $1.8 million, or 19.8%. The overall increase in total revenue was attributable to approximately $4.9 million increase in revenue from application development services, by netting off approximately $3.1 million decrease in revenue from subscription services.

Revenue from application development services

The Company’s application development service contracts are primarily on a fixed-price basis, which require the Company to perform services including project planning, project design, application development and system integration based on customers’ specific needs. Most of the application development contracts are completed within three months. Revenue from application development service is recognized at a point of time by customer acceptance.

For the year ended September 30, 2023, our application development service revenue was approximately $8.3 million as compared to approximately $3.4 million for the year ended September 30, 2022, which representing an increase of approximately $4.9 million or 145.9%. The increase in application development service revenue was mainly due to the reason that the Company expand its business in Hong Kong, where contributed the revenue from application development services of $5.6 million for the year ended September 30, 2023.

Revenue from subscription services

Revenue from subscription services is comprised of subscription fees from customers accessing the Company’s software-as-a-service applications. The Company’s monthly or quarterly billing to customer is on the basis of number of uses or the actual usage by the customers. The subscription services contracts typically include a single performance obligation. The revenue from subscription services is recognized over the contract term on a straight-line basis or based on the actual usage as customers receive and consume benefits of such services.

Our subscription service revenue decreased by approximately $3.1 million, or 52.8%, from approximately $5.9 million for the year ended September 30, 2022 to approximately $2.8 million for the year ended September 30, 2023. In prior years, customers benefited from certain government grants during the COVID outbreak for remote trainings. Since the related government incentive policy stopped after the COVID in fiscal year 2023, some of these customers switched to training packages with lower fees after the expiration of the original service contracts or stopped services. This was not anticipated in our original plan for developing SaaS subscription services. To mitigate the impact from reduced subscription service customer base, the Company made a lot of new efforts to expand its oversea business for application development services in the second half of fiscal year 2023. As a result, our subscription services slowed down during the year ended September 30, 2023. However, we do not expect the revenue from subscription service continue to decrease in the year ending September 30, 2024.

In certain application development service contracts, it contains a significant financial component, which represents a financial service obligation to the customers. In these cases, after deducting the standalone selling price of the financial service, which is calculated based on Chinese Central Bank’s suggesting bank loan interest rate for the duration similar to the credit period granted to the customers, the remaining amount of the contract consideration is allocated to the equipment and the application development services based on their relative standalone prices. The financial income revenue is recognized over the credit period granted to the customers. There is no significant returns, refund and other similar obligations during each reporting period.

The financial income revenue during the year ended September 30, 2023 was $7,414, while no such financial service was provided during the year ended September 30, 2022.

Cost of Revenues

Our cost of revenues mainly consists of compensation benefit expenses for our professionals, material costs and outsourcing costs. For the year ended September 30, 2023, our total cost was approximately $8.7 million as compared to approximately $6.2 million for the year ended September 30, 2022. The Company’s total cost increased by approximately $2.5 million, or 40.4%. The overall increase in total cost of revenues was primarily attributable to approximately $4.2 million increase in cost of providing application development services, by netting off $1.6 million decrease in cost of providing subscription services.

Our cost of application development services was approximately $6.7 million for the year ended September 30, 2023, representing an increase of approximately $4.2 million or 163.6%, from approximately $2.5 million for the year ended September 30, 2022. The increase in cost of application development service was mainly contributed to the services provided to Hong Kong customers. The increase in cost of revenues were actually higher than the increase in revenue for this category, mainly due to the Company adopted low margin strategy to achieve more sales and to gain more market share in new Hong Kong market.

Our cost of subscription services was approximately $2.0 million for the year ended September 30, 2023, representing a decrease of approximately $1.6 million or 44.6%, from approximately $3.7 million for the year ended September 30, 2022, which was generally in line with the decrease in subscription services revenue of 52.8%.

Gross profit

	For the years Ended
	September 30,
	2023		2022
GROSS PROFIT	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Change	% of Change
Application development services	$1,622,688	19.5%	$842,255	24.9%	$780,433	92.7%
Subscription service	736,984	26.5%	2,198,578	37.4%	(1,461,594)	(66.5)%
Total gross profit	$2,359,672	21.3%	$3,040,833	32.8%	$(681,161)	(22.4)%

Our gross profit decreased by approximately $0.7 million or 22.4% from approximately $3.1 million for the year ended September 30, 2022 to approximately $2.4 million for the year ended September 30, 2023. Gross margin as a percent of overall revenue for the years ended September 30, 2023 and 2022 was approximately 21.3% and 32.8%, respectively.

Gross profit for application development services increased by approximately $0.8 million or 92.7% from approximately $0.8 million for the year ended September 30, 2022 to approximately $1.6 million for the year ended September 30, 2023. Gross profit margin for the years ended September 30, 2023 and 2022 was approximately 19.5% and 24.9%, respectively. The decrease in gross profit margin was due to more IT equipment sales with lower gross profit margin were included in the revenue for the year ended September 30, 2023. Furthermore, in terms of new business in Hong Kong, the Company adopted low margin strategy to achieve more sales and to gain more market shares during the year ended September 30, 2023.

Gross profit for subscription services decreased by approximately $1.5 million or 66.5% from approximately $2.2 million for the year ended September 30, 2022 to approximately $0.7 million for the year ended September 30, 2023. Gross profit margin was approximately 26.5% and 37.4% for the years ended September 30, 2023 and 2022, respectively. The decrease of gross profit margin was due to we need to keep competitive price for customers despite cost increase.

Operating Expenses

	For the years Ended
	September 30,
	2023	2022	Change	% Change
OPERATING EXPENSES:
Selling expenses	$606,927	$1,298,462	$(691,535)	(53.3)%
General and administrative expenses	798,233	865,690	(67,457)	(7.8)%
Research and development expenses	567,809	828,311	(260,502)	(31.4)%
Total operating expenses	$1,972,969	$2,992,463	$(1,019,494)	(34.1)%

Our operating expenses consist of selling, general and administrative and research and development (“R&D”) expenses. Operating expenses decreased by approximately $1.0 million, or 34.1%, from approximately $3.0 million for the year ended September 30, 2022 to approximately $2.0 million for the year ended September 30, 2023. The decrease in our operating expenses was primarily due to approximately $0.7 million decrease in selling expenses and approximately $0.3 million research and development expenses.

Selling expenses primarily consisted of salary and compensation expenses relating to our sales personnel, advertising expenses, promotional service fee, travel and other expenses relating to our sales activities. Selling expenses decreased by approximately $0.7 million or 53.3% from approximately $1.3 million for the year ended September 30, 2022 to approximately $0.6 million for the year ended September 30, 2023. The decrease in selling expenses is mainly due to an approximately $0.7 million decrease in advertising expenses as a result of that management intentionally control the cost in the PRC to reserve more resources for new business in Hong Kong.

General and administrative expenses primarily consisted of salary and compensation expenses relating to our accounting, human resources and executive office personnel, and included rental expenses, depreciation and amortization expenses, impairment charges, office overhead, professional service fees and travel and transportation costs. General and administrative expenses decreased by approximately $0.1 million or 7.8% from approximately $0.9 million for the year ended September 30, 2022 to approximately $0.8 million for the year ended September 30, 2023, due to an approximately $0.2 million decrease in audit fees as more audit fee incurred during year ended September 30, 2022 for the initial 2-year-IPO audit. Furthermore, the Company cut-down certain outsourcing service costs to fit the smaller sales in mainland China, which also contributes a decrease of general and administrative expenses.

R&D expenses primarily consisted of compensation and benefit expenses relating to our R&D personnel as well as office overhead and other expenses relating to our R&D activities. R&D expenses decreased by approximately $0.3 million or 31.4% from approximately $0.8 million for the year ended September 30, 2022 to approximately $0.6 million for the year ended September 30, 2023. As less subscription services were provided during the year ended September 30, 2023, less R&D expenses are incurred to fit the decrease of revenue.

Other Income (Expense)

Other income (expense) primarily consists of interest expense, net and other income, net. Our net other income amounted to $32,857 for the year ended September 30, 2023, increased by $17,076 or approximately 108.2% from $15,781 for the year ended September 30, 2022, due to less interest expense recorded.

Income tax provision (benefit)

Income tax provision (benefit) was $257,331 and $(68,536) for the years ended September 30, 2023 and 2022, respectively. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. However, our major operating subsidiary Shanghai NetClass Information Technology Co., Ltd. enjoys a preferential tax rate of 15%. The rest of our subsidiaries in PRC are subject to income tax rate of 25%. The income tax rate for our Hong Kong Subsidiaries for the first HKD2 million of corporate taxable income is 8.25%, while the standard profits tax rate of 16.5% remains for taxable income exceeding HKD2 million.

Net Income

As a result of the foregoing, our net income increased by approximately $0.03 million, or 22.3%, from approximately $0.13 million net income for the year ended September 30, 2022 to approximately $0.16 million net income for the year ended September 30, 2023. The increase of net income is attributed to approximately $1.0 million decrease in operating expenses, offset by $0.7 million decrease in gross profit and an increase of approximately $0.3 million in income tax provision.

Other comprehensive loss

Foreign currency translation adjustments amounted to $(29,439) and $(248,101) for the years ended September 30, 2023 and 2022, respectively. The balance sheet amounts with the exception of equity as of September 30, 2023 were translated at RMB7.2960 to USD1.00 as compared to RMB7.1135 to USD1.00 as of September 30, 2022. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the years ended September 30, 2023 and 2022 were RMB7.0533 to USD1.00 and RMB6.5532 to USD1.00, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S, dollar terms without giving effect to any underlying change in our business or results of operation.

Liquidity and Capital Resources

Substantially all of our operations are conducted in the PRC and all of our revenue, expenses, and cash are denominated in RMB. RMB is subject to the exchange control regulation in mainland China, and, as a result, we may have difficulty distributing any dividends outside of mainland China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars. As of September 30, 2023 and September 30, 2022, the aggregate amount of cash of $122,067 and $301,067 respectively, was held at major financial institutions in PRC.

The Cayman Islands holding company is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiary in the PRC. As a result, the Company’s ability to pay dividends depends upon dividends paid by our subsidiary. Our subsidiaries in the PRC are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, our subsidiary is required to set aside at least 10% of its after-tax profits each year based on PRC accounting standards, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. The statutory reserve funds are not distributable as cash dividends. Remittance of dividends by our subsidiary out of the PRC is subject to examination by the banks designated by SAFE. Our subsidiary has not paid dividends and will not be able to pay dividends until it generates accumulated profits and meet the requirements for statutory reserve funds. In addition, we would need to accrue and pay withholding taxes if we were to distribute funds from our subsidiary in the PRC to us. We do not intend to repatriate such funds in the foreseeable future, as we plan to use existing cash balance in PRC for general corporate purposes.

As of September 30, 2023, the Company had working capital of approximately $4.2 million and generated a net income of approximately $0.1 million. For the year ended September 30, 2023, the Company had net cash provided by operating activities of approximately $0.4 million. The Company has historically funded its working capital needs primarily from operations, bank loans, advance payments from customers and shareholders. The working capital requirements are affected by the efficiency of operations, the numerical volume and dollar value of revenue contracts, the progress or execution on customer contracts, and the timing of accounts receivable collections.

In assessing its liquidity, the Company monitors and analyzes its cash on hand, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. As of September 30, 2023, the Company had cash of approximately $0.5 million. The Company believes that its cash on hand and operating cash flows will be sufficient to fund its operations over at least the next 12 months from the date of this report. However, the Company may need additional cash resources in the future if the Company experiences changed business conditions or other developments, and may also need additional cash resources in the future if the Company wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed the Company’s amounts of cash on hand, the Company may seek to issue debt or equity securities or obtain a credit facility.

For the years ended September 30, 2023 and 2022

	For the Years Ended September 30,
	2023	2022
Net cash provided by (used in) operating activities	$391,876	$(571,449)
Net cash provided by investing activities	-	-
Net cash used in financing activities	(152,913)	(125,578)
Effect of exchange rate change on cash	(16,067)	(43,205)
Net increase (decrease) in cash and restricted cash	$222,896	$(740,232)

Operating Activities

Net cash provided by operating activities was approximately $0.4 million for the year ended September 30, 2023. Net cash provided by operating activities for the year ended September 30, 2023 consisted of approximately $0.2 million of net income, adjustment of $0.4 million non-cash items, a decrease of accounts receivable of approximately $1.1 million, an increase of approximately $0.2 million in accounts payable, an increase of approximately $0.2 million in tax payable, offset by an increase of approximately $1.0 million in advance to vendors, an increase of approximately $0.4 million in prepayments and other current assets, a decrease of approximately $0.1 million in advance from customers, and a decrease of approximately $0.1 million in accrued expenses and other liabilities.

Net cash used in operating activities was approximately $0.6 million for the year ended September 30, 2022. Net cash used in operating activities for the year ended September 30, 2022 consisted of approximately $0.1 million of net income, adjustment of $45,563 non-cash items, a decrease in inventory of approximately $0.2 million, an increase of approximately $0.1 million in accounts payable, an increase of approximately $0.1 million in due to a related party, an increase of approximately $0.1 million in accrued expenses and other liabilities, offset by an increase of approximately $1.2 million in accounts receivable and a decrease of approximately $0.1 million in advance from customers.

Investing Activities

Net cash provided by investing activities was $nil for fiscal 2023 and 2022.

Financing Activities

Net cash used in financing activities was $152,913 for fiscal 2023, mainly consisted of repayment of bank loans of $132,035, repayments to related parties of $1,418 and $92,533 payment for deferred issuance costs in connection with this offering, offset by proceeds from related parties of $73,073.

Net cash used in financing activities was $125,578 for fiscal 2022, mainly consisted proceeds from bank loan of $177,642, repayment of bank loans of $132,429 and $170,791 payment for deferred issuance costs in connection with this offering.

Capital Expenditures

The Company made capital expenditures of $nil for the years ended September 30, 2023 and 2022, respectively. The Company will make capital expenditures to meet the expected growth of its business when necessary.

Contractual Obligations

The Company had an outstanding bank loan of $nil and $130,938 as of September 30, 2023 and 2022, respectively. The Company has also entered into non-cancellable operating lease agreements for several offices. The leases are expiring through August 31, 2025.

The following table sets forth our contractual obligations and commercial commitments as of September 30, 2023:

	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease arrangements	$56,009	$43,173	$12,836	$-	$-
Total	$56,009	$43,173	$12,836	$-	$-

The following table sets forth our contractual obligations and commercial commitments as of September 30, 2022:

	Payments Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease arrangements	$55,831	$44,665	$11,166	$-	$-
Bank loans	130,938	130,938	-	-	-
Total	$186,769	$175,603	$11,166	$-	$-

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the years ended September 30, 2023 and 2022 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impact on our consolidated financial statements are described below, which should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider.

•	our selection of critical accounting policies;

•	the judgments and other uncertainties affecting the application of such policies;

•	the sensitivity of reported results to changes in conditions and assumptions;

Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) accounts receivable, net; and (iii) income taxes. See Note 2—Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) allowance for doubtful accounts for accounts receivable and (ii) valuation allowance of deferred tax assets.

Allowance for doubtful accounts for accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. Allowance for doubtful accounts amounted to $634,166 and $694,257 as of September 30, 2023 and September 30, 2022.

Valuation of deferred tax assets

Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the management consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. Deferred tax assets are then reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more likely than not that a portion of or all of the deferred tax assets will not be realized.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as September 30, 2023 and September 30, 2022. However, since the deferred tax assets related to operating loss has a limited window of use, to be conservative, management decided to record a partial valuation allowance. Valuation allowance amounted to $21,910 and $133,333 as of September 30, 2023 and 2022, respectively. While we consider the facts above, our projections of future income qualified tax-planning strategies may be changed due to the macroeconomic conditions and our business development. The DTAs could be utilized in the future years if we make profits in the future, the valuation allowance shall be reversed.

Recently issued accounting pronouncements

A list of recent relevant accounting pronouncements is included in Note 2 “Summary of Principal Accounting Policies” of our Consolidated Financial Statements.

BUSINESS

Overview

We are a B2B (Business-to-Business) smart education specialist, providing IT solutions to schools, training institutions, corporations, public agencies, and other institutions or corporate customers. We offer SaaS subscription service and, application development. Our solutions modules include teaching management, campus management, online teaching, online examination, epidemic prevention and control, data storage and computing system, EDC (Education Credit) blockchain system, and lecturer evaluation services. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

We believe we are one of the better known brands in the PRC’s online education software and digital transformation industry. We have advantages in customized design, an easy-to-use interface, knowledge of the industry and market, and our experienced management. In addition, we believe we are the first to incorporate blockchain technology in online education. For more details, see “– Our Products and Services – EDC (Education Credit) blockchain system.” Our B2B business revenues were $11,089,528 and $9,257,607 during the fiscal years ended September 30, 2023 and 2022, respectively.

In 2023, due to the subsequent impact of the epidemic, the Company, like many other Chinese companies, intends to become an international enterprise and actively expands overseas markets. As Hong Kong is a bridge between mainland China and overseas, the Company focuses on Hong Kong and effectively expands its application development business, including data storage and computing equipment, and technical services. Furthermore, the Company hopes to expand its market in Southeast Asia in the future.

Starting from 2023, the Company has dual headquarters, namely, NetClass China and NetClass HK, which are located in Shanghai and Hong Kong respectively. The business of NetClass China mainly undertakes the development of SaaS subscription services, smart campus and other application development services, as well as the Company's research and development work. NetClass Hong Kong's business mainly focuses on application development and technical services. In the future, the Company will gradually expand its technical services and SaaS subscription business in Hong Kong and overseas. At the same time, the Hong Kong headquarter serves as a base for conducting business with Southeast Asian countries.

Our main products and services are as follows:

Smart Campus Solutions

Smart Campus is information systems designed for schools that includes the basic network infrastructure and the digital education resources management. Smart Campus can help schools and teachers improve teaching efficiency, and help students and parents boost learning participation and engagement. For example, a smart campus can include systems that manage classrooms, students, teachers, curriculum, transcript, safety, property, environment and energy, etc. Depending on the customer’s needs, we can design an integrated smart campus that includes several modules or we can provide services based on a single module.

Smart Campus systems collect and analysis the studying data and related information provided by school, teachers and students. The system processes the data and generate feedback and alerts to schools for offering better teaching and management service to students, and for the safety of students.

Our IT solutions in building a smart campus include (1) management system of teaching resource like facilities, courseware, teaching data, environmental energy data; (2) providing online course registration, curriculum management, transcript management, course evaluation; (3) classroom e-learning large screen and interactive learning system, and intelligent grading technology to help teachers grade exams and keep record; (4) monitoring attendance and enhancing campus safety through surveillance cameras on campus and face recognition technology; (5) through our epidemic prevention and control system, providing COVID-19 data tracking such as the health code and vaccination records.

During the fiscal years ended September 30, 2023 and 2022, revenue from Smart Campus Solutions related sales accounted for 26.3% and 34.0% of our total revenue, respectively.

NetClass Mobile Learning Platforms

NetClass mobile learning platforms are designed for online leaning. Traditional in-person trainings may be limited by space, costs, and travel restrictions as a result of the COVID-19 pandemic. The NetClass mobile learning platforms allow users to watch video, manage courses, and ask questions at a time and place that best fit their schedule. We can provide a curated selection of courseware based on a customer’s need and keep record of the learning process. NetClass mobile learning system can also support learners to study on desktop computers. The platform also organizes such data into charts and information that is valuable to the customer to evaluate and improve the efficiency of their trainings. Generally, the customers provide the topics of trainings and sometimes provide course material themselves. If the customers do not have course material ready to use, we will either purchase the courseware from third parties or work with the customer to create course materials.

(Picture: NetClass Mobile Learning)

During the fiscal years ended September 30, 2023 and 2022, revenue from online learning platforms and related services and development accounted for 39.6% and 83.7% of our total revenue, respectively.

EDC (Education Credit) Blockchain System

The EDC (Education Credit) blockchain system facilitates record keeping that ensures secure, traceable, verifiable, and non-fungible exchange of data such as education credits, education coupons and certificates among institutions in the education ecosystem.

The EDC system awards one EDC credit to the student who completes one hour of the training course. Such EDC credits create records for awarding academic certificates upon completing certain amount of training courses. The EDC credits and certificates earned by the student are not changeable and cannot be rewritten, which creates a digital academic credential that is readily accessible and permanent that accompanies the student for a lifetime. The EDC system also awards digital certificate of coupons and rewards in the form of tokens upon completion of one course. The EDC blockchain system has generated no revenue since it was launched in 2018.

The EDC blockchain system has been operating stably and safely since its first launch in 2018. It has been recognized by the Shanghai Municipal Commission of Economy and Informatization. We have completed demonstrations with Shanghai Opening University, Jing’an Professional Education Group, and Zhucai Beijing Technology Training Co., Ltd. We have also established a strategic partnership with Shanghai Computer Software Technology Center to promote blockchain applications in training institutions. The EDC system is currently one of the few successful practice cases in this field. NetClass China is also one of the few companies that have filed with the Office of the Central Cyberspace Affairs Commission of China to certify educational blockchain.

The following shows an example of the data on the EDC system:

(Figure: Education Blockchain Platform)

In many cases, our EDC blockchain services are provided to our customers together with smart campus projects and online learning platform projects.

NetClass Online Examination System

The NetClass online examination system provides online exam reservation, examinee’s identity verification, and real-time exam supervision. The system, powered by artificial intelligence learning, recognizes and automatically records the examinee’s abnormal behaviors during the exam, such as lowering their heads, leaving their seats, leaving the examination interface, opening additional documents, etc. The system will then stop the exam and alert the exam administrators. The online examination system supports the NetClass mobile learning platform and other services involving tests and evaluations and makes remote examinations practical and secure.

Artificial Intelligence Assisted Online Education System

The application of artificial intelligence (AI) technology is rapidly developing in 2023, which lead to a public common belief that AI technology is bringing about a new industrial revolution. We believe that AI technology especially the Large Language Model (LLM) will play an extremely important role in various industries. In order to maintain the technical advantage in online education and related areas, we are dedicated to long-term research and development in AI applications, aiming to run a vertical LLM in the field of smart education. Believing that AI technology can help the Company provide better products and services to our customers, we decided to develop and provide AI assisted English learning systems to our education clients, and NetClass HK entered into an AI technical development service agreement with one AI development supplier in Hong Kong (an independent third party) on October 2, 2023 for vertical LLM for English learning system to its education clients. Under the agreement, the developer agreed to conduct pre-training and necessary fine-tuning of a general-purpose open-source AI large language framework model for the Company's sole use for a total fee of $2,000,000. The Company made a payment in the amount of $1,900,000 in 2023. The agreement stipulated a training period of four months, and required the technical supplier to provide the computing power for this training, and thereafter, the vertical LLM shall be inspected and confirmed by the company after the training is completed. The trained vertical LLM shall then be deployed according to the company's requirements and support of language teaching and other services. NetClass HK shall own all intellectual properties, if any, as a result of the agreement. The agreement is governed by the laws of Hong Kong. In January 2024, the program was delivered to NetClass HK and has been successfully used in our AI-assisted English learning system, which has already attracted some college users. We believe that AI technology can bring new opportunities to our Company, especially in upgrading the Company's online education system to be more intelligent and efficient.

NetClass Epidemic Prevention and Control System

Our epidemic prevention and control system provides an integrated solution for the health management of schools during the COVID-19 Pandemic. The epidemic prevention and control system records the user’s information including body temperature, ID card verification, face recognition, travel code, COVID-19 test result, and vaccination records. Because of its identity authentication function, the system is also applicable to different scenarios such as temporary passes at work, student identity verification at school, etc. All the data and information obtained on epidemic prevention and control are accessible nationwide through one code. Therefore, it provides our customers with an easier solution to health management.

Online Lecturer Evaluation Services

The online lecturer evaluation services target customers seeking online teaching certificates. The training materials are based on the evaluation standards and guidelines of the associations issuing such certificates. Currently, the online lecturer evaluation services are designed for China General Chamber of Commerce. Its online teaching certificate requires applicant to be tested based on comprehensive teaching ability, knowledge of online education policies and norms, and proficiency in using online education tools. As of the date of this prospectus, 176 applicants have participated and 20 has passed the online lecturer evaluation. For applicants who passed the evaluation, China General Chamber of Commerce will issue the certificates, and we will provide the digital blockchain-based certificate as well.

Application Development Services

The application development service contracts include technical service agreements, software service and development, data storage and computing system sales agreements, among others. NetClass China provides application development service to the mainland China customers such as the Municipal Education Commission, Shanghai Open University, Shanghai Herocheer Technology Co., Ltd. NetClass HK provides application development service to the Hong Kong customers such Gallop Trading Ltd, Nurbr International Limited, among others. Technical service agreements usually have a term of one to three years. Generally, the agreements customarily states that the services shall be delivered within a certain period of time, and can be terminated if performance is impossible due to a violation of laws or force majeure. The agreements usually also prohibit us from assigning the rights and obligations under the agreement without prior written consent of the customer. Since delivery under these agreements usually happens shortly after signing, the agreements do not necessarily include a termination clause. For more details of technical service agreements and software service and development sales agreements, see “– Customers and Suppliers – Major Customers.” Revenue from application development service is recognized at customer acceptance. For the fiscal year ended September 30, 2023, our application development service revenue was approximately $8.3 million as compared to approximately $3.4 million for the year ended September 30, 2022. The increase in application development service revenue was approximately 146% due to the Company's focus on expanding its business in Hong Kong in 2023, which mainly focuses on application development services.

Industry Overview

All the information and data presented in this part have been derived from the research reports of Shanghai Association for Informatization Development Research (SAIDER), as well as some public reports from the Chinese government website which we will specifically declare. SAIDER has advised us that the statistical and graphical information contained herein is drawn from its database and other sources and research reports of SAIDER were prepared for use in connection with the offering. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Industry Background: Online Education is the Future of Education

An online education platform is a software system that supports online teaching and learning activities. In the 21st century, also known as the digital age, the modern distance education marked by online education comes to the fore. Online education is a new form of education produced by the application of modern information technology in educational fields. The key to online education implementation is to create a network learning environment that encourages active learning. The learning activities in the network learning environment are impractical without an online education platform. The online education platform in a broad sense includes hardware facilities and software systems supporting online teaching. The online education platform in a narrow sense is a general term for the software system that is built on the basis of the Internet and provides comprehensive support services for online teaching. Relying on the Internet business model, online education institutions attract viewers through education platforms, products and services, and convert such traffic into revenues for further investment in their marketing and product creation, eventually forming a closed-loop Internet business.

With the development of Internet technology and the maturity of application software, Software-as-a-Service (“SaaS”) is a completely innovative software application mode that arises in the 21st century. Under the traditional model, the vendor deploys the software product to multiple customer terminals within the enterprise through the License to achieve the delivery. SaaS defines a new way of delivery and makes the software further embody its essence of service. The enterprise deploys informatization software for its own operation and management services. The appearance of software is the informatization of business processes, but its essence is still a service mode. SaaS changes the way of providing traditional software services, reduces a lot of upfront investment required for local deployment, and further highlights the service attributes of informatization software. Therefore, SaaS may become the mainstream delivery model in the future informatization software market.

Economic Environment

As the first country to recover its economy since the COVID-19 Pandemic, the PRC has increased financial investment and introduced preferential policies for online education. The increase in residents’ disposable income has built a solid economic foundation for the development of the online education software platform   industry. Over the past decade, the PRC’s GDP and per capita income have increased continuously. In 2020, the total investment in education nationwide exceeded 5 trillion yuan, up 5.69% year on year. Over the past five years, the PRC’s per capita disposable income has increased and grown steadily, establishing a solid economic foundation for online education consumption.

Social Environment

The acceptance of online education in the PRC is increasing year by year, which leads to high demand for online education software platforms from B-side customers and C-side customers. For example, the PRC faces a huge talent gap in the manufacturing industry, which gives rise to the importance of improving vocational skills and receiving vocational education, so more and more manufacturing enterprises use online education software platforms to build enterprise training platforms.

Technological Environment

With the support of technologies such as artificial intelligence, big data and cloud computing, the PRC’s online education software platform industry is growing. Since 2016, the emerging business in PRC has been growing rapidly, including data center business, cloud computing business and big data business, which grew by 18.4%, 91.5% and 35.5% respectively in 2020. the PRC’s artificial intelligence industry is in transition from the development stage to the mature stage. The scale of the core artificial intelligence industry is expected to reach 247.6 billion yuan in 2022 and exceed 600 billion yuan in 2026.

Industry Market

The Covid-19 pandemic that began in 2020 forced the conversion of teaching scenarios from offline to online, prompting users to migrate from offline to online, changing users’ study habits to a certain extent, and improving users’ awareness and understanding of online education. In recent years, the scale of the PRC's online education market has maintained growth. In 2019, the scale of the PRC's online education market was RMB404.1 billion, with a growth rate of 20.2%; in 2020, the epidemic has become a watershed in the online education industry, and the penetration rate of online education has increased significantly available at https://bg.qianzhan.com/report/detail/300/211126-7df0a186.html and https://www.chinanews.com.cn/cj/2018/04-19/8495560.shtml. Driven by favorable policies and mature technology, the online education market is expected to reach RMB559.6 billion in 2021.

In Hong Kong, the Covid-19 pandemic has caused temporary closures of educational institutions around the world, leading to the widespread suspension of face-to-face classes and cancellation of examinations. To minimize the disruption of the academic calendar, a majority of educational institutions have replaced traditional face-to-face learning with online learning with remote online platforms. Having many impacts on the education market, online learning has been gaining popularity worldwide due to technological advances and the proliferation of the internet. In Hong Kong, more and more schools and researchers are attempting and researching online education, and at the same time, more and more students are participating in online learning. See more information available at https://link.springer.com/article/10.1007/s10758-022-09603-z.

The following graphs provide data on the market size and CAGR of China's online education industry as of 2021.

Source: SAIDER

The PRC online education software industry has a broad market prospect, it provides different scenarios for business training, e-learning and exam preparation, etc. The PRC’s online education software platform market is viewed as an incremental market, not a stock market. Therefore, we expect to expand new business markets to small towns, rural areas, and overseas markets.

PRC education informatization market.

Basically education informatization includes smart campus solutions and construction, application software development, IT system integration and related IT equipment. With the development of the economy, the PRC's investment in the field of education informatization is also increasing. Under the strong policy support, the PRC's education informatization market has entered a stage of rapid growth from 2017 to 2020, and the total industry revenue has increased from 325.1 billion RMB to 427.8 billion RMB, the CAGR was 9.6%. In 2020, there is still a growth trend. The total revenue of the PRC's education informatization market is expected to grow at a CAGR of 9.4% from   2020 to 2022. In 2022, the total revenue will reach 527.7 billion RMB.  The education informatization market has huge development potential. The following graphic shows the market size of the PRC education information in recent years estimate to the date end of 2022.

Source: SAIDER

Industry Chain

There are many participants and a complete industrial structure in the PRC’s online education software industry. Specifically, upstream participants include cloud computing services and other technical service providers, midstream participants include the PRC’s online education software platforms, and downstream participants include corporate clients, training institutes and individual consumers. In addition, as a midstream company, we have strong bargaining power. This is because the midstream enterprises have strong commercialization power and therefore are able to guide the users to a large extent, and because there are few market players, the market is concentrated and the midstream enterprises have the market power, especially the bargaining power.

Industry Supply and Demand

Currently, while the supply of the industry is steadily growing, it is still unable to meet customers’ demand. From 2015 to 2022, the number of online education software platform companies in the PRC keeps growing. However, the existing platforms are not able to meet the high demand of the industry. The customers are primarily enterprises clients and training and career development institutes. In particular, the enterprises clients are primarily from the real estate, information technology, manufacturing and finance industries.

The industry is at the high point of the business cycle for the next 10 years, and the number of financing activities and volume in the PRC is growing rapidly. In addition, the prosperity trend of the PRC’s online education software platform industry over the next few years will be similar to the boom in the PRC’s consumer Internet industry from 2012 to 2015. Therefore, it is a good opportunity now to invest in this industry.

The following graph provides data regarding the financing events and financing amount of the PRC’s online education industry in recent years as the date end of 2020.

Source: SAIDER

Industry Status

According to the “Digital China Development Report (2021)” issued by the State Internet Information Office and the “China Digital Economy Development Report (2022)” issued by the China Academy of Information and Communications Technology, the PRC’s digital economy scale increased from RMB 27.2 trillion in 2017 to RMB 45.5 trillion in 2021 and its CAGR is larger than that of the PRC’s GDP in the past 3 years indicating the digital transformation trend cannot be reversed. SaaS penetration rate is gradually increasing in various industries such as finance, e-commerce, and healthcare in the PRC, indicating SaaS has high business value and digitalization is an irreversible growing trend. See more information available at http://www.saider.org.cn/h-nd-109.html?fromMid=382&fromColId=120; the official state press agency of the People's Republic of China, Xinhua News Agency, available at http://www.xinhuanet.com/2022-08/01/c_1128879891.htm and http://www.xinhuanet.com/tech/20220711/4c3a9c73ae7f4331ba09088ea61ce69d/c.html.

Source: SAIDER

The 5G network provides new opportunity for online learning. Online learning platforms can utilize the 5G technology to enrich the teaching environment and create a fully engaging teaching method, incentivizing students’ understanding of the teaching materials. The 5G technology resolves online learning problems, including interruption of internet, low quality of audio, unclear video and weak connection. By adopting the 5G technology in combination with AR/VR full background projection, it creates a highly-interactive, high-quality and constantly improving teaching environment.

The birth of new business scenarios, expansion of new markets, and the increase in repurchase rates make the industry an incremental market. Also, CAGR of the industry remains over 15%, indicating promising market prospects. Covid-19 raised people’s online learning awareness, and there is ample market space for the development of online learning.

The electronics industry is the largest product export and foreign exchange earning industry in Hong Kong, accounting for 72.5% of Hong Kong's total exports in 2022. The industry mainly exports through transshipment, mostly high-tech products, especially telecommunications equipment, semiconductors, and computer related products. According to the latest statistics, in 2022, Hong Kong is the world's largest exporter of integrated circuits by value; The second largest exporter of computer accessories in the world; And the third largest smartphone export destination in the world. After a 27.7% increase in total exports of electronic products from Hong Kong in 2021, it decreased by 8.8% in 2022. The main export markets are mainland China, the European Union, ASEAN, and the United States. The total exports of Hong Kong in 2021 and 2022 were HKD 3601.4 billion (USD 480.2 billion) and HKD 3285 billion (USD 421.1 billion), respectively.

Based on the annual analysis of Hong Kong's export performance by the Hong Kong Trade Development Council and an assessment of multiple factors that may affect Hong Kong's exports in the next 12 months of 2024, it is estimated that Hong Kong's exports will grow by approximately 4% to 6% in 2024. In 2024, Hong Kong's electronic product material exports will drive a mild recovery in overall exports. See more information available at https://research.hktdc.com/sc/article/MTU2MDQ4MjM3Mg.

Corporate Structure

Below is a chart illustrating our current corporate structure:

NetClass Technology Inc
("NetClass Cayman")
a Cayman Island exempted company
100%
100%
DragonSoft Group Co., Limited
("NetClass HK")
a Hong Kong company
NetClass International Limited
("NetClass International")
a Hong Kong company
100%
Shanghai Zhima Information Techonology Co., Ltd.
("WFOE")
a PRC company
100%
21.46%
Shanghai Netwide Enterprise Management
Co., Ltd. ("Shanghai Netwide")
a PRC company
78.54%
Shanghai NetClass Information Technology Co., Ltd.
("NetClass China")
a PRC company
99%
1%
100%
100%
100%
Shanghai Chuangyuan Education
Technology Co., Ltd.
("NetClass Education")
a PRC company
Shanghai NetClass Enterprise
Manangement Co., Ltd.
("NetClass Management")
a PRC company
Shanghai NetClass Human
Resource Co., Ltd.
("NetClass HR")
a PRC company
NetClass Training
(Shanghai) Co., Ltd.
("NetClass Training")
a PRC company

NetClass is a Cayman Islands exempted company incorporated on January 4, 2022. We conduct our business in the PRC through our subsidiaries. The consolidation of our Company and our subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

NetClass HK was incorporated on December 12, 2006, under the laws of Hong Kong SAR and acquired by NetClass on May 5, 2022. NetClass HK is a wholly-owned subsidiary of NetClass and is our main operating entity in Hong Kong as well as the holding company of our PRC subsidiaries.

NetClass International was incorporated by NetClass on July 28, 2023, under the laws of Hong Kong SAR. NetClass International is a wholly-owned subsidiary of NetClass and currently does not conduct any business operations. “Hong Kong Subsidiaries” refer to NetClass HK and NetClass International collectively.

WFOE was incorporated on May 5, 2019, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of NetClass HK and a wholly foreign-owned entity under the PRC laws. It is not currently engaging in any active business and merely acting as a holding company.

NetClass incorporated Shanghai Netwide on April 27, 2022 under the laws of the People’s Republic of China. Shanghai Netwide is a wholly owned subsidiary of WFOE and is not currently engaging in any active business and merely acting as a holding company.

NetClass China was incorporated on May 13, 2003, under the laws of the People’s Republic of China. WOFE owns 21.46% equity interest and Shanghai Netwide owns 78.54% equity interest of NetClass China. NetClass China mainly engages in information technology including digital IT product and service, software development, platform development, Smart Campus, Mobile Learning Platforms development and big data cloud computing service.

NetClass Education, a wholly-owned subsidiary of NetClass China, was incorporated on April 14, 2004 under the laws of the People’s Republic of China. NetClass Education mainly engages in an online-training service, “Part-time Assistant” remote project for long-term development of personal credential and future career.

NetClass HR, a wholly-owned subsidiary of NetClass China, was incorporated on November 9, 2016 under the laws of the People’s Republic of China. NetClass HR is not currently engaging in any active business.

NetClass Management a wholly-owned subsidiary of NetClass China, was incorporated on August 29, 2016 under the laws of the People’s Republic of China. NetClass Management is not currently engaging in any active business.

NetClass Training, a wholly-owned subsidiary of NetClass China, was incorporated on August 19, 2016 under the laws of the People’s Republic of China. NetClass Training mainly engages in online-training and related technology and courseware service.

Competition

We face competition from providers of online education software services and expect to face increasing competition from existing competitors and new market entrants in the online professional education and test preparation markets. Specifically, due to low barriers to entry for Internet-based businesses, we expect to face increasing competition from both existing domestic competitors and new entrants to the online education market. We may face increased competition from international competitors that cooperate with local businesses to provide services based on the international competitors’ technology and experience developed in their home markets.

Customers and Suppliers

Major Customers

We have a B2B business model and we mainly serve enterprise/institutional customers, including: enterprises (including in-house on-job training department), educational institutions (including schools and training companies) and government agencies (mainly Shanghai Municipal Education Commission). The categories of our customers and the ratio to revenue are as follows:

For the fiscal year ended September 30, 2023, we had two customers: Gallop Trading Limited and Shanghai Detuo Information Technology Co., Ltd, who each accounted for more than 10% of the total revenue and collectively accounted for approximately 53.7% of the total revenue.

Gallop Trading Limited mainly purchases computer storage and computing systems, including equipment as well as the system software and testing and debugging technical services. Pursuant to its purchase order with NetClass HK, NetClass HK shall deliver the products in Grade A within five days after payments by Gallop Trading Limited. NetClass HK provides a 30-day warranty on the products.

Shanghai Detuo Information Technology Co., Ltd primarily acquires a high-tech park intelligent management system construction and integration and certain SAAS platform services from NetClass China. Shanghai Detuo Information Technology Co., Ltd shall inspect and test the products upon delivery and if products do not meet the standards agreed upon by both parties, NetClass China shall deliver the required products within five days. If such default cannot be cured by re-delivery, NetClass China shall pay liquidated damages in an amount equal to 5% of the purchase price under the agreement. NetClass China shall also provide training and an eighteen-month warranty. Upon expiration of the warranty, NetClass China shall continue to provide maintenance services and may charge service fees. After full payment of the fees by Shanghai Detuo Information Technology Co., Ltd, Shanghai Detuo Information Technology Co., Ltd shall own the software and any intellectual properties thereof. The breaching party shall compensate the non-breaching party for the losses suffered due to the breach of contract, including but not limited to the non-breaching party's direct and indirect economic losses, investigation and evidence collection fees, litigation fees/arbitration fees, travel expenses, etc. If either party delays the delivery of the products or the payments of the purchase price, the non-defaulting party is entitled to liquidated damages in the amount of 0.05% of the purchase price under the agreement, and if such delay exceeds 15 days, the non-defaulting party has the right to terminate the agreement. The agreements are governed by the laws of the PRC.

For the fiscal year ended September 30, 2022, we had three customers Zhucai Technilcal Training (Beijing) Co., Ltd, Shanghai Lingjiang Electronic Technology Co., Ltd and Shanghai Yiqilai Culture Communication Co., Ltd, who each accounted for more than 10% of the total revenue and collectively accounted for 37.1% of the total revenue.

The application development service contracts including technical service agreements, software development agreements and equipment sales agreement with major customers contain terms regarding scope of services, effective period, fees and settlement, inspection and quality assurance, termination, and liabilities for breach of contract, etc.

Technical service agreements usually have a term of one to three years. Generally, the agreements will also state that the services shall be delivered within a certain period of time. The agreements can also be terminated if performance is impossible due to a violation of laws or force majeure. The agreements usually also prohibit us from assigning the rights and obligations under the agreement without prior written consent of the customer.

Software service and development sales agreements usually state that the services shall be delivered within a certain period of time. Because delivery under these agreements usually happens shortly after signing, the agreements do not necessarily include a termination clause.

Major Suppliers

Our suppliers include software suppliers, equipment suppliers and advertisers, who mainly provide us with application software, project equipment, advertising services, consulting services and other products or services. Even though we have suppliers that each accounts for more than 10% of the total cost, we are not dependent on any suppliers. We maintain good relationships and close liaison with various high quality suppliers to ensure adequate and timely supply of products and services.

For the year ended September 30, 2023, NF Smith and Associates, Diaisi Information Technology Co., Ltd, and Shanghai Thrive Information Tech. Co., Ltd accounted for approximately 47.8%, 12.4%, and 11.8% of total purchases, respectively. For the year ended September 30, 2022, Shanghai Keping Information Tech. Co., Ltd, Shanghai Thrive Information Tech. Co., Ltd, Shanghai Xuanping Information Tech. Co., Ltd, and Shanghai Chunshen Saihua Intelligent Technology Co., Ltd accounted for approximately 39.8%, 14.5%, 11.6% and 10.8% of total purchases, respectively.

The contracts with our suppliers are primarily on a fixed-price basis, which require the supplier to provide us with application software, project equipment and application platform maintenance service. The agreements can also be terminated if performance is impossible due to a violation of laws or force majeure. The agreements usually allow us to have a right to inspect the product or equipment provided by suppliers while suppliers have a right to cure the defect. Unexpected technical, operational, logistical, regulatory or other problems, including but not limiting to the defects in the products or equipment provided by our supplier, could delay or prevent the introduction of one or more of new courseware, services or products and have material impact on our operation. See “Risk Factors – Risks Related to Our Business and Industry - If we fail to develop and introduce new coursewares, services and products that meet our target course participants’ expectations, or adopt new technologies important to our business, our competitive position and ability to generate revenues may be materially and adversely affected” on page 41.

Considering that the performance of our suppliers may have an adverse impact on our operating results, financial condition, business and prospects, in order to manage the performance risk by suppliers, the agreement with such major suppliers usually specify in detail the scope of services, terms of rescission or termination, prohibition of performance by third parties and non-competition.

Competitive Strength

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Customized and Secure Services to Customers

We have a team of professionals experienced in software design and the online education industry. We also have knowledge in the industry and market from data collected during the ordinary course of our business. We offer products that are customized and built to order, or B2B, to meet its customers’ unique demands. Unlike the B2C model, the Company’s business adopts the B2B model, which is a more stable market strategy that will ensure the Company’s business can continue to grow steadily in the long run. NetClass leverages its competitive edge through the user-friendly designing and the quick response customized system. The R&D and service teams have more than seven years of experience with online training systems and they know exactly what the customer needs. Therefore, we can create customized solutions based on customers’ needs. In addition, our online learning platform has been certified on its network security level by the Shanghai Software Technology Development Center, proving we can provide our customers with secure and reliable services.

Unique technology innovation and application capability

We focus on research, development, and innovation. As a blockchain-based education software pioneer, we believe our proprietary and patented blockchain technologies make us stand out from the competition. Our data analysis team has extensive experience and strong technical background in processing learning data, teaching data, consumer profile data, behavioral data, purchase data. Our data engineers and technology specialists can utilize these data to feed our proprietary algorithms that provide our customer relevant, comprehensive, and practical insights. These insights inform our decision-making in connection with product development, business operations, and marketing and distribution. We believe the data-driven approach will improve our ability to meet customers’ demands.

Diversified market and expanding territory

Our customers are involved in various industries, including education, finance, medicine, information technology, culture and arts. We believe our diversified customer base and product line can mitigate the impact of economic and industry cycles. Currently, most of our customers are in Shanghai. We are developing the Nanjing market, and we also plan to expand our business and promote our products and services throughout PRC. We believe the continued expansion in new industries and new markets helps us mitigate risks of economic downturns in one or more particular industry or market.

Lower Cost Advantage

Compared to traditional education, we store the software codes we develop for customers and our research in our internal database for future reference, which significantly saves our time and monetary costs. As we create more solutions for customers, we believe the cost per project will decrease, and the profitability will improve over time.

Experienced Management Team

Our team has years of experience in technology and management in IT, blockchain, software, and big data. Our chairman of the board of directors, Mr. Jianbiao Dai, has more than twenty years of experience in the information technology industry. Our members of our management team has more than twelve years of experience in market management, more than twenty years of experience in education and more than ten years of professional experience in relevant technology research and development.

Business Strategies

Expanding Market Share

We believe our most compelling strength is to maintain our market position through developing competitive products by applying leading technologies. We plan to develop new markets and products by partnering with more schools, corporations, and associations and exploring new marketing channels. We believe this would allow us to build our brand awareness, enhance market penetration, and expand our market share.

Optimizing Our Products

We will continue to provide easy-to-use and flexible products through product design and technology innovation. We will also focus on applying information technology to different scenarios and developing more specialized product features to provide our customers with diversified products and services.

Growing User Base and Improving Customer Loyalty

We will continue to leverage our knowledge and data about the industry and market to develop precise target marketing strategies to grow our customer base. We also plan to explore and develop additional value-added services to better serve the customers and to improve customer loyalty.

Focusing on efficient operations and cost management

We plan to reduce the operation cost through technical innovation and provide customers with more competitive prices and higher quality products.

Maintain good relationships with suppliers

We will continue to maintain long-term cooperation with key suppliers to help them better understand and serve us. To reduce supplier concentration risk, we will continue to maintain good relationships and close liaison with various high quality suppliers to ensure an adequate and timely supply of products and services.

Products and Services

We provide smart education IT solutions and data storage and computing solutions to schools, training institutions, corporations, government agencies (mainly Shanghai Municipal Education Commission), and other institutions or corporate customers. Our service modes include the SAAS subscription services, application development services. Our solutions include modules such as teaching management, campus management, online teaching, online examination, data management, epidemic prevention, EDC (Education Credit) blockchain system, lecturer evaluation services, and data analysis services. These modules are powered by the mobile Internet, cloud computing, and big data technologies. Our mission is to provide high-quality and reliable products and services to our customers to maintain sustainable business growth over the long term.

For the fiscal year ended September 30, 2023, SaaS subscription services and application development services accounted for 25.0% and 75.0%, of total revenues, respectively.

Sales and Marketing

Currently, our main market is in Shanghai and Hong Kong. Our market was mainly in Shanghai and eastern mainland China before 2022. However, due to the impact of the pandemic on the PRC's economy, we expanded our services into Hong Kong and overseas markets in 2023, and we have made noticeable progress, especially in our Application development and IT solutions..

We market our products through customer referrals, recommendations from industry associations, advertisements, WeChat official accounts, cold calls and other methods. For example, we have promoted our products and services to member companies when participating in various professional technology associations in the IT industry, and we have publicized our products and services through our company website and WeChat official accounts. WeChat users can subscribe to WeChat official accounts and access latest information on these accounts every day. The Company publishes articles on its’ WeChat official account and subscribers including our employees, employees’ family and friends can share these articles to their personal network on WeChat. We allow the WeChat account to grow organically without other external marketing effort. As of the date of this prospectus, our WeChat official account has 910 subscribers and the number of subscribers are increasing each year. We have in total 4509 and 4,318 article views as of September 30, 2023 and 2022, respectively. As the date of this prospectus, we have more than 13,000 article views.

We believe the market demands for online educational technology services will continue to grow, driven by the rapid growth in the PRC online education market. In 2023 we have reduced market expense, our marketing expense was $513,474 and $1,202,430 for the years ended September 30, 2023 and 2022, respectively. Our marketing expenses accounted for 84.6% and 92.6% of the total selling and marketing expenses for the years ended September 30, 2023 and 2022, respectively. The decrease in marketing expenses has to some extent led to a decrease in subscription service revenue, from $5,877,323 in 2022 to $2,776,175 in 2023, while our application development services have maintained growth. Since we operate in a highly competitive market, brand maintenance and enhancement directly affect our ability to improve our market position. In 2024, we plan to restore marketing expenses to the level of 2022, and it is expected that subscription revenue will recover and significantly increase.

We plan to further increase brand awareness and market share by (i) promoting our products and services in different industries, (ii) engaging marketing partners to expand market reach, and (iii) explore new marketing channels, especially internet and social media marketing.

Research and Development

Our research and development activities are an important part of how we operate and are key to our competitive advantage and growth strategy. As of September 30, 2023, our R&D team consists of 17 employees. During the fiscal years ended September 30, 2023 and 2022, we invested $567,809 and $828,311 in research and development, and we expect to continue investing in ourselves.

As of the date of this prospectus, we have registered four patents, three of them in the PRC and one in the United States. We have also applied for two additional patents in the PRC. In addition, we have registered 67 software copyrights in the PRC, all developed in-house.

We continue to explore ways to better serve to our customers and increase customer loyalty by anticipating customers’ needs and improving the enterprise internal training platform to address those potential needs. In the future, we plan to leverage our pioneering position in blockchain technologies to optimize its utility.

Our Employees

As of September 30, 2023 and 2022, we had a total of 32 and 35 employees, respectively in the following departments:

	As of September 30, 2023	As of September 30, 2022
Marketing & Sales	6	5
Administration	4	4
Research and Development	17	21
Management	3	3
Finance	2	2
Total	32	35

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses, and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As required by regulations in the PRC, we participate in various employee social securities plans that local governments organize. We believe we have covered housing provident fund and all five types of social insurance, including, pension insurance, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance. During the fiscal year ended September 30, 2023, the Company paid a total of RMB 883,334 or $125,237, with an average monthly payment of RMB 73,611 or $10,436. During the fiscal year ended September 30, 2022, the Company paid a total of RMB 1,352,002 or $206,312, with an average monthly payment of RMB 112,667 or $17,193.

Description of Property

Our Properties and Facilities

Equipment

Our production relies on a wide variety of equipment, including equipment for office use and factory equipment, facilitating a complete production cycle. As of September 30, 2023 and 2022, our equipment’s total current value is RMB 356,599 ($48,876) and RMB 1,034,642 ($145,470), respectively.

Our equipment consists of electronic devices and office furniture and equipment. The above is devoted to offering online professional education platform and related courseware.

Lease commitment

NetClass China and Shanghai Wanrong Investment Management Co., Ltd. have entered into a 5-year lease agreement and a supplementary agreement with a lease term from January 1, 2018 to December 31, 2023 for the leased property located at 1198 Wanrong Road, Rooms 601B, 601C, 601D, 601E, 601F and 602. The leased construction area of the premises was 550 square meters from January 1, 2022 to August 31. 2022 and the rent was RMB 33,451 per month. The leased construction area of the premise changed to 421 square meters from September 1, 2022 to December 31, 2023 and the rent is RMB 25,605 per month. Thereafter, NetClass China and Shanghai Wanrong Investment Management Co., Ltd. have extended the lease to June 30, 2024, with a monthly rent at RMB 25,605.

NetClass Education and Shanghai Wanrong Investment Management Co., Ltd. have entered into a 5-year lease agreement and a supplementary agreement with a lease term from January 1, 2018 to December 31, 2023 for the leased property located at Rooms 601A and 603B, 1198 Wanrong Road. The construction area of the premises was 350 square meters and the rent was RMB 31,043.25 per month from January 1, 2021 to December 31, 2021. On December 31, 2023, the lease had expired, and no extension had been made.

NetClass HK and CHUI KAI KWONG ELECTRICAL ENGINEERING CO., LTD. entered into a one-year lease agreement on July 29, 2023, which commenced on September 1, 2023 and will end on August 31, 2024, with a monthly rent at HK$2,000. The premises are located at 19th Floor of Vulcan House, 21-23 Leighton Road, Causeway Bay, Hong Kong.

Intellectual Property

We rely on a combination of trademark, patent, and proprietary technology and contractual restrictions on disclosure to protect our intellectual property rights. We enter into relevant confidentiality agreements or provisions with our employees and certain customers and suppliers and rely on confidentiality agreements or provisions and other protections of our technical know-how to maintain our technical advantages in our products and design.

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patent, trademark, and trade secret laws, as well as confidentiality agreements to establish and protect our proprietary rights. We do not rely on third-party licenses of intellectual property for use in our business.

Patent

NetClass China has three Chinese patents and one USA patents issued and are to expire at various times from March 2035 through January 2039. As for our other products and the related manufacturing processes, since the technical information has been published and is in the public domain, we believe we can utilize such technical information without obtaining any patent license. We do not believe that we are violating the existing patent rights of any other party.

The following table briefly describes NetClass China’s registered patents, including their respective publication numbers, application filing date, issue date, expiration date, and title.

Number	Patent Name	Claimant	Patent Number	Issue Country	Filing Date	Pub. Date	Expiration Date
1	Digital education record mechanism based on blockchain token technology	NetClass China	201810415091.3	PRC	May 3, 2018	August 14, 2020	May 3, 2038
2	Digital education record management method Based on blockchain token technology	NetClass China	US10666425B2	USA	June 4, 2018	November 7, 2019	June 4, 2038
3	An Intelligent Teaching Platform For Electronic Commerce	NetClass China	201610605092.5	PRC	January 23, 2019	March 12, 2019	Jan 23, 2049
4	Internet Atomic Word Touch Learning Machine	NetClass China	201510147131.7	PRC	March 31, 2015	February 1, 2017	March 31, 2035

*	Patent expiration dates are routinely subject to dispute in patent infringement actions. No assurance can be given that third parties infringing our patents will not dispute the expiration dates of our patents or that we will be successful in defending against such disputes.

Trademark

The following table sets forth a brief description of NetClass China’s trademarks, including their respective publication numbers, application filing date, issue date, expiration date and title.

*	U.S. trademarks do not expire after a set period of time. Trademarks will persist so long as the owner continues to use the trademark. Once the United States Patent and Trademark Office (USPTO), grants a registered trademark, the owner must continue to use the trademark in ordinary commerce.

Number	Registrant	Trademark	Pub. Number	Filing Date	Issue Date	Expiration Date
1	NetClass China		12718822	2013-06-06	2014-10-21	2024-10-20
2	NetClass China		12718844	2013-06-06	2014-10-21	2024-10-20
3	NetClass China		8496223	2010-07-20	2011-08-14	2031-08-13
4	NetClass China		8496258	2010-07-20	2011-07-28	2031-07-27
5	NetClass China		16445491	2015-03-05	2016-05-28	2026-05-27
6	NetClass China		16445542	2015-03-05	2016-05-28	2026-05-27
7	NetClass China		16445550	2015-03-05	2016-09-28	2026-09-27
8	NetClass China		16609874	2015-03-31	2016-05-21	2026-05-20
9	NetClass China		16609931	2015-03-31	2016-05-21	2026-05-20
10	NetClass China		16629718	2015-04-02	2017-05-14	2027-05-13
11	NetClass China		16629585	2015-04-02	2017-05-14	2027-05-13
12	NetClass China		22365701	2016-12-22	2018-04-07	2028-04-06
13	NetClass China		19328367	2017-03-21	2017-04-21	2027-04-20
14	NetClass China		19209750	2017-06-07	2017-07-07	2027-07-06
15	NetClass China		22123040	2018-02-01	2018-02-14	2028-02-13
16	NetClass China		30123644	2018-04-09	2019-02-07	2029-02-06

Domain

NetClass China and NetClass Education have the right to use the following domain registration issued in the PRC.

Number	Domain Name	Claimant
1	NetClass.cn	NetClass China
2	NetClass.com.cn	NetClass China
3	NetClass.tech	NetClass China
4	Edc.org.cn	NetClass China
5	netban.cn	NetClass China
6	qianbei.org.cn	NetClass China
7	51pta.cn	NetClass China
8	shpeixun.org.cn	NetClass China
9	wangpeishi.org.cn	NetClass China
10	yage.org.cn	NetClass China
11	teacher365.cn	NetClass Education

Copyright

The following table sets forth a brief description of NetClass China, NetClass Training NetClass Education’s copyright in the PRC, including their respective publication numbers, application filing date, issue date, expiration date and title.

Number	Copyright Name	Claimant	Copyright Number	Filing Date	Issue Date
1	NetClass Phone Internet Location Tracking Software V1.0	NetClass China	2018SR916474	2010-01-01	2011-09-28
2	NetClass Video Surveillance Facial Pattern Recognition Camera Software	NetClass China	2011SR070829	2010-01-29	2011-09-28
3	NetClass Wisdom classroom software V1.0	NetClass China	2013SR074112	2012-08-10	2013-07-26
4	WXT Micro School Online Learning Platform Software	NetClass China	2014SR153169	2014-05-28	2014-10-28
5	Smart classroom ring screen remote control software	NetClass China	2015SR057335	2014-10-20	2015-03-31
6	Open Teaching Digital Laboratory Software	NetClass China	2015SR063828	2014-09-14	2015-04-16
7	NetClass Micro-school mobile online learning platform software	NetClass China	2015SR151950	2015-01-18	2015-08-06
8	NetClass Smart Classroom Cloud Education Platform Software	NetClass China	2015SR162202	2015-03-25	2015-08-21
9	NetClass Show Education Software	NetClass China	2016SR208251	2016-04-25	2016-08-08
10	NetClass Palm Party School Learning Software	NetClass China	2016SR208205	2016-05-14	2016-08-08
11	NetClass Professional Evaluation Software	NetClass China	2016SR213579	2016-05-18	2016-08-11
12	NetClass Extracurricular Learning Software	NetClass China	2016SR214377	2016-04-18	2016-08-11
13	NetClass Worry-Free Teacher Learning Software	NetClass China	2016SR214381	2016-05-25	2016-08-11
14	NetClass Business Sales Settlement Management Software	NetClass China	2016SR213556	2016-01-20	2016-08-11
15	NetClass Ielts Free Travel Learning Software	NetClass China	2016SR215538	2016-04-11	2016-08-12
16	NetClass smart wristband Education Software	NetClass China	2017SR064206	2016-11-18	2017-03-02
17	NetClass smart wristband Education Software back end	NetClass China	2017SR064556	2016-11-24	2017-03-02
18	NetClass VR tourism display system	NetClass China	2017SR024956	2016-03-09	2017-01-24
19	Hotel Teaching VR Demonstration System	NetClass China	2017SR024954	2016-02-18	2017-01-24
20	Interior decoration VR display system	NetClass China	2017SR024730	2016-06-10	2017-01-24
21	Interior Design VR Teaching Management Platform	NetClass China	2017SR024740	2016-01-01	2017-01-24
22	VR virtual reality teaching management system	NetClass China	2017SR024798	2016-09-23	2017-01-24
23	Etiquette training software	NetClass China	2017SR065811	2017-02-01	2017-03-03
24	School Campus Management Office Automation System	NetClass China	2017SR111877	2017-02-13	2017-04-12
25	Mobile Internet Innovation Micro-Lesson Education Platform Software	NetClass China	2018SR161005	2017-10-25	2018-03-12
26	Exhibition resource cloud platform software	NetClass China	2018SR283142	2018-01-02	2018-04-25
27	Exhibition resource automatic import tool platform software	NetClass China	2018SR284377	2018-01-11	2018-04-26
28	New energy vehicle design teaching software	NetClass China	2018SR282176	2018-01-18	2018-04-25
29	New energy vehicle professional resource service platform	NetClass China	2018SR281909	2018-01-31	2018-04-25
30	Exhibition resource construction platform software	NetClass China	2018SR281803	2018-03-01	2018-04-25
31	Exhibition quality course construction platform software	NetClass China	2018SR282802	2018-02-13	2018-04-25
32	OA office management platform software	NetClass China	2018SR281566	2018-02-19	2018-04-25
33	Storage Virtualization Engine System	NetClass China	2018SR242508	2018-03-20	2018-04-11
34	Server virtualization software	NetClass China	2018SR242501	2018-03-23	2018-04-11
35	Computer Vulnerability Scanning System	NetClass China	2018SR242493	2018-03-28	2018-04-11
36	Exhibition resource automatic import tool platform software	NetClass China	2018SR284377	2018-01-11	2018-04-26
37	EDC education chain learning record software	NetClass China	2018SR607410	2018-07-17	2018-08-01
38	Exhibition teaching quality assurance software	NetClass China	2018SR281572	2018-02-22	2018-04-25
39	Functional home network control system	NetClass China	2019SR0077634	2019-01-11	2019-01-22
40	Smart home network control system	NetClass China	2019SR0681908	2019-04-12	2019-07-02
41	Intelligent Talent Evaluation System	NetClass China	2019SR0262392	2019-01-24	2019-03-19
42	AI intelligent knowledge sharing system	NetClass China	2019SR0262386	2019-01-18	2019-03-19
43	Netban Intelligent monitoring track analysis system	NetClass China	2019SR0579781	2018-12-11	2019-06-06
44	Netban Intelligent monitoring behavior analysis system	NetClass China	2019SR0583659	2019-02-20	2019-06-06
45	Netban Face Recognition Visitor Management System	NetClass China	2019SR0583543	2019-03-22	2019-06-06
46	Netban Intelligent security integrated management system	NetClass China	2019SR0586987	2019-01-16	2019-06-10
47	Artificial Intelligence Facial Feature Recognition System	NetClass China	2019SR0677465	2018-11-19	2019-07-02
48	Artificial Intelligence Maker Teaching System	NetClass China	2019SR0679381	2018-10-17	2019-07-02
49	Smart education service platform based on big data technology	NetClass China	2020SR1786228	2020-10-27	2020-12-10

50	Education Modernization Digital Campus Software	NetClass China	2020SR1771851	2020-10-27	2020-12-09
51	Integrated Management System for Training Institutions	NetClass China	2020SR1775452	2020-10-27	2020-12-09
52	Video interactive classroom teaching cloud platform software	NetClass China	2020SR1795347	2020-10-27	2020-12-11
53	High-quality resources to build and share cloud platform software	NetClass China	2020SR1786229	2020-10-27	2020-12-10
54	High-quality resource application collection system software	NetClass China	2020SR1795348	2020-10-27	2020-12-11
55	Intelligent Invigilation System	NetClass China	2020SR1775444	2020-10-27	2020-12-09
56	Intelligent course scheduling management software	NetClass China	2020SR1786230	2020-10-27	2020-12-10
57	Online trainer ability evaluation system	NetClass China	2021SR0264104	2020-12-01	2021-02-20
58	VR teaching management system V1.0	NetClass China	2022SR0256279	2021-12-01	2022-02-22
59	Epidemic Prevention Management Platform V1.0	NetClass China	2022SR0256243	2021-12-01	2022-02-22
60	Precision teaching system based on AI technology V1.0	NetClass China	2022SR0256280	2021-12-01	2022-02-22
61	Unified Identity Authentication Service System V1.0	NetClass China	2022SR0256276	2021-12-01	2022-02-22
62	Learner User Profile Visualization Representation System V1.0	NetClass China	2022SR0264552	2021-12-01	2022-02-23
63	Netclass creative artificial intelligence programming software V1.0	NetClass China	2023SR0583595	2023-01-25	2023-06-06
64	Netclass automatic intelligent correcting system for English composition V1.0	NetClass China	2023SR0830838	2023-05-12	2023-07-14
65	Mobile event release and registration software	NetClass Education	2015SR070084	2014-10-18	2015-04-28
66	Interactive Questionnaire for Smarter Classroom	NetClass Education	2015SR072479	2014-10-18	2015-04-30
67	Online classroom teaching service system	NetClass Training	2021SR1269780	2021-06-18	2021-08-26
68	Blockchain-based learning record management system	NetClass Training	2021SR1269781	2021-06-18	2021-08-26
69	Online Internship Management System	NetClass Training	2021SR1269782	2021-06-18	2021-08-26

Legal Proceedings

From time to time, we are subject to legal proceedings, investigations and claims incidental to the conduct of our business. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In the past, we have been subject to legal proceedings, which have since been resolved. The inherent uncertainty of litigation exists and could produce adverse results in these and other matters. Except as contemplated below, there are no pending legal proceedings in which we are currently involved.

NetClass China has a contract dispute with Shenzhen Guotai’an Education Technology Co., Ltd., who sued NetClass China on September 28, 2021 in connection with an sales and purchase agreement between NetClass China and the plaintiff in Shenzhen Nanshan District People’s Court. The plaintiff claimed that NetClass China owed payment in the amount of RMB 665,000 ($103,208) for purchasing online teaching products and software development services from the plaintiff. NetClass China argued that the plaintiff’s claim was baseless because the plaintiff only delivered defective online teaching products on December 13, 2017 and failed to deliver software development services. NetClass China also notified the plaintiff to terminate the agreement on March 9, 2018 and July 13, 2020. On July 19, 2022, Shenzhen Nanshan District People’s Court denied the plaintiff’s claim due to lack of evidence. The plaintiff appealed the case to Shenzhen Intermediate People's Court, which upheld the final judgment from the Shenzhen Nanshan District People’s Court and dismissed all plaintiff’s claims in favor of NetClass .

REGULATIONS

Regulatory Overview in Mainland China

This section sets forth a summary of the most significant rules and regulations that affect the PRC Subsidiaries’ business in mainland China.

Regulations on Foreign Currency Exchange

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Further, according to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE issued SAFE Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, that became effective in July 2014, replacing the previous SAFE Circular 75. SAFE Circular 37 regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing or conduct round trip investment in the PRC. Under SAFE Circular 37, an SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities to seek offshore financing or make an offshore investment, using legitimate onshore or offshore assets or interests. An “round trip investment” refers to direct investment in the PRC by PRC residents or entities through SPVs, establishing foreign-invested enterprises to obtain ownership, control rights, and management rights. SAFE Circular 37 provides that, before contributing to an SPV, PRC residents or entities must complete foreign exchange registration with SAFE or its local branch. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for overseas investment or financing.

PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to SPVs but had not obtained registration as required before the implementation of the SAFE Circular 37 must register their ownership interests or control in the SPVs with qualified banks. An amendment to the registration is required if there is a material change with respect to the SPV registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentation on or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

We are aware that our PRC resident beneficial owners subject to these registration requirements have registered with the Beijing SAFE branch and/or qualified banks to reflect the recent changes to our corporate structure.

Regulations Relating to Dividend Distributions

According to the PRC Company Law and Foreign Investment Law, each of our PRC subsidiaries, as a foreign invested enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between the PRC and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Under our current corporate structure, NetClass may rely on dividend payments from NetClass Education, NetClass Management, NetClass Training and NetClass HR, which is a wholly foreign-owned enterprise incorporated in the PRC, to fund any cash and financing requirements we may have. Under Foreign Investment Law, wholly foreign-owned enterprises in the PRC may freely make remittance inward and outward in RMB or foreign exchange of capital contribution, profits, capital yield, income from asset disposal, intellectual property licensing fees, indemnity obtained according to law or income from compensation and liquidation. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to optional reserve funds. After making up the losses and allocating reserve funds, the remaining after-tax profits of wholly foreign-owned enterprises may be distributed to the shareholders.

Regulations Relating to Overseas Listings

In August 2006, six PRC regulatory authorities, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such Overseas SPV’s securities on an overseas stock exchange.

Our PRC legal counsel, Grandall Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our corporate structure and arrangements are not subject to the M&A Rules and CSRC’s approval may not be required for the listing and trading of our Class A ordinary shares on the Nasdaq in the context of this offering. However, our PRC legal counsel, Grandall Law Firm, has further advised us that there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following its submission of initial public offerings or listing application. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Our PRC legal counsel, Grandall Law Firm, has advised us, based on its understanding of the current PRC law, rules, and regulations, that we are not required to complete the filing procedures with the CSRC for the offering and listing of our Class A ordinary shares, given that our offering and listing is not an indirect overseas offering or listing, because the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. However, there remains uncertainty as to how the Trial Measures will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the Trial Measures, and we cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the Trial Measures in writing or orally and require such filing for the offering.

Regulations Related to Foreign Investment

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Implementing Rules of the PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and negative list shall be applied for the administration of foreign investment. “Pre-entry national treatment” means that the treatment given to foreign investors and their investments at market access stage is no less favorable than that given to domestic investors and their investments. “Negative list” means the special administrative measures for foreign investment’s access to specific fields or industries, which will be proposed by the competent investment department of the State Council in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the negative list will be granted national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with the special requirements on the shareholding, senior management personnel, etc.

Regulations Relating to Internet Information Security and Privacy Protection

Several Provisions on Regulating the Market Order of Internet Information Services

The MIIT issued the Several Provisions on Regulating the Market Order of Internet Information Services, or the Several Provisions, in December 2011, which became effective in March 2012. Pursuant to the Several Provisions, internet information service providers may not collect any users’ personal information or provide any such information to third parties without the consent of the user.

An internet information service provider shall expressly inform the users of the method, content and purpose of the collection and processing of such users’ personal information and may only collect information necessary for the provision of its services. An internet information service provider is also required to properly maintain the users’ personal information, and in case of any leak or likely leak of the users’ personal information, the internet information service provider must take immediate remedial measures and, in severe circumstances, immediately report to the telecommunications authority.

Decision of the SCNPC on Strengthening Internet Information Protection

The SCNPC has issued the Decision on Strengthening Internet Information Protection in December 2012. Pursuant to this decision, the State protects the electronic information that can identify the personal identity of citizens and that involves privacy of citizens. No organization or individual may obtain the personal electronic information of citizens by steal or other illegal means, nor sell or illegally provide certain information others. The Decision further set out the requirement for the internet service providers.

Cyber Security Law

The SCNPC promulgated the Cyber Security Law in November 2016, which became effective in June 2017, to protect cyberspace security and order. Pursuant to the Cyber Security Law, any individual or organization using the network must comply with the Constitution and the applicable laws, follow the public order and respect social moralities, and must not endanger cyber security, or engage in activities by making use of the network that endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others.

Data Security Law

The Data Security Law of the PRC, which was promulgated by the SCNPC in June 2021 and took effect in September 2021, provides that the PRC shall establish a data classification and grading protection system, formulate the important data catalogs to enhance the protection of important data. Processors of important data shall specify the person responsible for data security and management agencies to implement data security protection responsibilities. Relevant authorities will establish the measures for the cross-border transfer of important data. If any company violates the Data Security Law of the PRC to provide important data outside the PRC, such company may be punished by administration sanctions, including penalties, fines, and/or suspension of relevant business or revocation of the business license.

On July 7, 2022, the CAC promulgated the Measures for Security Assessment for Cross-border Data Transfer (the “Measures”), which took effect on September 1, 2022. According to the Measures, a data processor shall apply to the competent cyberspace department for security assessment and clearance of the outbound data under any of the following circumstances: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year, or (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. A data processor shall, before applying for the security assessment of an outbound data transfer, conduct a self-assessment of the risks involved in the outbound data transfer.

Personal Information Protection Law

In August 2021, the SCNPC promulgated the Personal Information Protection Law, which became effective on November 1, 2021. The Personal Information Protection Law specifies the rules for processing sensitive personal information, which means personal information that, once leaked or illegally used, may easily cause harm to the dignity of natural persons or grave harm to personal or property security, including, but not limited to, information on biometric characteristics, financial accounts, and individual location tracking, as well as the personal information of minors under the age of 14. Personal information processors shall bear responsibility for their personal information handling activities and adopt the necessary measures to safeguard the security of the personal information they process. Otherwise, the personal information processors will be ordered to correct or suspend or terminate the provision of services and be subject to confiscation of illegal income, fines or other penalties.

Regulations Relating to Intellectual Property

The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, trademarks, patents and domain names. The PRC is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the World Trade Organization in December 2001.

Copyright

On September 7, 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China, or the Copyright Law, effective on June 1, 1991 and amended on October 27, 2001, February 26, 2010, and November 11, 2020, respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Center of China.

Under the Regulations on the Protection of the Right to Network Dissemination of Information that took effect on July 1, 2006 and was amended on January 30, 2013, it is further provided that an Internet information service provider may be held liable under various situations, including that if it knows or should reasonably have known a copyright infringement through the Internet and the service provider fails to take measures to remove or block or disconnect links to the relevant content, or, although not aware of the infringement, the Internet information service provider fails to take such measures upon receipt of the copyright holder’s notice of such infringement.

Trademark

According to the Trademark Law of the People’s Republic of China promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, respectively, the Trademark Office of the SAIC is responsible for the registration and administration of trademarks in the PRC. The SAIC under the State Council has established a Trademark Review and Adjudication Board for resolving trademark disputes. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. On April 29, 2014, the State Council issued the revised the Implementing Regulations of the Trademark Law of the People’s Republic of China, which specified the requirements of applying for trademark registration and renewal.

Patent

According to the Patent Law of the People’s Republic of China, or the Patent Law, promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008, and October 17, 2020, respectively, and the Implementation Rules of the Patent Law of the People’s Republic of China, or the Implementation Rules of the Patent Law, promulgated by the State Council on June 15, 2001 and revised on December 28, 2002 and January 9, 2010, the patent administrative department under the State Council is responsible for the administration of patent-related work nationwide. The patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions,” “utility models,” and “designs.” Invention patents are valid for twenty years, while utility model patents and design patents are valid for ten years, from the date of application. The Chinese patent system adopts a “first-come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. An invention or a utility model must possess novelty, inventiveness, and practical applicability to be patentable. Third Parties must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

Domain Names

On August 24, 2017, the MIIT promulgated the Administrative Measures for Internet Domain Names, or the Domain Name Measures, which became effective on November 1, 2017. On June 18, 2019, the Implementing Rules on Registration of National Top-level Domain Names was promulgated by the China Internet Network Information Center, or the CNNIC. According to which, the Domain Name Measures regulate the registration of domain names, such as China’s national top-level domain name “.CN” and the MIIT is the main regulatory body responsible for the administration of PRC internet domain names.

Regulations Relating to Taxation

Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated on March 16, 2007, became effective as from January 1, 2008, and amended on February 24, 2017, and December 29, 2018 and amended on April 23, 2019, an enterprise established outside the PRC with de facto management bodies within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Implementing Rules of the Enterprise Income Law of the People’s Republic of China, or the Implementing Rules of the EIT Law, defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-PRC resident enterprises without “de facto management bodies” located within the PRC that has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment in the PRC pay an enterprise income tax in connection with their income originating from the PRC at the tax rate of 10%.

Withholding Tax on Dividend Distribution

The EIT Law prescribes a standard withholding tax rate of 20% on dividends and other PRC-sourced income of non-PRC resident enterprises which have no establishment or place of business in the PRC, or if established, the relevant dividends or other PRC-sourced income are in fact not associated with such establishment or place of business in the PRC. However, the Implementing Rules of the EIT Law which reduced the rate from 20% to 10%, became effective from January 1, 2008. However, a lower withholding tax rate might be applied if there is a tax treaty between the PRC and the jurisdiction of the foreign holding companies, for example, pursuant to the Arrangement Between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from the tax authority in charge.

Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the State Council on December 13, 1993, and amended on November 10, 2008, February 6, 2016, and November 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the People’s Republic of China, which the MOF promulgated on December 25, 1993, and amended on December 15, 2008, and October 28, 2011, entities or individuals engaging in the sale of goods, provision of processing services, repairs and replacement services or import of goods within the territory of the PRC shall pay value-added tax or the VAT. Unless provided otherwise, the rate of VAT is 17% on sales and 6% on the services. On April 4, 2018, MOF and SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or the Circular 32, according to which (i) for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11% respectively, such tax rates shall be adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to tax rate of 11%, such tax rate shall be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to tax rate of 16%, such tax shall be calculated at the tax rate of 12%; (iv) for exported goods originally subject to tax rate of 17% and export tax refund rate of 17%, the export tax refund rate shall be adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to tax rate of 11% and export tax refund rate of 11%, the export tax refund rate shall be adjusted to 10%. Circular 32 became effective on May 1, 2018 and shall supersede existing provisions which are inconsistent with Circular 32.

Regulations Relating to Overseas Listing and M&A Rules

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Our PRC legal counsel, Grandall Law Firm, has advised us based on their understanding of the current PRC laws, regulations and rules, the CSRC’s approval may not be required for the listing and trading of our Class A ordinary shares on the Nasdaq in the context of this offering.

However, our PRC legal counsel, Grandall Law Firm, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules, and our PRC legal counsel, Grandall Law Firm, cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the M&A Rules in writing or orally and require their approvals to be obtained for the offering. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel, Grandall Law Firm, does. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in the PRC, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

Overview of the Laws and Regulations Relating to the Operating Entities’ Business and Operations in Hong Kong

Regulations Related to Business Registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business in Hong Kong to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to comply with the business registration requirement shall be guilty of an offence and shall be liable for a fine of HK$5,000 and imprisonment for one year. As of the date of this prospectus, each of the Hong Kong Subsidiaries has obtained and maintains a valid business registration certificate. In addition, a person carrying on business in Hong Kong in respect of which: (i) that person is not in possession of a valid business registration certificate and for which the prescribed business registration fee and the levy have not been paid; or (ii) a valid business registration certificate is due to expire and the Commissioner of Inland Revenue has not received any notification of cessation of business in prescribed form, that person shall make payment of the prescribed business registration fee and levy specified in the notice issued by the Commissioner of Inland Revenue to that person (or, where no such notice is received on the expiry of the business registration certificate, that person shall notify the Commissioner of Inland Revenue of the same within one month of the expiry of the business registration certificate). Any person who fails to make payment of the business registration fee and levy as specified in the notice issued by the Commissioner of Inland Revenue as foresaid commits an offence and is liable to a penalty in the sum of HK$300 (or HK$213 where that person has made an election for the expiry date to be endorsed the business registration certificate in respect of the business to be the date of the expiration of 3 years from the date of commencement endorsed the certificate) and, additionally, a maximum fine of HK$5,000 and one year of imprisonment. Hence, in respect of our operations in Hong Kong, our Hong Kong Subsidiaries are required to obtain and renew business registration certificates and pay the prescribed business registration fees and levies by the specified due date. As of the date of this prospectus, we confirm that each of the Hong Kong Subsidiaries has obtained and maintains a valid and unexpired business registration certificate and has no business registration fees or levies remaining outstanding with respect to any of the Hong Kong Subsidiaries.

Laws and Regulations Related to Hong Kong Taxation

(a) Capital Gains and Profit Tax

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate at 16.5%, except for the qualifying group entity under the two-tiered profits tax regime. The two-tiered profits tax regime is applicable to years of assessment commencing on or after April 1, 2018, under which the first HK$2,000,000 of assessable profits are taxed at the rate of 8.25% and the remaining assessable profits are taxed at 16.5%. The Inland Revenue Ordinance also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciation of capital assets.

As at the date of this prospectus, no capital gains tax is levied in Hong Kong in respect of gains from the disposal of assets (including shares and other equity securities). However, gains from such disposal of assets will be subject to Hong Kong profits tax if the disposal constitutes a transaction in the nature of a trade and the gains are derived from or arise in Hong Kong. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains from transactions in equity securities, unless such taxpayers are able to prove to the satisfaction of the Commissioner of Inland Revenue that the securities are held for long-term investment purposes.

(b) Withholding Tax on Dividends

In general, dividend income is not subject to withholding tax or any other tax in Hong Kong. Dividends which are paid from profits which are already subject to Hong Kong profits tax are not subject to further taxation when distributed to shareholders in the form of dividends. Dividends received from companies outside Hong Kong are also not taxable as such dividends do not constitute income arising in or derived from Hong Kong.

(c) Employer Obligations

The Inland Revenue Ordinance imposes upon an employer who employs in Hong Kong any individual various reporting and record-keeping obligations. Where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to salaries tax, or who is a married person, the employer is required to give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to salaries tax, or who is a married person, the employer is required to give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong, stating the name and address of the individual and the expected date of cessation. Similarly, where an employee who is chargeable to salaries tax is about to leave Hong Kong for any period exceeding 1 month, the employer is required to, not later than 1 month before the expected date of departure of the employee, give notice in writing to the Commissioner stating the expected date of departure of such employee. Additionally, the Inland Revenue Ordinance also requires every employer to, when requested to do so by notice in writing given by an assessor, furnish within a reasonable time stated in such notice a return in prescribed form containing the names and places of residence and the full amount of the remuneration, whether in cash or otherwise, for the period specified in the notice, of all persons employed by such employer who receive remuneration from the employer in excess of the minimum figure fixed by the assessor, as well as any other person employed by such employer as may be named by the assessor. Failure to comply with any of the aforementioned requirements constitutes an offence subject to a maximum fine of HK$10,000.

In addition, employers are also required to maintain payroll records with respect to each employee, which should include personal particulars, nature of employment, capacity in which the person is employed, amount of cash remuneration, non-cash and fringe benefits, employer's and employee's contributions to the Mandatory Provident Fund (MPF) pursuant to the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), employment contract and amendments to terms of employment and period of employment. Such records must be kept for a period of not less than 7 years in accordance with the requirements of the Inland Revenue Ordinance with regard to the keeping of business records. Further, employers are required to inform the Inland Revenue Department of any change in the employee's personal particulars (such as change in Hong Kong Identity Card number, residential or postal address or marital status) or terms of employment. Failure to keep business records as required by the Inland Revenue Ordinance constitutes an offence subject to a maximum fine of HK$100,000. As at the date of this prospectus, none of the Hong Kong Subsidiaries has entered into any contract of employment with any person in Hong Kong, so that the aforementioned obligations under the Inland Revenue Ordinance and the Mandatory Provident Fund Schemes Ordinance do not apply to any of the Hong Kong Subsidiaries.

(d) Stamp Duty on Share Transfers

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), Hong Kong stamp duty is payable on transfers of Hong Kong stock, namely stock the transfer of which is required to be registered in Hong Kong. With effect from 17 November 2023, stamp duty on the transfer of Hong Kong stock is currently charged at the ad valorem rate of 0.1% on the higher of the consideration or the market value of the stock being transferred, which is payable by each of the transferor and the transferee, such that a total of 0.2% is currently payable on a sale and purchase transaction of Hong Kong stock. In addition, a fixed duty of HK$5 is also currently payable on any each instrument of transfer of Hong Kong stock. Stamp duty the transfer must be paid within 2 days after the sale or purchase if the transaction is effected in Hong Kong and within 30 days after the sale or purchase if the transaction is effected outside Hong Kong. Where one of the parties to the transfer is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer and will be payable by the transferee. If stamp duty on the stock transfer is not paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

(e) Stamp Duty on Property Transactions and Leases

Under the Stamp Duty Ordinance, stamp duty is also imposed on the sale, transfer or lease of immovable property (whether commercial or residential) located in Hong Kong. With respect to sale or transfer of immovable property, an ad valorem duty is charged on the amount of the consideration of the sale or transfer or the value of the property (whichever is the higher), where the rate of duty varies depending on the type of property involved and the amount of consideration or value (whichever is the higher). With respect to leases, stamp duty is charged on the yearly or average yearly rent, where the rate of duty varies depending on the duration of the lease. NetClass HK has entered into a tenancy agreement dated 29 July 2023 with CHUI WAI KWONG ELECTRICAL ENGINEERING CO., LTD. as landlord in relation to the premises situated at Office Unit B, 19th Floor, Vulcan House, 21-23 Leighton Road, Causeway Bay, Hong Kong. The applicable stamp duty on said tenancy agreement, to be borne solely by the landlord according to the terms of the agreement, has been fully paid and discharged as at 25 September 2023.

Estate Duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is chargeable on the shareholdings and other assets constituting the estate of a deceased person upon death.

Laws and Regulations Related to Anti-Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The competition law in Hong Kong is primarily governed by the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (the “Competition Ordinance”), which came into full operation on December 14, 2015. Generally, the Competition Ordinance prohibits three main categories of anti-competitive behavior, namely (a) anti-competitive agreements, practices and decisions (known as the “first conduct rule”); (b) abuse of market power (the “second conduct rule”); and (c) anti-competitive mergers and acquisitions (the “merger rule”).

The first conduct rule prohibits anti-competitive agreements, practices and decisions. It provides that an undertaking must not: (i) make or give effect to an agreement; (ii) engage in a concerted practice; or (iii) as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. Examples of serious anti-competitive conduct include: (i) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (ii) allocating sales, territories, customers or markets for the production or supply of goods or services; (iii) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; and (iv) bid-rigging.

The second conduct rule prohibits the abuse of market power. It provides that an undertaking that has a substantial degree of market power in a market must not abuse such power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. A behavior is particularly likely to constitute an abuse of such market power if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. Matters that may be taken into consideration when determining whether an undertaking possesses a substantial degree of market power in a given market include, without limitation: (i) the market share of the undertaking; (ii) the undertaking’s power to make pricing and other decisions; (iii) countervailing buyer power; and (iv) any barriers to entry or expansion into the relevant market. Although neither the Competition Ordinance nor any guideline issued by the Competition Commission refers to any specific thresholds that may be indicative of a substantial degree of market power for the purpose of the second conduct rule, “market power” has been referred to in guidelines issued by the Competition Commission as the ability of an undertaking to profitably charge prices above competitive levels, or restrict output or quality below competitive levels, for a sustained period of time.

Whereas the first conduct rule and second conduct rule apply to all sectors of the Hong Kong economy, the merger rule only applies to mergers involving holders of a carrier license granted under the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong). As at the date of this prospectus, none of NetClass and the Hong Kong Subsidiaries holds a carrier license under the Telecommunications Ordinance. Additionally, we believe that, given the limited market share of the Hong Kong Subsidiaries in the market for sale and purchase of customized servers, graphic cards, hard drives and similar digital devices and components and the provision of ancillary software and technology services in Hong Kong, the Hong Kong Subsidiaries’ lack of power to make pricing and other decisions and the relatively low barrier to entry or expansion into the market by competitors, the second conduct rule does not presently apply to us or any of the Hong Kong Subsidiaries. Nevertheless, in the event of substantial expansion of the scale of the Hong Kong Subsidiaries’ business operations or changes in the conditions of the Hong Kong market for sale and purchase of customized servers, graphic cards, hard drives and similar digital devices and components and the provision of ancillary software and technology services, it is possible that NetClass and/or one or more of the Hong Kong Subsidiaries may come within the ambit of the second conduct rule.

In the event of contravention of the provisions of the Competition Ordinance, the Competition Tribunal may: (i) on application by the Competition Commission, impose pecuniary penalty of any amount it considers appropriate subject to a maximum of 10% of the turnover of the undertaking concerned for each year in which the contravention occurred for each single contravention (or, if the contravention occurred in more than three years, 10% of the turnover of the undertaking for the three years that saw the highest, second highest and third highest turnover); (ii) on application by the Competition Commission, make an order disqualifying a person from being a director of a company or from otherwise being concerned in the affairs of a company; and (iii) make such other orders as it considers appropriate, including but not limited to prohibiting an entity from making or giving effect to an agreement, requiring modification or termination of an agreement, requiring payment of damages to a person who has suffered loss or damage as a result of the contravention. We confirm that, as of the date of this prospectus, we and each of the Hong Kong Subsidiaries have complied with all three areas the anti-competition laws and requirements in Hong Kong under the Competition Ordinance to the extent that they apply to us and the Hong Kong Subsidiaries.

Laws and Regulations in Relation to Intellectual Property Rights

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance currently in force in Hong Kong came into effect on June 27, 1997. The Copyright Ordinance as amended and supplemented from time to time provides comprehensive protection for nine recognized categories of works, namely: (i) literary works; (ii) dramatic works; (iii) musical works; and (iv) artistic works; (v) sound recordings; (vi) films; (vii) television broadcasts; (viii) cable programs; and (ix) typographical arrangements of published editions. Generally, a work which is original and which is recorded in a material form will be subject to copyright protection without requirement for registration or other formalities. Copyright protection for literary, dramatic, musical and artistic works lasts for the lifetime of the author plus 50 years thereafter, whilst the duration of copyright protection varies for other categories of works.

Under the Copyright Ordinance, copyright owners have the exclusive right to carry out certain acts in relation to their works, including, amongst other things: copying the work on to a tangible medium; distributing copies of the work not previously put into circulation; making copies of the work available to the public via the Internet; performing, showing or displaying the work (other than an artistic work or a typographical arrangements of published edition) in public; broadcasting or including the work (other than a typographical arrangements of published edition) in a cable program service; and, in the case of a literary, dramatic or musical work, making an adaptation of the work. Carrying out such acts without the authorization of the copyright owner is prohibited and which, if done, constitutes an offence under the Copyright Ordinance which will be subject to a maximum fine of HK$50,000 per infringing article and imprisonment for up to 4 years. Additionally, importing or exporting infringing articles (such as pirated copies of a copyright-protected work), making infringing copies of a work outside Hong Kong for the purpose of importation into Hong Kong, manufacturing an equipment for copyright piracy and making an article outside Hong Kong specially designed or adapted for making infringing copies of a work and intended to be so used in Hong Kong are also offences under the Copyright Ordinance subject to a maximum fine of HK$500,000 and a term of imprisonment of up to eight years.

As of the date of this prospectus, no copyright infringement claims, actions or proceedings have been commenced by or against the Hong Kong Subsidiaries with respect to any copyright in Hong Kong.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance currently in force in Hong Kong came into effect on April 4, 2003 and provides protection for trade marks registered in Hong Kong.

The Trade Marks Ordinance provides, amongst other things, that a person infringes a registered trade mark if the person uses, in the course of trade or business, a sign which is: (i) identical to the trade mark in relation to goods or services which are identical to those for which it is registered; (ii) identical to the trade mark in relation to goods or services which are similar to those for which it is registered, such that the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; (iii) similar to the trade mark in relation to goods or services which are identical or similar to those for which it is registered; such that the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or (iv) identical or similar in relation to goods or services which are not identical or similar to those for which the trade mark, being a trade mark entitled to protection under the Convention for the Protection of Industrial Property signed at Paris on 20 March 1883 (as revised or amended from time to time), is registered, such that the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of the trade mark.

Under the Trade Marks Ordinance, an infringement of a registered trade mark is actionable by the owner of a trade mark, who is entitled to bring infringement proceedings against a person infringing his or her trade mark and may claim for damages, injunctions, accounts and any other relief available at law in respect of the infringement of property right. It should be noted that, whilst the Trade Marks Ordinance does not cover trade marks which are not registered in Hong Kong under that ordinance (even if it has been registered in other jurisdictions), an unregistered trade mark is protected under common law against the action of passing off.

As of the date of this prospectus, no trademark infringement claims, actions or proceedings have been commenced by or against any of the Hong Kong Subsidiaries with respect to any trade mark in Hong Kong.

Regulations Related to Anti-money Laundering and Counter-terrorist Financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (the “AMLO”) is the main piece of legislation governing anti-money laundering and counter-terrorist financing in Hong Kong. The AMLO applies to: (i) financial institutions, including, amongst others, authorized institutions such as licensed banks under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong), corporations licensed by the Securities and Futures Commission under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), authorized insurers under the Insurance Ordinance (Chapter 41 of the Laws of Hong Kong), licensed money service operators under the AMLO and licensed issuers of stored value facilities under the Payment Systems and Stored Value Facilities Ordinance (Chapter 584 of the Laws of Hong Kong); and (ii) designated non-financial business and professions ("DNFBPs"), including legal professionals, accounting professionals, estate agents, holder of trust and company service provider license under the AMLO and Category B dealers in precious metals and stones under the AMLO. The AMLO requires such financial institutions and DNFBPs to comply with the client due diligence and record-keeping set out in Schedule 2 to the AMLO and provides the relevant regulatory authorities with the powers to supervise compliance with those requirements.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (the “DTROP”) contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP to deal with any property knowing, or having reasonable grounds to believe, it to be the proceeds of drug trafficking. The DTROP also requires a person to report to an authorized officer if he or she knows or suspects that any property is the directly or indirectly proceeds of drug trafficking or is intended to be used or was used in connection with drug trafficking. Failure to report such knowledge or suspicion is an offence which carries a maximum penalty of imprisonment for 3 months and a fine of HK$50,000.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (the “OSCO”) empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and gives the Hong Kong courts jurisdiction to make order for the confiscation of the proceeds of organized and serious crimes, to issue restraint orders and charging orders in respect of to the property of defendants of specified offences under the OSCO. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences beyond drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (the “UNATMO”) provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

It is to be noted that, unlike the AMLO, the aforementioned statutory prohibitions and obligations in the DTROP, OSCO and UNATMO apply to all persons and not only financial institutions and DNFBPs.

We confirm that, to the best of our knowledge, information and belief, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the requirements of the laws and regulations in respect of anti-money laundering and counter-terrorist financing in Hong Kong under the AMLO, the DTROP, the OSCO and the UNATMO to the extent that such requirements apply to us and our Hong Kong Subsidiaries.

Regulations Related to Data Privacy

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The data protection regime in Hong Kong is governed by the PDPO, which imposes a statutory duty on data users to comply with the requirements of the six personal data protection principles contained in Schedule 1 to the PDPO (the “Data Protection Principles”). “Personal data” is defined in the PDPO to refer to any data: (i) which relate directly or indirectly to a living individual; (ii) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (iii) which is in a form in which access to or processing of the data is practicable.

The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes the Data Protection Principles unless the act or practice, as the case may be, is required or permitted under the PDPO. The Data Protection Principles are summarized as follows:

•	Principle 1 (purpose and manner of collection of personal data): personal data should only be collected by fair means and for lawful purpose related to a function or activity of the data user, data collected should be necessary but not excessive, and the data subjects must be informed of the purpose of the collection;

•	Principle 2 (accuracy and duration of retention of personal data): all personal data should be accurate and not kept any longer than is necessary for the fulfillment of the purpose for which the data is used;

•	Principle 3 (use of personal data): personal data should not be used for a different purpose unless with the consent of the data subject;

•	Principle 4 (security of personal data): all practicable steps should be taken to protect the personal data collected against unauthorized or accidental access, processing, erasure, loss or use;

•	Principle 5 (information to be generally available): all practicable steps should be taken to ensure the public knows the kind of personal data held and the main purposes for holding it; and

•	Principle 6 (access to personal data): a data subject should be provided with the right to request access to and correction of their own personal data.

When the Privacy Commissioner for Personal Data (the “Privacy Commissioner”) receives a complaint or has reasonable grounds to believe there may be a contravention of the PDPO, the Privacy Commissioner may conduct an investigation. If upon completion of investigation the Commissioner is of the opinion that the relevant data user is contravening or has contravened a requirement under the PDPO, the Privacy Commissioner may issue an enforcement notice to direct the data user to remedy the contravention and/or take preventive steps. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment carries a maximum penalty of a fine of HK$50,000 and to imprisonment for up to two years.

The PDPO also criminalizes certain uses, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned. We confirm that, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the requirements of the laws and regulations in respect of data privacy in Hong Kong under the PDPO.

Regulations Related to Sale of Goods and Supply of Services

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (the “SOGO”) sets out the legal requirements relating to the sale of goods in Hong Kong. The SOGO imposes certain implied terms into contracts of sale, including, amongst others, an implied undertaking as to title of the seller and, in the case of a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description. With respect to a contract for sale by sample, the SOGO provides for the implied conditions that: (i) the bulk shall correspond with the sample in quality; (ii) the buyer shall have a reasonable opportunity of comparing the bulk with the sample; and (iii) the goods shall be free from any defects, rendering them unmerchantable, which would not be apparent on reasonable examination of the sample. Additionally, the SOGO further provides that, where the seller who sells goods in the course of business to a buyer dealing as a consumer (i.e. the buyer does not make the contract in the course of a business or hold himself out as doing so and the goods passing under or in pursuance of the contract are of a type ordinarily supplied for private use or consumption), there is an implied condition that the goods supplied under the contract are of merchantable quality subject to certain exceptions, for example as regards defects which have been specifically drawn to the buyer’s attention before the contract is made or, in the case where the buyer has examined the goods prior to entry into the contract of sale, as regards defects which such examination ought to reveal. We confirm that, as at the date of this prospectus, no actions, proceedings or claims have been brought by or against us or any of the Hong Kong Subsidiaries under the SOGO.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The supply of services in Hong Kong is regulated by the Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (the “SSO”), which provides for certain terms to be implied in contracts for the supply of services. With respect to a contact for the supply of service where the supplier is acting in the course of a business, implied terms imposed by the SSO include, without limitation: (i) that the supplier will carry out the service with reasonable care and skill; and (ii) that, where the time for the service to be carried out is not fixed by the contract and is not left to be fixed in a manner agreed by the contract or otherwise determined by the course of dealing between the parties, the supplier will carry out the service within a reasonable time. We confirm that, as at the date of this prospectus, no actions, proceedings or claims have been brought by or against us or any of the Hong Kong Subsidiaries under the SSO.

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (the “CECO”) aims to limit the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contractual terms and otherwise. Under the CECO, a person may not by reference to any contractual term or to a notice given to persons generally or to particular persons exclude or restrict his liability for death or personal injury resulting from negligence. In the case of other loss or damage, a person may not so exclude or restrict his liability for negligence except in so far as the term or notice satisfies the requirements of reasonableness.

The CECO also provides further protections to a contracting party who is dealing as consumer or upon the other party’s written standard terms of business by providing that such other party may not, by reference to any contractual term: (i) exclude or restrict any liability of his with respect to a breach of contract on his part; (ii) when himself in breach of contract, exclude or restrict any liability of his in respect of the breach; (iii) claim to be entitled to render a contractual performance substantially different from that which was reasonably expected of him; or (iv) claim to be entitled, in respect of the whole or any part of his contractual obligation, to render no performance at all, unless the contract term satisfies the requirement of reasonableness. Schedule 2 to the CECO sets out certain criteria to which a court or arbitrator shall have regard in determining whether a given contractual term satisfies the test of reasonableness, including (as relevant): (i) the strength of the respective bargaining positions of the parties relative to each other, taking into account (amongst other things) alternative means by which the customer’s requirements could have been met; (ii) whether the customer received an inducement to agree to the term, or in accepting it had an opportunity of entering into a similar contract with other persons, but without having to accept a similar term; (iii) whether the customer knew or ought reasonably to have known of the existence and extent of the term (having regard, amongst other things, to any custom of the trade and any previous course of dealing between the parties); (iv) where the term excludes or restricts any relevant liability if some condition is not complied with, whether it was reasonable at the time of the contract to expect that compliance with that condition would be practicable; and (v) whether the goods were manufactured, processed or adapted to the special order of the customer.

Any contractual term which purports to exclude, restrict or limit a person’s liability contrary to the CECO will be invalid and cannot be relied upon to avoid civil liabilities arising out of or in connection to the contract. We confirm that, as at the date of this prospectus, no actions, proceedings or claims have been brought by or against us or any of the Hong Kong Subsidiaries under the CECO.

Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong)

The Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong) prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of trade or supply of such goods. In general, a person commits an offence if he: (a) in the course of any trade or business, (i) applies a false trade description to any goods or (ii) supplies or offers to supply any goods to which a false trade description is applied; or has in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied. Such offence is punishable, upon conviction on indictment, by a maximum fine of HK$500,000 and imprisonment for up to 5 years or, upon summary conviction, by a maximum fine of HK$100,000 and imprisonment for up to 2 years. We confirm that, to the best of our knowledge, information and belief, as at the date of this prospectus, none of us and the Hong Kong Subsidiaries has been in breach or contravention of any of the requirements under the Trade Description Ordinance.

Import and Export Ordinance

The Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong) provides that the import and export of any articles contained in the lists set out in the schedules to the Import and Export (Strategic Commodities) Regulations (Chapter 60G of the Laws of Hong Kong) (the “IESC Regulations”) requires the holding of valid licenses issued by the Director-General of Trade and Industry. Any person importing or exporting any such restricted articles without an import or export license commits an offence and is liable on summary conviction to a maximum fine of HK$500,000 and imprisonment for up to two years, or on conviction on indictment to a maximum fine of HK$2,000,000 and imprisonment for up to seven years.

We confirm that, as at the date of this prospectus, none of the servers, hard drives, graphic cards and other goods imported by the Hong Kong Subsidiaries from suppliers and sold by the Hong Kong Subsidiaries to customers is an article included in the schedules to the IESC Regulations and, therefore, no license is required to be obtained by the Hong Kong Subsidiaries from the Director-General of Trade and Industry under the Import and Export Ordinance and the IESC Regulations.

Hong Kong Regulations Relating to Distributions

According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make distributions of its assets (whether in cash or otherwise) to its shareholders out of its profits available for distribution, namely its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). Where a company makes an unlawful distribution in contravention of the provisions of the Companies Ordinance, and the shareholder to whom the distribution is made knows or has reasonable grounds to believe that the distribution (or part thereof) is made in contravention of such provisions, that shareholder will be liable to repay the distribution (or part thereof) to the company. Additionally, the articles of association of a company may also impose additional requirements or restrictions in relation to the distribution of dividends by the company to its shareholders, for example by limiting the percentage of the distributable profits which may be distributed to shareholders. As at the date of this prospectus, the articles of association of NetClass HK provide, amongst other things, that: (i) payment of dividend shall be subject to approval by the company in a general meeting; (ii) no dividend shall be payable except out of the profits of the company; (iii) no dividend shall carry interest as against the company; (iv) the directors of the company may, subject to the approval of members at a general meeting, apply the net profits of the company in or towards the formation of reserve fund or funds; (v) any dividends which are unclaimed for one year after having been declared may be invested or otherwise made use of by the directors of the company for the benefit of the company until claimed by the relevant member(s); (vi) a transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer; and (vii) the directors of the company may retain any dividends on which the company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists. As at the date of this prospectus, the articles of association of NetClass International provide, amongst other things, that (i) dividends may be declared by the company at a general meeting, in the case of interim dividends, paid to members of the company by a decision of the directors as the directors deem to be justified by the profits of the company; (ii) dividends may only be paid out of the profits of the company in accordance with the provisions of the Companies Ordinance; (iii) unless otherwise specified by the members’ resolution or the directors’ decision to pay the dividend or by the terms on which the shares of the company are issued, any dividend must be paid by reference to each member’s holding of shares as at the date of the resolution or decision to declare or to pay the dividend; and (iv) the directors may set aside as reserves any sums out of the profits of the company or carry forward any profits as they think fit.

Save as aforesaid, the articles of association of neither NetClass HK nor NetClass International contain any additional requirement or restriction on the distribution of dividends to their common shareholder, namely NetClass.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors:

Name	Age	Position(s)
Jianbiao Dai	57	Chief Executive Officer, Chairman of the Board and Director
Yuxing Chen	43	Chief Financial Officer
Lina Chen	45	Director
Xianghong Zhou (1)(2)(3)*	55	Independent Director Nominee, Chair of Nominating Committee
Angel Colon (1)(2)(3)*	50	Independent Director Nominee, Chair of Audit Committee
Xiao Fu (1)(2)(3)*	49	Independent Director Nominee, Chair of Compensation Committee

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

*	The individual consents to be in such position and the appointment shall come into effect upon the effectiveness of the registration statement of which this prospectus forms a part.

Jianbiao Dai, Chief Executive Officer, Chairman of the Board and Director

Dr. Jianbiao Dai has more than 15 years’ experience in the education industry and more than 20 years’ experience of management in the ICT industry. Dr. Jianbiao Dai has been the chief executive officer and chairman of the board of directors of NetClass since June 1, 2022. Dr. Jianbiao Dai has served as the chairman and chief executive officer of NetClass China since May 2015. He has served as the director of NetClass HK since December 2006. He has been responsible for supervising business operation, preparing for OTC listing process in the PRC and developing of smart education, IT solutions and application development. Dr. Jianbiao Dai has been the Chairman of Shanghai IT Entrepreneur Association since 2014. He was elected the chairman of Shanghai Informatization Youth Talent Association from 2008 to 2012. Dr. Jianbiao Dai graduated from the Physics Department of Shanghai Jiaotong University in 1987 with a Bachelor of Science in Applied Physics, and he obtained a Doctor of Philosophy (“PhD”) degree of Electronic Engineering and Applied Science from the University of New Orleans in 2000. Dr. Jianbiao Dai has served as an assistant professor and research scientist of the University of New Orleans from 2000 to 2001, during which he was responsible for of Electronic Engineering and Applied Science research and teaching.

Yuxing Chen, Chief Financial Officer

Mr. Yuxing Chen has been the Chief Financial Officer of NetClass since June 1, 2022 and he has been responsible for financial reporting, internal control and budget planning. From August 2020 to March 2022, Mr. Yuxing Chen has served as the CFO of Shanghai TianKun e-Business Co., Ltd., during which he was responsible for financial reporting, internal control and budget planning. From April 2018 to August 2020, Mr. Yuxing Chen has served as the senior financial manager of Nantong Aisida Intelligent Technology Co., Ltd., during which he was responsible for annual reporting, financing management and internal control. From June 2012 to March 2018, Mr. Yuxing Chen has been worked as the financial manager of Shanghai Yunlu Catering Management Co., Ltd., during which he was responsible for internal control, managing public relations, advising marketing strategies. Mr. Yuxing Chen graduated from Shanghai University of Finance and Economics with a Bachelor’s in Accounting in 2003 and a Master of Business Administration (“MBA”) degree in 2012.

Lina Chen, Director

Ms. Lina Chen has been a director and served as vice president of NetClass since June 1, 2022. From 2015 to 2020, Ms. Lina Chen has served as the vice president of NetClass China and became an executive officer of NetClass China in January 2021. She has been responsible for managing business operation, sales and marketing for smart education, IT solutions and courseware. Ms. Lina Chen served as the general manager of Shanghai Lvheng Material Utilization Co., Ltd. from June 2004 to December 2007, during which she was responsible for managing business operation and promoting reducing waste, reusing and recycling resources and products. And from October 2002 to June 2004, Ms. Lina Chen worked as the marketing manager of Shanghai Seiko Electronics Co., Ltd, during which she was responsible for building computer information, cybersecurity, all-access system Ms. Lina Chen is the member of China Vocational Education Association, and is the director of Shanghai Informatization Youth Talent Association. She obtained a three-year college degree in Sales and Marketing from Shenyang University in 2006 and a Bachelor’s in Business Administration from PLA Nanjing Political College in 2012.

Xianghong Zhou, Independent Director Nominee and Chair of Nominating Committee

Xianghong Zhou is our independent director nominee. Ms. Zhou is a professor at the School of Economics and Management of Shanghai Tongji University and she has been teaching and researching macro management and policy analysis since 2002. She is an expert in smart city construction and urban digital transformation planning. Her research work focuses on the application of new generation information technology in the field of urban public services and the innovation of management models. She is also a director of the Institute of Smart Cities and E-Governance of Tongji University and she is responsible for management and researches in smart city construction. She was funded by National Natural Science Foundation of China for the research on the reason of fund surplus of science fund project, United Nations Children's Fund and China International Poverty Alleviation Center for researches in rural environmental sanitation and children's healthy growth, Development Research Center of Shanghai Municipal Government and other research institutions for researches in smart city and e-governance. Ms. Zhou won the third-prize of the Shanghai Municipal Government Decision making Consulting Award for the researches in urban safety system.

Ms. Xianghong Zhou received her Ph.D degree of Sociology from Nanjing University in 2002. She was a visiting scholar experience at the University of Toronto in 2009.

Angel Colon, Independent Director Nominee and Chair of Audit Committee

Angel Colon is our independent director nominee. Mr. Colon has over 15 years of expertise in negotiating and marketing of financial products, and risk management, of both fixed income and equity securities transactions with a highly diverse knowledge of financial, legal and operations management; public company management, accounting and SEC regulations. Mr. Colon has served as a board member and chair of the Audit Committee for Sentage Holdings Inc. (NASDAQ: SNTG), a publicly traded company since 2021. He has served as a managing member of NY Capital Management Group, LLC since January 2017; Turing Funds, LLC since July 2017; providing services to high-networth individuals, businesses and institutions to produce solutions that facilitate the advancement and management of capital along with the mitigation of risk to achieve dependable annual returns. Mr. Colon served as an hedge fund administrator at Vega Management Investments and from October 2018 to February 2020 and had responsibility of ensuring adherence to the investment policy, managing liquidity needs, reviewing NAV reporting and accounting audits; a financial advisor and a consultant of Andean Farm and Pharma Corp since December 2018 to January 2020 and had responsibility of research-backed support of strategies concerning the mitigation of risk and financial planning from inception to completion; as a board member of Bronson Resource Limited since December 2018 to January 2020 and had responsibility of advising the company on growth and capital decision making; a managing director of Cuttone & Co. from December 2016 to February 2018, and had responsibility of investment banking and expanding of new markets into Reg CF and Reg A+ raises; a managing director of Tribal Capital Markets, LLC from August 2016 to December 2016 and had responsibility of investment banking and expansion into regulation crowdfunding; a managing director of Bonwick Capital Partners, LLC from July 2015 to August 2016 and had responsibility of investment banking focused on debt financing of private, public, and municipal entities; a managing director at TriPoint Global Equities from December 2013 to July 2015 and had responsibility of creating a new platform, Banq, for IPO’s via equity crowd funding; a corporate development officer at UBG Corp from 2006 to 2007 and had responsibility of new business development; and a principal at Andover Brokerage from 2001 to 2002 and had responsibility to interface with clearing firms and oversee 40 traders regarding risk and viability of investment decisions; an analyst for Wit Capital Corporation of New York from 1999 to 2000 and had responsibility of client relations, researching Digital IPO markets and ensuring the suitability of IPO’s for client investment.

Mr. Colon received a Bachelor of Science in International Business; minor in Languages and Economics from St. John Fisher College in 1996. He currently holds FINRA Series 7, Series 63 and Series 65 and is a licensed broker with Entoro Securities, a FINRA Member Broker Dealer.

Xiao Fu, Independent Director Nominee and Chair of Compensation Committee

Xiao Fu is our independent director nominee. Mr. Fu has more than 10 years of rich experience in equity investment and fund management. He has been the general manager of Shanghai Rizhen Private Equity Fund Management Co., Ltd since January 2012, he is responsible for the daily overall management of the company. From September 2002 to January 2012, Mr. Xiao Fu served as the director of industry consulting department in eastern mainland China and director of industry consulting department in Shanghai of Kingdee software (China) Co., Ltd, a subsidiary of a publicly traded company, Kingdee International Software Group Co., Ltd (HKEX: 00268) and his responsibility is expansion and management of the consulting business in Shanghai and eastern mainland China. Mr. Xiao Fu is the invited lecturer of the MBA Education Center of East China Normal University and invited lecturer of Shanghai University of Finance and Economics since 2015, and an entrepreneurial tutor of Shanghai University of Political Science and Law since 2016, a member of Chinese Association for Artificial Intelligence since 2019, and he is the council member of Shanghai IT Youth Talent Association since 2016.

Mr. Xiao Fu received a Bachelor Degree of Computer Application from the School of Computer Engineering and Science of Shanghai University in 1997, and received Master Degree of Computer Application from the School of Computer Engineering and Science of Shanghai University in 2000.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors and Board Committees

We expect our board of directors to consist of five directors, three of whom will be independent as such term is defined by the Nasdaq Capital Market. We have determined that Xianghong Zhou, Angel Colon and Xiao Fu satisfy the “independence” requirements under Nasdaq Rule 5605. We expect that all current directors will continue to serve after this offering.

The directors shall be appointed by ordinary resolution or by a resolution of the directors and may be removed by ordinary resolution. Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.The Company in general meeting may fix a minimum shareholding required to be held by a director, but unless and until such a shareholding qualification is fixed a director is not required to hold shares. No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in any way interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. Our directors may exercise all the powers of our company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee, and adopted a charter for each of the three committees, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Xianghong Zhou, Angel Colon and Xiao Fu upon the effectiveness of their appointments. Angel Colon will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Xianghong Zhou, Angel Colon and Jing Li upon the effectiveness of their appointments. Xiao Fu will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee will consist of Xianghong Zhou, Angel Colon and Xiao Fu upon the effectiveness of their appointments. Xianghong Zhou will be the chair of our nominating committee. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. You may refer to “Description of Share Capital— Differences in Corporate Law” on page 124 for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our directors shall be appointed by ordinary resolution or by a resolution of the directors and may be removed by ordinary resolution. Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal. In addition, the office of a director shall be vacated if: (i) he gives notice in writing to our company that he resigns the office of director; (ii) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office, (iii) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally, (iv) he is found to be or becomes of unsound mind, or (v) all the other directors (being not less than two in number) resolve that he should be removed as a director.

The directors may appoint officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

Qualification

The Company in general meeting may fix a minimum shareholding required to be held by a director, but unless and until such a shareholding qualification is fixed a director is not required to hold shares.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all of our directors, officers, and employees. We will make our code of business conduct and ethics publicly available on our website prior to our listing on the Nasdaq Capital Market.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended September 30, 2023 and 2022, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Jianbiao Dai	2023	$17,920	-	-	-	-	-	-	$17,920
CEO	2022	$19,287	-	-	-	-	-	-	$19,287
Yuxing Chen	2023	$8,507	-	-	-	-	-	-	$8,507
CFO	2022	$3,052	-	-	-	-	-	-	$3,052
Lina Chen	2023	$33,600	-	-	-	-	-	-	$33,600
Director	2022	$36,164	-	-	-	-	-	-	$36,164

Agreements with Named Executive Officers

On June 1, 2022, the Company entered into an employment agreement with our Chief Executive Officer, Jianbiao Dai, for a term of 5 years from June 1, 2022 to May 31, 2027. Mr. Dai is entitled to an annual base salary of RMB96,000. The termination of this agreement is subject to PRC Labor Law and PRC Labor Contract Law. Mr. Dai agreed to keep confidential information during and after employment. He is obligated not to disclose confidential information without written consent of the Company.

On June 1, 2022, the Company entered into an employment agreement with our Chief Financial Officer, Mr. Yuxing Chen, for a term of three years , from June 2022 to May 31, 2025. Mr. Chen is entitled to an annual base salary of RMB60,000. The termination of both agreements is subject to PRC Labor Law and PRC Labor Contract Law. Mr. Chen agreed to keep confidential information during and after employment. He is obligated not to disclose confidential information without written consent of the Company.

On June 1, 2022, the Company entered into an employment agreement with our director and vice president, Lina Chen, for a term of five years, from June 1, 2022 to May 31, 2027 . Ms. Lina Chen is entitled to an annual base salary of RMB180,000. The termination of both agreements is subject to PRC Labor Law and PRC Labor Contract Law. Ms Lina agreed to keep confidential information during and after employment. He is obligated not to disclose confidential information without written consent of the Company.

Compensation of Directors

For the fiscal years ended September 30, 2023 and 2022, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

Upon effectiveness of the registration statement of which this prospectus forms a part, the appointment of the independent director nominees will become effective. We plan to pay each of Xianghong Zhou, Angel Colon and Xiao Fuan an annual compensation of $30,000, $45,000 and $30,000, respectively. We have entered into director offer letters with each of our independent director nominees in October and November 2022. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

PRINCIPAL SHAREHOLDERS

The following table is based on the assumption that our amended and restated memorandum and articles of association are effective and the recapitalization (as described in “Description of Share Capital”) is completed, and it sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A ordinary share as of the date of this prospectus, and as adjusted to reflect the sale of the Class A ordinary share offered in this offering for

●	each of our directors and executive officers who beneficially owns our Class A and/or Class B ordinary share; and

●	each person known to us to own beneficially more than 5% of our Class A and/or Class B ordinary share.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A and Class B ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares issued and outstanding as of the date of this prospectus and (ii) Class A or Class B ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus, assuming no Class A ordinary shares are sold by the Resale Shareholder. Percentage of beneficial ownership of each listed person after this offering includes (i) Class A ordinary share outstanding immediately after the completion of this offering and (ii) Class A or Class B ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus, but excludes any shares issuable upon the exercise of the over-allotment option.

As of the date of the prospectus, we have seven shareholders of record, who are not located in the United States.

Executive Officers and Directors	Amount of Beneficial Ownership of Class A Ordinary Shares Pre- Offering (1)	Pre- Offering Percentage Ownership of Class A Ordinary Shares(2)	Post- Offering Percentage Ownership of Class A Ordinary Shares(2)	Amount of Beneficial Ownership of Class B Ordinary Shares Pre- and Post- Offering	Pre- Offering And Post- Offering Percentage Ownership of Class B Ordinary Shares	Pre-Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)
Directors and Named Executive Officers:
Jianbiao Dai(3)	6,369,500	46.29%	40.94%	2,000,000	100%	83.11%	79.83%
Yuxing Chen	-	-	-	-	-	-	-
Lina Chen	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Xianghong Zhou (5)	-	-	-	-	-	-	-
Angel Colon (5)	-	-	-	-	-	-	-
Xiao Fu (5)	-	-	-	-	-		-

All executive officers and directors as a group (6 persons)	6,369,500	46.29%	40.94%	2,000,000	100%	83.11%	79.83%

5% or Greater Stockholders
Dragonsoft Holding Limited(3)	6,369,500	46.29%	40.94%	2,000,000	100%	83.11%	79.83%
Lang Wide Investment INC(4)	4,435,500	32.23%	28.51%	-	-	10.14%	9.74%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A ordinary shares and Class B ordinary shares. All shares represent only Class A ordinary Shares and Class B ordinary shares held by shareholders as no options are issued or outstanding.

(2) Calculation based on 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares issued and outstanding as of the date of this prospectus. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company. Each Class B ordinary shares shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our company. Assuming 1,800,000 Class A ordinary shares are issued in this offering, not including 270,000 Class A ordinary shares underlying the Underwriter’s Over-Allotment Option.

(3) Dragonsoft Holding Limited, a British Virgin Islands business company, holds 6,369,500 Class A ordinary shares and 2,000,000 Class B ordinary shares of the Company. Jianbiao Dai is the sole shareholder and sole director of Dragonsoft Holding Limited and is deemed the beneficial owner of the 6,369,500 Class A ordinary shares and 2,000,000 Class B ordinary shares held by Dragonsoft Holding Limited.
(4) Lang Wide Investment INC, a British Virgin Islands business company, holds 4,435,500 shares of Class A ordinary shares of the Company. Sze Kok is the sole shareholder and sole director of Lang Wide Investment INC and is deemed the beneficial owner of the 4,435,500 Class A ordinary shares held by Lang Wide Investment INC.
(5) The individual is a director nominee and consents to be a director upon the effectiveness of the registration statement of which this prospectus forms a part.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

1)	Nature of relationships with related parties

Name of Related Party	Relationship to the Company
Jianbiao Dai	Chief Executive Officer (“CEO”); Chairman of the Company
Shanghai Youfu Network Co., Ltd.	Shareholder of the Company
Shanghai Longruan Electronics Group Co., Ltd	Jianbiao Dai serves as legal representative and holds 80% of the shares;
Shanghai Yiyun Information Service Co., Ltd	Jianbiao Dai served as a supervisor and hold 60% of the shares
Shanghai Chuangbo Enterprise Development Co., Ltd	A director of the Company serving as a corporate supervisory role
Lina Chen	Director of the Company

2)	Significant Related party transactions

Purchases from related parties

	As of the date of	For the years ended September 30,
	this prospectus	2023	2022	2021
Shanghai Youfu Network Co., Ltd	$-	$-	$137,645	$218,035
Total	$-	$-	$137,645	$218,035

Cash received from related parties

	As of the date of	For the years ended September 30,
	this prospectus	2023	2022	2021
Shanghai Longruan Busines Consulting Co., Ltd.	$-	$72,307	$-	$61,480
Shanghai Yiyun Information Services Co., Ltd.	-	-	-	$6,148
Jianbiao Dai	-	766	-	-
Total	$-	$73,073	$-	$67,628

(3)	Due to related parties

	As of the date of	As of September 30,
	this prospectus	2023	2022	2021
Due to related parties
Shanghai Chuangbo Enterprise Development Co., Ltd	$274	$274	$281	$310
Shanghai Longruan Electronics Group Co., Ltd	68,531	68,531	-	-
Jianbiao Dai	1,373	1,373	623	688
Shanghai Youfu Network Co., Ltd	109,923	109,923	112,761	-
Total	$180,101	$180,101	$113,665	$998

Private Placement Subscription Agreement

On September 20, 2023, the Company entered into a private placement subscription agreement with Dragonsoft Holding Limited, a company wholly owned by Mr. Jianbiao Dai (Chief Executive Officer and Chairman of the Company), pursuant to which we issued 760,000 Class A ordinary shares of the Company to Dragonsoft Holding Limited, for an aggregate purchase price of $1,900,000.

On October 5, 2023, instead of direct capital injection to the Company, Dragonsoft Holding Limited made the payment of HK$15,000,000 (approximately $1,900,000, equivalent to the cash consideration for sale of shares) to an AI development supplier (an independent third party) on behalf of the Company as a deposit for an AI Technical Development Service Agreement entered on October 2, 2023, approved by the Board of Directors.

DESCRIPTION OF SHARE CAPITAL

A copy of our amended and restated memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on January 4, 2022. Our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Cayman Islands Companies Act, and the common law of the Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Class A Ordinary Share and Class B Ordinary Share

Our authorized share capital is US$50,000 divided into 200,000,000 shares comprising of (i) 190,000,000 Class A ordinary shares of par value US$0.00025 each and (ii) 10,000,000 Class B ordinary shares of par value US$0.00025 each. As of the date of this prospectus, 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares are issued and outstanding.

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. In no event shall Class A ordinary shares be convertible into Class B ordinary shares.

Any conversion of Class B ordinary shares into Class A ordinary shares pursuant to the articles shall be effected by redeeming the relevant Class B ordinary shares and in consideration therefor issuing fully-paid Class A ordinary shares in equal number. Such conversion shall become effective forthwith upon entries being made in the register of members of our company to record the conversion of the relevant Class B ordinary shares as Class A ordinary shares.

At the completion of this offering assuming no exercise of the underwriters’ over-allotment option, there will be 15,560,000 Class A ordinary share and 2,000,000 Class B ordinary shares issued and outstanding. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [•], 2024.

Dividends

Subject to the Cayman Islands Companies Act, our directors may declare and pay out of the funds of our company lawfully available for such purpose a distribution at a time and of an amount they think fit. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to the vote at general meetings of our company.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Variation of Rights of Shares

If, at any time our share capital is divided into different classes of shares, the rights attached to any class of (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

The rights conferred on the holders of the shares of any class shall, unless otherwise expressly provided by the terms of issue of the shares of that class, not be deemed to be varied by the creation or issue of further shares ranking pari passu there with.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by such sum, to be divided into shares of such amount, and with the attached rights, privileges, priorities and restrictions as the resolution shall prescribe;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed by the memorandum; and

(d)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the articles, our shareholders may, by special resolution, reduce its share capital and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares whether in respect of their par value or the premium payable on those shares and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay calls in respect of the share. If a sum called in respect of a share is not paid before or on the day appointed for payment of that call, the shareholder from whom such amount is due shall pay interest upon the sum at such rate as the directors may determine from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of any such interest in full or in part. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our directors. Our company may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our directors. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Transfer of Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary share to another person by completing an instrument of transfer in writing in such forms as may be acceptable to the directors and shall be executed by or on behalf of the transferor and, if required by the directors, signed by the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of our company.

The directors may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason. If our directors refuse to register a transfer, they are required, within two months after the date on which the transfer was lodged with us, to send to the transferee of such refusal.

Inspection of Books and Records

Holders of our ordinary share will have no general right under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene a general meeting as they think fit. Upon the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned, any one or more of the directors shall forthwith proceed to convene a meeting of shareholders. In the event that the directors do not convene such meeting within 21 days of the written request to requisition a meeting being lodged, the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting of shareholders in the same manner as nearly as possible as that in which a meeting of shareholders may be convened by a director. Where the requisitionists fail to convene the meeting of shareholders within three months of their right to convene the meeting arising, the right to convene the meeting of shareholders shall lapse.

No less than seven days’ notice of a general meeting of shareholders shall be given to shareholders whose names on the date the notice is given appear as shareholders in the register of members of our company and are entitled to attend and vote at such meeting. Notice of every general meeting shall also be given to each of the directors.

Subject to the Cayman Islands Companies Act, a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

A quorum shall consist of the presence (whether in person or by proxy or, if a corporate or other non-natural person, by its duly authorized representative or proxy) of one or more shareholders holding shares that represent in aggregate not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as is determined by the directors, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

At any meeting of the shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Directors

We may by ordinary resolution or by a resolution of the directors fix the maximum and minimum number of directors required to hold office at any time and vary such limits from time to time. Under the articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by resolution of the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders in general meeting and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by an ordinary resolution.

Subject to the provisions of the articles, the office of a director shall be vacated if:

(a)	he gives notice in writing to the Company that he resigns the office of director;

(b)	he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	he is found to be or becomes of unsound mind; or

(e)	all the other directors (being not less than two in number) resolve that he should be removed as a director.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers of Directors

Subject to the provisions of the Cayman Islands Companies Act, our amended and restated memorandum and articles of association and any directions given by an ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, the business and affairs of our company as are not by the Cayman Islands Companies Act, our amended and restated memorandum and articles of association or the terms of any special resolution required to be exercised by the shareholders. No alteration of the memorandum or the articles or any direction given by an ordinary resolution or a special resolution shall invalidate any prior act of the directors that was valid at the time undertaken. A duly convened meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

The directors may exercise all the powers of our company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of our company or of any third party.

Each director shall exercise his powers for a proper purpose. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of us.

Capitalization

The directors may capitalize any sum standing to the credit of any of our reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation

If we shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Islands Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

(a)	a company acts or proposes to act illegally or ultra vires;

(b)	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

(c)	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that every director, alternate director or officer shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such director, alternate director or officer shall be liable to us for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such director or officer. Expenses, including legal fees, incurred by a director, alternate director or officer, or former director, alternate director or officer in defending any legal, administrative or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such director, alternate director or officer is not entitled to be indemnified by us and upon such terms and conditions, if any, as we deem appropriate.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Amended and Restated Memorandum and Articles of Association

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that, upon the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned, any one or more of the directors shall forthwith proceed to convene a meeting of shareholders. If the directors do not proceed to convene a meeting of shareholders within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the meeting of shareholders in the same manner as nearly as possible as that in which a meeting of shareholders may be convened by a director. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director shall be vacated if (a) he gives notice in writing to us that he resigns the office of director, (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office, (c) he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally, (d) he is found to be or becomes of unsound mind, €(e) all the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that its shareholders approve, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction, resulting in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

There is no comparable statute under Cayman Islands law. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote. The bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote. If so provided in the certificate of incorporation, they may also be amended by the board of directors. Under the Cayman Islands Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to a suitable third persons based in Cayman Islands approved equivalent jurisdictions. A list of these equivalent jurisdictions, as updated from time to time, can be accessed here: https://www.cima.ky/list-of-equivalent-jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information and/or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct, money laundering or proliferation financing or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (2020 Revision) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (2020 Revision), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (2018 Revision) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (2018 Revision), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing

We have applied to list our Class A ordinary shares on Nasdaq under the symbol “NTCL”. At this time, Nasdaq Capital Market has not yet approved our application to list our Class A ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application, and there is no guarantee or assurance that our Class A ordinary shares will be approved for listing on Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Class A ordinary shares in this offering sufficient to satisfy applicable listing criteria, our Class A ordinary shares will in fact be listed. Since uncertainties regarding the actual listing of your shares on Nasdaq exist, we will not be able to consummate the offering and listing our Class A ordinary shares if we are unable to meet the applicable Nasdaq listing criteria. See "If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them" on page 53.

If the application is approved, trading of our Class A ordinary shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Class A ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A ordinary shares is VStock Transfer, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for our Class A ordinary shares and Class B ordinary shares, and while we have applied to list our Class A ordinary shares on Nasdaq, we cannot assure you that a significant public market for the Class A ordinary shares will develop or be sustained after this offering. Future sales of substantial amounts of our Class A ordinary shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A ordinary shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A ordinary shares, including Class A ordinary shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A ordinary shares and our ability to raise equity capital in the future.

We will have 15,560,000 Class A ordinary shares and 2,000,000 Class B ordinary shares outstanding upon closing the offering, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 1,800,000 Class A ordinary shares will be publicly held by investors participating in this offering, and, assuming the Resale Shareholders do not sell any shares, 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person who directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the issuer.

All of the Class A ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Class A ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Class A ordinary shares and Class B ordinary shares held by existing shareholders are, and any Class A ordinary shares issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months   from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A ordinary shares or securities that are substantially similar to our Class A ordinary shares, including any options or warrants to purchase our Class A ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, except for the Resale Shareholders, each of our directors, officers and holders of 5% or more of Class A ordinary shares on a fully diluted basis immediately prior to the consummation of this offering has also entered into a similar lock-up agreement for a period of six (6) from the date of this prospectus, subject to certain exceptions below, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A ordinary shares. These shareholders may transfer their lock-up Class A ordinary shares without the prior written consent of the Representative in connection with (a) transactions relating to their lock-up Class A ordinary shares acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of their lock-up Class A ordinary shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of these shareholders and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of their lock-up Class A ordinary shares to a charity or educational institution or other not-for-profit organization; (d) if these shareholders, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of their lock-up Class A ordinary shares to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s shares involving a change of control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the lock-up Class A ordinary shares held by these shareholders shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of the lock-up agreements and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made.

See “Underwriting – Lock-Up Agreements” for more information.

Rule 144

All of our Class A ordinary shares and Class B ordinary shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Class A ordinary shares and Class B ordinary shares then issued and outstanding, in the form of Class A ordinary shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Class A ordinary shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Class A ordinary shares held by it. These Class A ordinary shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. The resale offering is contingent on the listing of our Class A ordinary shares on the Nasdaq and that the resale offering will not begin until such listing occurs. Thereafter, any shares sold by the Resale Shareholders will occur at prevailing market prices or in privately negotiated prices.

TAXATION

People’s Republic of China Enterprise Taxation

Unless otherwise noted in the following discussion, this section is the opinion of Grandall Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the number of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are an exempted company incorporated in Cayman Islands with limited liability and we gain income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that PRC-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with PRC that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although NetClass does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of NetClass and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in the PRC and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of the PRC; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of the PRC; and (iv) one half  (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of the PRC.

Accordingly, we believe that NetClass and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us as of the date of this prospectus. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor and update our tax status.

The Implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as PRC-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. Therefore, we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as PRC-sourced income.

See “Risk Factors – Risks Related to Doing Business in the PRC – If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” of the PRC, which could result in unfavorable tax consequences to us and our non-PRC shareholders on page 28.

Our company pays an EIT rate of 25% for WFOE and its subsidiaries. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Class A ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

According to Caishui [2019] No.13, announcement of the Ministry of Finance and the State Taxation Administration [2021] No.12, small and low-profit enterprises shall meet three conditions for enjoying preferential tax conditions, including (i) annual taxable income of no more than RMB 3 million ($425,333), (ii) no more than 300 employees, and (iii) total assets of no more than RMB 50 million ($7,088,880). According to announcement of the State Taxation Administration [2021] No.8, which became effective on January 1, 2021 and until to December 31, 2022., small, low-profit enterprises whose annual taxable income is no more than RMB 1 million ($141,778) is subject to the preferential income tax rate 2.5% (only 12.5% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

According to announcement of the Ministry of Finance and the State Taxation Administration [2022] No.13, which became effective on January 1, 2022 and until to December 31, 2024, small, low profit enterprises whose annual taxable income exceed RMB 1 million ($141,778) but no more than RMB 3 million ($425,333) is subject to the preferential income tax rate of 5% (only 25% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

According to announcement of the Ministry of Finance and the State Taxation Administration [2023] No.12, which became effective on August 2, 2023 and until to December 31, 2027, small, low profit enterprises is subject to the preferential income tax rate of 5% (only 25% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

Hong Kong Taxation

Hong Kong profits tax is payable by every person (including corporation, partnership, and sole proprietorship) carrying on a trade, profession, or business in Hong Kong on the profits arising in or derived from Hong Kong from such trade, profession, or business. With effect from April 1, 2018, a two-tiered profits tax regime applies, under which the profits tax on the first HK$ 2 million of profits is charged at the rate of 8.25%, whereas profits in excess of HK$ 2 million are subject to the standard profits tax rate of 16.5%. However, only one “entity” (which, for the purpose of the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), refers to a natural person, a body of persons or a legal arrangement, including a corporation, a partnership and a trust) within a group of “connected entities” can enjoy the two-tier profit tax rates. An entity is regarded as a “connected entity” of another entity if: (i) one of the has control over the other; (ii) both of them are under common control of the same entity; or (iii) in the case of the first entity being a natural person carrying on business as a sole proprietorship, the other entity is the same person carrying on another sole proprietorship business. For the purpose of the two-tiered profits tax regime, a group of connected entities will need to nominate which entity will benefit and to make election accordingly. If no nomination has been made, the assessable profits of each entity within the group will be chargeable to the standard profits tax rate.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A ordinary shares, as the case may be, nor will gains derived from the disposal of our Class A ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	advertising investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our ordinary share);

●	persons who acquired our Class A ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A ordinary shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A ordinary shares; or

●	persons holding our Class A ordinary shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A ordinary shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A ordinary shares. It is directed to U.S. Holders (as defined below) of our Class A ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A ordinary shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the passive foreign investment company (PFIC) rules (defined below) discussed below, the gross amount of distributions made by us to you with respect to the Class A ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of actual or constructive receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that all distributions will be treated as a dividend even if a particular distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Class A ordinary share equal to the difference between the amount realized (in U.S. dollars) for the Class A ordinary shares and your tax basis (in U.S. dollars) in the Class A ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A ordinary shares and the amount of cash we raise in this offering.

Accordingly, fluctuations in the market price of the Class A ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to your Class A ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold Class A ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A ordinary shares (in the case of Class A ordinary shares obtained through the exercise of warrants, the holding period will include the holding period of the underlying warrants);

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income earned in the current taxable year; and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate on ordinary income in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A ordinary shares cannot be treated as capital, even if you hold the Class A ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock (but not our warrants) to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A ordinary shares as of the close of such taxable year over your adjusted basis in such Class A ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Class A ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A ordinary shares. Your basis in the Class A ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq. If the Class A ordinary shares are regularly traded on the Nasdaq and if you are a holder of Class A ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock (but not warrants) in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. Therefore, prospective investors should assume that a qualified electing fund election will not be available. If you hold Class A ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A ordinary shares, including regarding distributions received on the Class A ordinary shares and any gain realized on the disposition of the Class A ordinary shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A ordinary shares, then such Class A ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC (no such election is available to warrants). A “purging election” creates a deemed sale of such Class A ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A ordinary shares for tax purposes. U.S. shareholders may make a purging election and make a simultaneous qualified electing fund (QEF) election if the foreign corporation remains a PFIC at the time of the purging election.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A ordinary shares, subject to certain exceptions (including an exception for Class A ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A ordinary shares.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Grandall Law Firm, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or in reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws.    Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

UNDERWRITING

In connection with this offering, will enter into an underwriting agreement (the “Underwriting Agreement”) with Revere Securities LLC, as representative (the “Representative”) of several underwriters, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the Underwriters the number of Class A ordinary shares as indicated below at the offering price less the underwriting discounts set forth on the cover page of this prospectus.

Name of Underwriter	Number of Class A Ordinary Shares
Revere Securities LLC

Total	1,800,000

The Representative committed to purchase all the Class A ordinary shares offered by this prospectus if they purchase any Class A ordinary shares. The Underwriters are not obligated to purchase the Class A ordinary shares covered by the Underwriters’ over-allotment option to purchase Class A ordinary shares as described below. The Underwriters are offering the Class A ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer’s certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales in the U.S. will be conducted by broker-dealers registered with the SEC.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we have agreed to grant to the Representative an option to purchase from us up to an additional 270,000 Class A ordinary shares, representing 15% of the Class A ordinary shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The Representative may exercise this option any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the Representative exercise the option, the Representative will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Fees, Commissions and Expense Reimbursement

We will pay the Representative a fee/commission equivalent to seven and half percent (7.5%) of the gross proceeds of this offering. The Representative has advised us that they propose to offer the Class A ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The Representative may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A ordinary shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Representative has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting fees/commission payable to the Representative, assuming an initial public offering price of $5 per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus):

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$5.00	$9,000,000	$10,350,000
Underwriting fees and commissions (7.5%)(1)	$0.37	$675,000	$776,250
Proceeds, before expenses, to us	$4.63	$8,325,000	$9,573,750

(1)	The fees do not include the expense reimbursement as described below.

We have agreed to pay expenses relating to the offering, including: a) the costs of preparing, printing and filing the Registration Statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Representative may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Representative may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative; (d) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (e) fees associated with the Company's transfer agent; (f) fees, if necessary, associated with translation services; (g) expenses related to road shows and (h) the costs of any pre-approved due diligence meetings. Promptly upon consummation of this offering or the earlier termination or expiration of the Engagement Letter between the Company and the Representative dated as of February 27, 2024 (“Engagement Letter”) in accordance with its terms, the Representative will return to the Company the balance of any remaining portion of the advance to the extent such monies were not used for reasonable and documented out-of-pocket expenses incurred.

We also agreed to pay to the Representative non-accountable expenses equal to 1% of the gross proceeds raised in the offering. We have also agreed to reimburse the Representative for certain accountable expenses not to exceed the total amount of $250,000, including the Representative’s legal fees, background check expenses, and all other expenses related to the offering, provided that any expense over $5,000 shall require prior written or email approval of the Company. We paid an expense deposit of $145,000 to the Representative towards accountable expenses and shall pay the remaining of $105,000 to the Representative. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A), regardless of whether the offering is terminated. We have also agreed to pay the Representative an advisory fee in the aggregate amount of $200,000 payable upon the closing of the offering, in connection with the Representative providing certain advisory services to the Company.

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions and accountable and non-accountable expenses, will be $1,167,437.

In addition, we agreed, during the engagement period of the Representative or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the Representative, provided that the Representative is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the Representative may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $250,000, incurred prior to the termination, less any advance and amounts previously paid to the Representative in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(g)(4)(A) and shall not apply if and to the extent the Representative has advised us of the Representative’s inability or unwillingness to proceed with this offering.

Indemnification

We have agreed to indemnify the Underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Except for the Class A ordinary shares sold by the Resale Shareholder pursuant to the Resale Prospectus, we have agreed not to, for a period of six (6) months  from the effective date of the registration statement of which this prospectus is a part, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A ordinary shares or securities that are substantially similar to our Class A ordinary shares, including any options or warrants to purchase our Class A ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A ordinary shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representative.

Furthermore, each of our directors, officers and holders of 5% or more of Class A ordinary shares on a fully diluted basis immediately prior to the consummation of this offering has also entered into a similar lock-up agreement for a period of six (6) months from the date of this prospectus, subject to certain exceptions below, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A ordinary shares. These shareholders may transfer their lock-up Class A ordinary shares without the prior written consent of the Representative in connection with (a) transactions relating to their lock-up Class A ordinary shares acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of their lock-up Class A ordinary shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of these shareholders and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of their lock-up Class A ordinary shares to a charity or educational institution or other not-for-profit organization; (d) if these shareholders, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of their lock-up Class A ordinary shares to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s shares involving a change of control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the lock-up Class A ordinary shares held by these shareholders shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of the lock-up agreements and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit the underwriters to make bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A ordinary shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of the Class A ordinary shares in excess of the number of Class A ordinary shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Class A ordinary shares over-allotted by the underwriters is not greater than the number of Class A ordinary shares that they may purchase in the over-allotment option. In a naked short position, the number of Class A ordinary shares involved is greater than the number of Class A ordinary shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Class A ordinary shares in the open market.

●	Syndicate covering transactions involve purchases of Class A ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Class A ordinary shares to close out the short position, the underwriters will consider, among other things, the price of our Class A ordinary shares available for purchase in the open market as compared to the price at which they may purchase Class A ordinary shares through the over-allotment option. If the underwriters sell more Class A ordinary shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Class A ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A ordinary shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the Class A ordinary shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our Class A ordinary shares until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A ordinary shares or preventing or retarding a decline in the market price of Class A ordinary shares. As a result, the price of Class A ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Stock Market or otherwise, and, if commenced, may be discontinued at any time.

Determination of Offering Price

We determined the public offering price of the Class A ordinary shares we are offering in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “NTCL.”

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A ordinary shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A ordinary shares, where action for that purpose is required. Accordingly, the Class A ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Australia

This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Class A ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Class A ordinary shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Class A ordinary shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Canada

Resale restrictions. The distribution of the Class A ordinary shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Class A ordinary shares are made. Any resale of the Class A ordinary shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers. By purchasing Class A ordinary shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the Class A ordinary shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

●	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

●	where required by law, the purchaser is purchasing as principal and not as agent; and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest.  Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory rights of action.     Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of legal rights.   All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and eligibility for investment.   Canadian purchasers of Class A ordinary shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Class A ordinary shares in their particular circumstances and about the eligibility of the Class A ordinary shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Cayman Islands

This prospectus does not constitute a public offer of the Class A ordinary shares, whether by way of sale or subscription, in the Cayman Islands. The Class A ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Dubai International Financial Centre, or the DIFC

This prospectus relates to an Exempt Offer of the Dubai Financial Services Authority, or the DFSA, in accordance with the Markets Rules 2012 of the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Class A ordinary shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Class A ordinary shares has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the Class A ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the FrenchCode monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Class A ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Malaysia.

The Class A ordinary shares have not been and may not be approved by the Securities Commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Notice to Prospective Investors in Hong Kong

The Class A ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in Japan

The Class A ordinary shares will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A ordinary shares.

Notice to Prospective Investors in People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the Class A ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

The Class A ordinary shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.

Notice to Prospective Investors in Taiwan

The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

Notice to Prospective Investors in United Arab Emirates

The Class A ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The Class A ordinary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Class A ordinary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Israel.

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Indemnification

We have agreed to indemnify the Underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriters may be required to make for these liabilities. In the opinion of the Securities and Exchange Commission, we have been advised that indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Application for Nasdaq Listing

We have applied to Class A list our Class A ordinary shares on the Nasdaq Capital Market under the symbol “NTCL.” At this time, Nasdaq Capital Market has not yet approved our application to list our Class A ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application, and there is no guarantee or assurance that our Class A ordinary shares will be approved for listing on Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Class A ordinary shares in this offering sufficient to satisfy applicable listing criteria, our Class A ordinary shares will in fact be listed.

If the application is approved, trading of our Class A ordinary shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Class A ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and advisory fees, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,624
Nasdaq Listing Fee	75,000
FINRA	4,813
Legal Fees and Expenses	765,000
Accounting Fees and Expenses	230,000
Printing and Engraving Expenses	39,000
Miscellaneous Expenses	50,000
Total Expenses	$1,167,437

Under the Underwriting Agreement, we will pay our underwriters a fee and commission equal to 7.5% of the public offering price multiplied by the shares sold in the offering. In addition to the cash commission, we will also pay to the Representative non-accountable expenses equal to 1% of the gross proceeds raised in this offering, and reimburse the Representative for its accountable expenses not to exceed the total amount of $250,000, including legal expenses, and background check expenses, provided that any expense over $5,000 shall require prior written or email approval of the Company. We have also agreed to pay the Representative an advisory fee in the aggregate amount of $200,000 payable upon the closing of the offering. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A), regardless of whether the offering is terminated.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Class A ordinary shares offered hereby will be opined upon for us by Harney Westwood & Riegels, our Cayman Islands counsel. The Representative is being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters as to United States federal securities laws. The Representative is being represented by Beijing Dacheng Law Offices, LLP (Shanghai) with respect to certain legal matters as to PRC law. Certain legal matters as to PRC law will be passed upon for us by Grandall Law Firm. Certain legal matters as to Hong Kong law will be passed upon for us by Henry Yu & Associates. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by the laws of the Cayman Islands, Grandall Law Firm with respect to matters governed by PRC law and Henry Yu & Associates with respect to matters governed by Hong Kong Law.

EXPERTS

The consolidated financial statements for the years ended September 30, 2023 and 2022, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza, Suite 830, New York, NY10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A ordinary shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A ordinary shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete. In each instance, we refer you to the copy of such contract or other document filed an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

NETCLASS TECHNOLOGY INC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of NetClass Technology Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NetClass Technology Inc (the “Company”) as of September 30, 2023 and 2022, the related consolidated statements of income and comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended September 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2021.

New York, NY
March 25, 2024

NETCLASS TECHNOLOGY INC

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	September 30,	September 30,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$524,601	$208,206
Restricted cash	-	93,499
Receivable from sale of shares	1,900,000	-
Accounts receivable, net	2,287,132	3,366,941
Advance to vendors	1,057,682	94,573
Prepayments and other current assets	440,527	37,936
Deferred issuance costs	104,618	222,361
TOTAL CURRENT ASSETS	6,314,560	4,023,516

Property and equipment, net	48,876	145,470
Operating lease right of use assets	54,356	-
Deferred tax assets, net	123,371	184,785
TOTAL ASSETS	$6,541,163	$4,353,771

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Bank loans	$-	$130,938
Accounts payable	1,153,753	1,010,191
Advance from customers	184,222	302,433
Accrued expenses and other liabilities	236,462	292,794
Due to related parties	180,101	113,665
Taxes payable	288,450	92,721
Operating lease liabilities, current portion	41,650	-
TOTAL CURRENT LIABILITIES	2,084,638	1,942,742

NON-CURRENT LIABILITIES:
Operating lease liabilities, non-current portion	12,706	-
TOTAL NON-CURRENT LIABILITIES	12,706	-
TOTAL LIABILITIES	2,097,344	1,942,742

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY:
Ordinary shares, 200,000,000 shares authorized, consisting of 190,000,000 Class A ordinary shares of $0.00025 par value per share and 10,000,000 Class B ordinary shares of $0.00025 par value per share
Class A Ordinary shares, 13,760,000 and 13,000,000 ordinary shares issued and outstanding as at September 30, 2023 and 2022, respectively	3,440	3,250
Class B Ordinary shares, 2,000,000 ordinary shares issued and outstanding at September 30, 2023 and 2022, respectively	500	500
Additional paid in capital	4,821,992	2,922,182
Statutory reserves	35,448	35,448
Accumulated deficit	(164,809)	(327,038)
Accumulated other comprehensive loss	(252,752)	(223,313)
TOTAL SHAREHOLDERS’ EQUITY	4,443,819	2,411,029

TOTAL LIABILITIES AND EQUITY	$6,541,163	$4,353,771

The accompanying notes are an integral part of these consolidated financial statements.

NETCLASS TECHNOLOGY INC

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended September 30,
	2023	2022
Revenues	$11,089,528	$9,257,607
Cost of revenues	(8,729,856)	(6,216,774)
Gross profit	2,359,672	3,040,833

Operating expenses:
Selling and marketing expenses	(606,927)	(1,298,462)
General and administrative expenses	(798,233)	(865,690)
Research and development expenses	(567,809)	(828,311)
Total operating expenses	(1,972,969)	(2,992,463)
Income from operations	386,703	48,370

Other income (expense):
Interest expense, net	(4,558)	(8,572)
Other income, net	37,415	24,353
Total other income, net	32,857	15,781

Income before income taxes	419,560	64,151

Income tax (expense) benefit	(257,331)	68,536

Net income	162,229	132,687

Other comprehensive loss
Foreign currency translation adjustments	(29,439)	(248,101)
Comprehensive income (loss)	132,790	(115,414)

Earnings per share
Basic and diluted	$0.01	$0.01

Weighted average number of shares outstanding
Basic and diluted	15,020,822	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

NETCLASS TECHNOLOGY INC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Expressed in U.S. dollar, except for the number of shares)

	Ordinary shares				Additional			Accumulated Other
	Class A		Class B		Paid-in	Statutory	Accumulated	Comprehensive	Total
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit	Income (Loss)	equity
Balance at September 30, 2021	13,000,000	$3,250	2,000,000	$500	$2,922,182	$20,747	$(445,024)	$24,788	$2,526,443
Net income	-	-	-	-	-	-	132,687	-	132,687
Statutory reserve	-	-	-	-	-	14,701	(14,701)	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-	(248,101)	(248,101)
Balance at September 30, 2022	13,000,000	$3,250	2,000,000	$500	$2,922,182	$35,448	$(327,038)	$(223,313)	$2,411,029
Net income	-	-	-	-	-	-	162,229	-	162,229
Capital contribution from a shareholder	760,000	190	-	-	1,899,810	-	-	-	1,900,000
Foreign currency translation adjustment	-	-	-	-	-	-	-	(29,439)	(29,439)
Balance at September 30, 2023	13,760,000	$3,440	2,000,000	$500	$4,821,992	$35,448	$(164,809)	$(252,752)	$4,443,819

The accompanying notes are an integral part of these consolidated financial statements.

NETCLASS TECHNOLOGY INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$162,229	$132,687
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	96,131	118,564
(Reversal) provision for doubtful accounts, net	(44,085)	29,128
Deferred tax expense (benefits)	58,716	(102,129)
Changes of deferred issuance costs	222,361	-
Amortisation of operating lease right of use assets	38,655	-
Changes in operating assets and liabilities:
Accounts receivable	1,081,496	(1,213,888)
Inventories	-	159,460
Advance to vendors	(975,477)	(17,128)
Prepayments and other current assets	(417,062)	(7,709)
Accounts payable	174,802	107,335
Advance from customers	(114,405)	(77,848)
Accrued expenses and other liabilities	(50,868)	146,269
Due to a related party	-	122,385
Taxes payable	198,038	31,425
Operating lease liabilities	(38,655)	-
Net cash provided by (used in) operating activities	391,876	(571,449)

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Deferred issuance costs	(92,533)	(170,791)
Proceeds from related parties	73,073	-
Repayments to related parites	(1,418)	-
Proceeds from bank loan	-	177,642
Repayment of bank loans	(132,035)	(132,429)
Net cash used in financing activities	(152,913)	(125,578)

Effect of exchange rates changes on cash	(16,067)	(43,205)
Net increase (decrease) in cash and restricted cash	222,896	(740,232)
Cash and restricted cash, beginning of the year	301,705	1,041,937
Cash and restricted cash, end of the year	$524,601	$301,705

	September 30,	September 30,
Reconciliation of cash and restricted cash, end of year	2023	2022
Cash	$524,601	$208,206
Restricted cash	-	93,499
Cash and restricted cash, at the end of year	$524,601	$301,705

Supplemental cash flow disclosures:
Cash paid for income tax	$578	$1,621
Cash paid for interest	$5,781	$9,683
Non cash investing activities:
Right-of-use assets obtained in exchange for operating new lease liabilities	$94,687	$-

The accompanying notes are an integral part of these consolidated financial statements.

NETCLASS TECHNOLOGY INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

NETCLASS TECHNOLOGY INC (“NetClass” or “the Company”) is a holding company that was incorporated under the laws of Cayman Islands on January 4, 2022. NetClass, through its wholly-owned subsidiaries (collectively, “the Group”) is engaged in offering online professional education platform and related courseware, providing smart education IT solutions service in the People’s Republic of China (“China” or “PRC”). The Company has no substantive operations other than holding 100% ownership interest of DRAGONSOFT GROUP CO., LIMITED (“NetClass HK”) established under the laws of Hong Kong on December 12, 2006.

As of September 30, 2023, the Company’s subsidiaries and consolidated affiliated entities are as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
DRAGONSOFT GROUP CO., LIMITED (“NetClass HK”)	December 12, 2006	Hong Kong, PRC	100%	Investment Holding/ Subscription and Application development service
Shanghai Zhima Information Technology Co., Ltd. (“WFOE”)	April 30, 2019	PRC	100%	Investment Holding
Shanghai Netwide Enterprise Management Co., Ltd. (“Shanghai Netwide”)	April 27, 2022	PRC	100%	Subscription and Application development service
Shanghai NetClass Information Technology Co., Ltd. (“NetClass China”)	May 13, 2003	PRC	100%	Subscription and Application development service
Shanghai NetClass Enterprise Management Co., Ltd (“NetClass Management”)	August 29, 2016	PRC	100%	Subscription and Application development service
Shanghai NetClass Human Resources Co., Ltd (“NetClass HR”)	November 09, 2016	PRC	100%	Subscription and Application development service
Shanghai Chuangyuan Education Technology Co., Ltd (“NetClass Education”)	April 14, 2004	PRC	100%	Subscription and Application development service
NetClass Training (Shanghai) Co., Ltd. (“NetClass Training”)	August 19, 2016	PRC	100%	Subscription and Application development service
Netclass International Limited	July 28, 2023	Hong Kong, PRC	100%	No activities

As described below, the Company, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent of its subsidiaries. Mr. Jianbiao Dai, the CEO and the Chairman of the Board of Directors of the Company, is the ultimate controlling shareholder of the Company.

Reorganization

A reorganization of the legal structure was completed on June 10, 2022. The reorganization involved:

(i)	the formation of the Company’s wholly owned subsidiary NetClass HK; the formation of WFOE fully controlled by Mr. Jianbiao Dai;
(ii)	The transfer of all the shareholder equity interest in WOFE to NetClass HK on May 05, 2022;
(iii)	The transfer of all the shareholders’ equity interest in NetClass China to WOFE on June 10, 2022.

Before and after the Reorganization, the Company, together with its subsidiaries, is effectively controlled by the same shareholders, and therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries.

All intercompany transactions and balances between the Company and subsidiaries have been eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors. As of September 30, 2023, all subsidiaries are controlled through equity interest investment, and none of them are controlled through contractual arrangements with the variable interest entities.

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements and are adjusted to reflect actual experience when necessary. Significant estimates required to be made by management include, but are not limited to allowance for doubtful accounts, and realization of deferred tax assets. Actual results could differ from those estimates. The Company evaluates its estimates and assumptions on an ongoing basis and its estimates on historical experience, current and expected future conditions and various other assumptions that management believes are reasonable under the circumstances based on the information available to management at the time these estimates and assumptions are made. Actual results and outcomes may differ significantly from these estimates and assumptions.

Cash

Cash comprise cash at banks and cash on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Restricted cash

Cash that is restricted as to withdrawal is reported separately on the face of the Consolidated Balance Sheets and is included in the total cash in the Consolidated Statements of Cash Flows. Restricted cash mainly represents required cash deposits reserved for commercial litigation.

Accounts Receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. Allowance for doubtful accounts amounted to $634,166 and $694,257 as of September 30, 2023 and 2022, respectively.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Receivable from sale of shares

Receivable from sale of shares represents receivables from officers or other employees resulting from the sale of shares. It was classified as asset in the balance sheet only when the receivable is fully repaid in cash before the financial statements are issued.

Advances to Vendors

Advance to vendors consists of balances paid to suppliers for services and materials that have not been provided or received. To deliver application development services to customers, the Company need to purchase IT equipment and tailor-made software to build up a hardware facility with software integrated to run a system. When the prepayment is made to the IT equipment suppliers or software suppliers while the IT equipment or the software is not delivered to the Company, an advance to vendor is recorded. In addition, the Company also purchases services from suppliers with the period more than one year. The unamortized part of prepayment is recorded as an advance to vendors. Suppliers usually ask for a prepayment for the IT equipment or tailor-made software and will deliver around 1-3 months.

Advance to vendors are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the relative services or inventory will not be provided or received later. In addition, at each reporting date, the Company generally determines the adequacy of allowance for doubtful advances to vendors by evaluating all available information, and then records specific allowances for those advances based on the specific facts and circumstances. As of September 30, 2023 and 2022, no such allowance was recognized.

Prepayment and other assets

Prepayment and other assets primarily consist of prepaid expenses, rents deposit, loans to third-parties, security deposits made to customers and advances to employees, which are presented net of allowance for doubtful accounts. Prepayment and other assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the advance becomes doubtful.  The Company uses the aging method to estimate the allowance for uncollectible balances. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Other receivables are written off against the allowances only after exhaustive collection efforts. As of September 30, 2023 and 2022, no allowance for doubtful accounts were provided to prepayment and other assets.

Deferred issuance costs

Deferred issuance costs represent costs associated with the Company’s current offering, which will be netted against the gross proceeds from the Company’s current offering. Deferred issuance costs related to an aborted offering (including an offering with postponement for more than 90 days) may not be deferred and charged against proceeds of a subsequent offering.

Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided in the amounts sufficient to depreciate the cost of the related assets over their useful lives using the straight-line method, as follows:

Useful life
Electronic equipment	3-5 years
Office furniture	5 years
Transportation equipment	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income in other income or expenses.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the years ended September 30, 2023 and 2022, respectively.

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting standard, ASC Topic 820, Fair Value Measurements (“ASC Topic 820”) establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measurements. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other liabilities and bank loans, approximates their recorded values due to their short-term maturities.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on October 1, 2019 using the modified retrospective approach. Revenues were presented under ASC 606 and all subsequent ASUs that modified ASC 606 for the years ended September 30, 2023 and 2022. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

Step 1: Identify the contract (s) with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company derives its revenues from two sources: (1) revenue from application development services, and (2) revenue from subscription services. All of the Company’s contracts with customer do not contain cancelable and refund-type provisions.

(1)	Revenue from application development service

The Company’s application development service contracts are primarily on a fixed-price basis with no variable consideration, which require the Company to perform services including project planning, project design, application development and system integration based on customers’ specific needs. These services also require significant production and customization. Upon delivery of the services, customer acceptance is generally required.

In some arrangements, the Company’s ongoing customers purchased general purposed IT equipment from the Company and the Company sells and delivers IT equipment such as servers and computer terminals prior to the delivery of the services (or without any related application development service arrangement after the IT equipment purchase). Since the delivered item has value to the customer on a standalone basis and there is no general right of return for the equipment, the equipment is considered a distinct performance obligation. The IT equipment sale and application development services are not interrelated.

For application development service contracts determined to have multiple performance obligations, the total transaction price is allocated to each performance obligation based on its relative standalone selling price using a market or expected cost plus margin approach. The contract consideration is allocated to the equipment (if applicable) and the application development services based on their relative standalone selling prices. The consideration allocated to the delivered equipment is not contingent on the delivery of the services or meeting other specified performance conditions. That is, payment on the equipment is due upon the delivery of the equipment and is not contingent upon the delivery of the undelivered services. In certain application development service contracts, it contains a significant financial component, which represents a financial service obligation to the customers. In these cases, after deducting the standalone selling price of the financial service, which is calculated based on Chinese Central Bank’s suggesting bank loan interest rate for the duration silimar to the credit period granted to the costomers, the remaining amount of the contract consideration is allocated to the equipement and the application development services based on their relative standalone prices.

For the application development service contract, except for the financial income revenue, the Company believes the application development performance obligation is satisfied upon customer acceptance. The financial income revenue is recognized over the credit period granted to the customers. No significant returns, refund and other similar obligations during each reporting period.

The sale of IT equipment is recognized when delivery has occurred and the customer accepts the equipment and the Company has no performance obligation after the acceptance. For the years ended September 30, 2023 and 2022, IT equipment sales amounted to $503,191 and $852,379, respectively.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

(2) Revenue from subscription services

Revenue from subscription services is comprised of subscription fees from customers accessing the Company’s software-as-a-service applications for a subscribed period. The Company’s billing to customer is on the basis of number of users or the actual usage by the customers. The subscription arrangements are considered service contracts because customers do not have the right to take possession of the software and can only benefit from the software when provided the right to access the software. Accordingly, the subscription services contracts typically include a single performance obligation and the terms of pricing and payment are fixed, no variable consideration is involved. The revenue from subscription services is recognized over the contract term on a straight-line basis or based on the actual usage as customers receive and consume benefits of such services. No significant returns, refund and other similar obligations during each reporting period.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue. The Company reports revenues net of value added tax (“VAT”). The Company’s subsidiaries in PRC are subject to a 6% to 13% value added tax (“VAT”).

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18. Payment terms and conditions vary by contract type; however, the Company’s terms generally include a requirement of payment within 180 days after acceptance of the service. The Company has elected the practical expedient to not assess whether a significant financing component exists if the period between when the Company transfers a promised good or service to a customer and when the customer pays for that good or service is one year or less.

Contract balances

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent amounts invoiced and revenues recognized prior to invoicing when the Company has satisfied the Company’s performance obligation and has the unconditional rights to payment. The balances of accounts receivable, net of allowance for doubtful accounts were $2,287,132 and $3,366,941 as of September 30, 2023 and 2022, respectively. Unearned revenues consist of payments received or awards to customers related to unsatisfied performance obligation at the end of the period, included in advance from customers in the Company’s consolidated balance sheets with the balance of $184,222 and $302,433 as of September 30, 2023 and 2022, respectively. Advance from customers of $245,010 and $320,545 as of September 30, 2022 and 2021 were recognized as revenues in the fiscal years ended September 30, 2023 and 2022, respectively. All unsatisfied performance obligation will be performed within the next twelve months and no significant financing component is involved.

Disaggregation of revenue

For the years ended September 30, 2023 and 2022, the disaggregation of revenue by major revenue stream is as follows:

	For the years ended September 30,
	2023	2022
Application development services	$8,305,939	$3,380,284
Subscription service	2,776,175	5,877,323
Finance income	7,414	-
Total	$11,089,528	$9,257,607

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising expenditures

Advertising expenditures are expensed as incurred for the periods presented. Advertising expenditures have been included as part of selling expenses. For the years ended September 30, 2023 and 2022, advertising expenses amounted to $513,474 and $1,202,430 respectively.

Operating leases

The Company mainly leases administrative offices and operating centers from property owners. These are all classified as operating leases. Effective October 1, 2022, the Company adopted the FASB Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASC 842”), along with several additional clarification ASU’s issued during 2018, using a modified retrospective transition approach with the cumulative effect recognized at the date of initial adoption. Upon adoption, the Company elected the package of practical expedients that allows the Company to not re-assess (i) any existing arrangements that contained a lease, (ii) the lease classification of any existing leases, and (iii) initial direct costs for any existing lease. The Company elected not to apply the hindsight policy, which allows an entity to include current considerations for existing leases when determining initial lease terms, which means, lease terms for all existing leases on the adoption date are consistently used as before. The Company elected to use the remaining lease term as of the adoption date to estimate the applicable discount rate for leases that were in place upon adoption.

The determination of whether an arrangement is or contains a lease is made at inception by evaluating whether the arrangement conveys the right to use an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset.

The Company elected not to separate non-lease components from lease components if the lease agreements consist of both lease and non-lease components. However, for all of the Company’s long-term lease agreements, lease payment do not contain the consideration for the non-lease component and the non-lease component has its own price and is paid separately. So, the Company calculates the right-of-use (“ROU”) and lease liabilities by using the lease payment only for the use of the underlying leased assets and has no need to allocate the lease payment between the lease and non-lease component.

Under a lease, the lessees are required to recognize ROU assets and lease liabilities. ROU assets represent the Company’s right to use an underlying asset for the lease term and are recognized as the amount of the lease liabilities, adjusted for any prepaid or accrued lease payments, net of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are recognized at the present value of the future lease payments at the lease commencement date. As the interest rate implicit in most of the Company’s leases is not readily determinable, the Company uses the 5-year LPR interest rate stipulated by the People’s Bank of China (the “PBOC”) in China to determine the present value of the future lease payments. The Company’s lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities accounts on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expenses are recorded on a straight-line basis over the lease term.

Repayments of operating lease liabilities, variable lease payments, and short-term lease payments are classified as operating activities in the consolidated statements of cash flows.

As a result of the adoption, the Company as the lessee of operating leases recognized ROU assets and lease liabilities (including current and non-current) for operating leases of $88,072 and $88,072, respectively. The adoption had no material impact on the Company’s consolidated statements of income and comprehensive income (loss) for the year ended September 30, 2023 or the opening balance of retained earnings as of October 1, 2022.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Value added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range from 6% to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Government grant

Government grants are recognized as income in other income, net or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the Consolidated Statements of Income and Comprehensive Income (Loss) upon receipt and all conditions attached to the grants are fulfilled. For the years ended September 30, 2023 and 2022, the Company received $425 and $10,884 government subsidy for various research programs, included in other income, net.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred for the years ended September 30, 2023 and 2022. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000 ($14,060). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. All of the tax returns of the Company’s subsidiaries in the PRC remain subject to examination by the tax authorities for five years from the date of filing.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign currency translation

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The Company’s consolidated financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. In the financial statements of the Company’s subsidiaries, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the consolidated income statements during the year in which they occur.

Since the Company operates primarily in the PRC mainland and Hong Kong, the Company’s functional currency is the Chinese Yuan (“RMB”) or Hong Kong dollar (“HK$”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	September 30, 2023	September 30, 2022
RMB Balance sheet items, except for equity accounts	US$1=RMB 7.2960	US$1=RMB 7.1135
RMB Items in the statements of income and cash flows	US$1=RMB 7.0533	US$1=RMB 6.5532
HK$ Balance sheet items, except for equity accounts	US$1=HK$ 7.8308	N/A
HK$ Items in the statements of income and cash flows	US$1= HK$ 7.8310	N/A

Comprehensive income (loss)

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company not using US$ as its functional currency.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment reporting

In accordance with ASC Topic 280, Segment Reporting, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business in PRC China as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all the Company’s revenues are derived from within the PRC, no geographical segments are presented.

Concentrations of risks

(a)	Concentration of credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of September 30, 2023 and 2022, the aggregate amount of cash of $122,067 and $301,067 respectively, was held at major financial institutions in mainland PRC, where there RMB 500,000 deposit insurance limit for a legal entity’s aggregated balance at each bank. To limit the exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions in the PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy to provide for allowance for doubtful accounts based on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(b)	Significant customers

For the year ended September 30, 2023, two customers accounted for approximately 43.1% and 10.6% of total revenues, respectively. For the year ended September 30, 2022, three customers accounted for approximately 14.1%, 11.7% and 11.3% of total revenues, respectively. As of September 30, 2023, four customers accounted for approximately 27.0%, 21.8%, 12.6% and 10.3% of total accounts receivable, respectively. As of September 30, 2022, four customers accounted for approximately 17.0%, 14.7%, 12.9% and 12.3% of total accounts receivable, respectively.

(c)	Significant suppliers

For the year ended September 30, 2023, three suppliers accounted for approximately 47.8%, 12.4%, and 11.8% of total purchases, respectively. For the year ended September 30, 2022, four suppliers accounted for approximately 39.8%, 14.5%, 11.6% and 10.8% of total purchases, respectively. As of September 30, 2023, three suppliers accounted for approximately 49.4%, 23.8% and 18.0% of total accounts payable, respectively. As of September 30, 2022, three suppliers accounted for approximately 55.9%, 23.1% and 10.7%, respectively.

(d)	Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company’s functional currency is the RMB, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in the U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Currently, the Company’s assets, liabilities, revenues and costs are denominated in RMB. To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. As a result, the Company’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For the Company as a EGC, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASUs is on a modified retrospective basis. The Company is in the process of evaluating the effect of the adoption of this ASU.

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. ASU 2023-01 is effective for the Company for annual and interim reporting periods beginning October, 2024. The Company concluded that no effect of the adoption of this ASU.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows—Overall, 250-10 Accounting Changes and Error Corrections— Overall, 260-10 Earnings Per Share— Overall, 270-10 Interim Reporting— Overall, 440-10 Commitments—Overall, 470-10 Debt—Overall, 505-10 Equity—Overall, 815-10 Derivatives and Hedging—Overall, 860-30 Transfers and Servicing—Secured Borrowing and Collateral, 932-235 Extractive Activities— Oil and Gas—Notes to Financial Statements, 946-20 Financial Services— Investment Companies— Investment Company Activities, and 974-10 Real Estate—Real Estate Investment Trusts—Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Company is in the process of evaluating the effect of the adoption of this ASU.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s consolidated financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles (GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are evaluating the effect this guidance will have on our segment disclosures.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application—General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted.. We are evaluating the effect this guidance will have on our tax disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – ACCOUNTS RECEIVABLE, NET

	September 30, 2023	September 30, 2022
Accounts receivable	$2,921,298	$4,061,198
Less: allowance for doubtful accounts	(634,166)	(694,257)
Account receivable, net	$2,287,132	$3,366,941

Allowance for doubtful accounts movement is as follows:

	September 30, 2023	September 30, 2022
Beginning balance	$694,257	$736,725
Reversal	(96,408)	-
Additions	52,323	29,128
Foreign currency translation adjustments	(16,006)	(71,596)
Ending balance	$634,166	$694,257

NOTE 4 — RECEIVABLE FROM SALE OF SHARES

On September 20, 2023, the Company issued 760,000 ordinary shares at the price of $2.50 per share to Dragonsoft Holding Limited, a company wholly owned by Mr. Jianbiao Dai (Chief Executive Officer and Chairman of the Company), for subscription of shares in cash consideration. As of September 30, 2023, the proceeds of such transaction had not yet received by the Company.

Subsequently on October 5, 2023, instead of direct capital injection to the Company, Dragonsoft Holding Limited made the payment of HK$15,000,000 (approximately $1,900,000, equivalent to the cash consideration for sale of shares) to a third party AI development supplier on behalf of the Company as a deposit for an AI Technical Development Service Agreement entered on October 2, 2023, approved by the Board of Directors. The Company believes that training and running a vertical LLM in education is crucial for the company's development. The agreement stipulated a training period of four months, and required the technical supplier to provide the computing power for this training, and it needs to be inspected and confirmed by the Company after the training is completed, and the trained vertical LLM should be deployed according to the Company's requirements and support language teaching, etc. By January 2024, this vertical LLM training had been successfully delivered and has been in use on the Company’s English smart learning system, which has already attracted some college users.

As a result, the Company recorded a receivable from sale of shares of $1,900,000 as of September 30, 2023.

NOTE 5 — ADVANCE TO VENDORS

Advance to vendors consisted of the following:

	September 30, 2023	September 30, 2022
Prepayments for technical service and IT equipment	$1,057,682	$94,573

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	September 30, 2023	September 30, 2022
Electronic equipment	$575,891	$590,759
Office furniture	4,249	4,358
Transportation equipment	36,342	37,281
Subtotal	616,482	632,398
Less: accumulated depreciation	(567,606)	(486,928)
Property and equipment, net	$48,876	$145,470

Depreciation expense for the years ended September 30, 2023 and 2022 amounted to $96,131 and $118,564, respectively.

NOTE 7 — BANK LOANS

Bank loans consisted of the following:

	September 30, 2023	September 30, 2022
Xiamen International Bank Co., Ltd.
Interest rate of 8.8% per annum, from May 24, 2022 to May 20, 2023	$-	$130,938

Total	$-	$130,938

On June 21, 2022, the Company entered into a loan agreement with Xiamen International Bank to obtain a loan of $177,642 (RMB 1,164,103) with a maturity date on May 20, 2023 at a fixed annual interest rate of 8.8%. The Company fully repaid all the related loan principal and interest as of September 30, 2023. Mr. Jianbiao Dai, the shareholder of the Company, personally guaranteed the repayment of the loan.

Interest expense for the above-mentioned loans amounted to $5,781 and $9,683 for the years ended September 30, 2023 and 2022, respectively.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — RELATED PARTIES BALANCES AND TRANSACTIONS

The Company records transactions with various related parties. These related party balances as of September 30, 2023 and 2022 and transactions for the years ended September 30, 2023 and 2022 are identified as follows:

(1)	Related parties with transactions and related party relationships

Name of Related Party	Relationship to the Company
Jianbiao Dai	Chief Executive Officer (“CEO”); Chairman of the Company
Shanghai Youfu Network Co., Ltd.	Shareholder of the Company
Shanghai Yiyun Information Service Co., Ltd	Jianbiao Dai served as a supervisor and hold 60% of the shares
Shanghai Chuangbo Enterprise Development Co., Ltd	A director of the Company serving as a corporate supervisory role
Shanghai Longruan Electronics Group Co., Ltd	Jianbiao Dai serves as legal representative and holds 80% of the shares
Shanghai Longruan Business Consulting Co., Ltd	Jianbiao Dai serves as legal representative and holds 80% of the shares directly or indirectly

(2)	Significant Related Party Transactions

Purchases from related parties

	For the years ended September 30,
	2023	2022
Shanghai Youfu Network Co., Ltd	$-	$137,645
Total	$-	$137,645

Cash received from related parties

	For the years ended September 30,
	2023	2022
Shanghai Longruan Business Consulting Co., Ltd.	$72,307	$-
Jianbiao Dai	766	-
Total	$73,073	$-

(3)	Due to related parties

	As of September 30,
	2023	2022
Due to related parties
Shanghai Chuangbo Enterprise Development Co., Ltd	$274	$281
Shanghai Longruan Electronics Group Co., Ltd	68,531	-
Jianbiao Dai	1,373	623
Shanghai Youfu Network Co., Ltd	109,923	112,761
Total	$180,101	$113,665

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Under Hong Kong tax laws, with effect from April 1, 2018, a two-tiered profits tax rate regime applies. The profits tax rate for the first HKD 2 million of corporate profits is 8.25%, while the standard profits tax rate of 16.5% remains for profits exceeding HKD 2 million. For the year ended September 30, 2023, NetClass HK applied the two-tier profits tax rate for its provision for current income and deferred taxes. Net operating loss will be carried forward indefinitely under Hong Kong profits tax regulation.

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis.

According to Caishui [2019] No.13, announcement of the Ministry of Finance and the State Taxation Administration [2021] No.12 and [2023] No.6, small and low-profit enterprises shall meet three conditions for enjoying preferential tax conditions, including (i) annual taxable income of no more than RMB 3 million ($425,333), (ii) no more than 300 employees, and (iii) total assets of no more than RMB 50 million ($7,088,880). According to announcement of the State Taxation Administration [2021] No.8, which became effective on January 1, 2021 and until to December 31, 2022., small, low-profit enterprises whose annual taxable income is no more than RMB 1 million ($141,778) is subject to the preferential income tax rate 2.5% (only 12.5% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

According to announcement of the Ministry of Finance and the State Taxation Administration [2022] No.13, which became effective on January 1, 2022 and until to December 31, 2024, small, low profit enterprises whose annual taxable income exceed RMB 1 million ($141,778) but no more than RMB 3 million ($425,333) is subject to the preferential income tax rate of 5% (only 25% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

According to announcement of the Ministry of Finance and the State Taxation Administration [2023] No.12, which became effective on August 2, 2023 and until to December 31, 2027, small, low profit enterprises is subject to the preferential income tax rate of 5% (only 25% of such taxable income shall be subject to enterprises income tax at a tax rate of 20%).

For the year ended September 30, 2023, all PRC subsidiaries are small and micro-profit companies as defined, and thus are eligible for the above preferential tax rate for small and micro enterprises for the taxable profit within RMB3 million for year of 2023.

The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Since NetClass China was approved as an HNTE beginning December 2019 and renewed in December 2022, NetClass China is entitled to a reduced income tax rate of 15% from 2019 to 2024. However, as the preferential tax rate for small and micro enterprises and the preferential tax rate for high-tech enterprises cannot be enjoyed simultaneously, NetClass China that meet both requirements chooses to enjoy the tax preferential treatment for small and micro enterprises for the year ended September 30, 2023.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

i)	The components of the income tax provision are as follows:

	For the year ended September 30, 2023	For the year ended September 30, 2022
Current tax expense
PRC	$-	$33,593
Hong Kong	198,615	$-
Total current income tax expense	198,615	$33,593

Deferred tax expense (benefit)
PRC	58,716	(102,129)
Hong Kong	-	-
Total deferred income tax expense (benefit)	58,716	(102,129)

Total income tax expense (benefit)	$257,331	$(68,536)

Income/(loss) before provision for income taxes is attributable to the following geographic locations for the years ended September 30, 2023 and 2022:

	For the year ended September 30,	For the year ended September 30,
	2023	2022
PRC	$(689,505)	$64,151
Hong Kong	1,109,065	-
Total Income before Income Taxes	$419,560	$64,151

ii)	The following table reconciles PRC statutory rates to the Company’s effective tax rate:

	For the year ended September 30,	For the year ended September 30,
	2023	2022
Income tax expense at PRC statutory income tax rate	$104,890	$16,038
Impact of different tax rates in other jurisdictions	(94,271)	-
Effect of PRC preferential tax rate	116,831	3,499
Effect of change in tax rate	233,082	-
Super deduction of qualified R&D expenditures *	(28,390)	(93,185)
Effect of change in valuation allowance	(111,786)	5,653
Non-deductible items and others **	36,975	(541)
Income tax expense (benefit)	$257,331	$(68,536)

* According to relevant laws and regulations promulgated by the State Administration of Tax of the PRC effective from October 1, 2022 onwards, enterprises engaging in research and development activities are entitled to claim an additional tax deduction amounting to 100% of the qualified R&D expenses incurred in determining its tax assessable profits for that year.

**Non-deductible items and others represent excess expenses and losses not deductible for PRC tax purpose.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

iii)	The following table summarizes deferred tax assets and liabilities resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	September 30, 2023	September 30, 2022
Deferred tax assets:
Allowance for doubtful accounts	$31,708	$121,045
Net operating losses	238,515	197,073
Lease liability	2,436	-
Total deferred tax assets	272,659	318,118
Less: Valuation allowance	(21,910)	(133,333)
Total deferred tax assets, net of valuation allowance	250,749	184,785

Deferred tax liabilities:
GAAP difference*	(124,942)	-
Right of use asset	(2,436)	-
Total deferred tax liabilities	(127,378)	-
Total deferred tax assets, net	$123,371	$184,785

*Mainly due to revenue recognition differences

Valuation allowance movement is as follows:

	September 30, 2023	September 30, 2022
Beginning balance	$133,333	$178,259
Additions	257	37
Reversals	(112,043)	(30,597)
Foreign currency translation adjustments	363	(14,366)
Ending balance	$21,910	$133,333

According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred, and that of high-tech enterprises is no more than 10 years. Carryback of losses is not permitted. As of September 30, 2023 and 2022, the Company had net operating losses of $4,770,288 and $1,045,181, respectively, which will be available to offset future taxable income. If not used, these carryforwards will expire from 2024 through 2033.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. The valuation allowance is considered on an individual entity basis. As of September 30, 2023 and 2022, valuation allowances on deferred tax assets are provided because the Company believes that it is more-likely-than-not that certain of the subsidiaries in the PRC will not be able to generate sufficient taxable income in the near future, to realize the deferred tax assets carried-forwards. For the remaining entities, with the spread of the COVID-19 in PRC appeared to be under control, and those remaining PRC operating entities have been gradually recovered from the 2022 Outbreak, based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as of September 30, 2023 and 2022.Accordingly, as of September 30, 2023 and 2022, a $21,910 and $133,333 valuation allowance has been established respectively.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

(b)	Taxes payable

Taxes payable consist of the following:

	September 30, 2023	September 30, 2022
PRC	$89,829	$92,721
Hong Kong	198,621	-
Total taxes payable	$288,450	$92,721

As of September 30, 2023, the tax years ended December 31, 2018 through 2022 for the Group’s subsidiaries in the PRC are generally subject to examination by the PRC tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2023 and 2022, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended September 30, 2023 and 2022, the Company did not incur any interest and penalties related to potential underpaid income tax expenses. As of September 30, 2023, the tax years ended December 31, 2018 through 2022 for the Group’s subsidiaries in the PRC are generally subject to examination by the PRC tax authorities.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — LEASE

The Company primarily has operating leases for administrative offices, through third-parties. A summary of supplemental balance sheet information related to operating leases as of September 30, 2023 and October 1, 2022 was as follows:

	As of September 30, 2023	As of October 1, 2022
Operating lease right-of-use assets	$54,356	$88,072

Operating lease liabilities, current	41,650	38,095
Operating lease liabilities, non-current	12,706	49,977

Total operating lease liabilities	$54,356	$88,072

Weighted average remaining lease term	15 months	27 months

Weighted average discount rate*	4.3%	4.3%

A summary of lease expenses recognized in the consolidated statements of operations as of September 30, 2023 and supplemental cash flow information related to operating leases were as follows:

For the year ended September 30, 2023
Operating lease expenses – third party	$41,908
Short-term lease	$1,629

Cash paid for operating leases	$41,744

Right-of-use assets obtained in exchange for operating new lease liabilities	$94,687

Minimum future lease payments under non-cancellable operating leases described above as of September 30, 2023 were as follows:

As of September 30, 2023
For year ended September 30, 2024	$43,173
For year ended September 30, 2025	12,836

Total	56,009

Less: present value discount	(1,653)

Total operating lease liabilities	$54,356

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established by founding shareholders under the laws of the Cayman Islands on with ordinary shares authorized 50,000, $1.0 par value, 10,000 ordinary shares issued and outstanding.

On July 26, 2022, the Board of Directors and shareholders of the Company unanimously approved the amended and restated memorandum of association, after which, the Company’s authorized share capital is $50,000 divided into 200,000,000 shares comprising of (i) 190,000,000 Class A ordinary shares of par value $0.00025 each and (ii) 10,000,000 Class B ordinary shares of par value $0.00025 each. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our company. Also, each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof but Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Save and except for voting rights and conversion rights, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions. As of September 30, 2023, 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares are issued and outstanding.

On September 20, 2023, the Company issued 760,000 shares at the price of $2.5 per share to Dragonsoft Holding Limited, a company wholly owned by Mr. Jianbiao Dai, for subscription of shares in cash consideration. (See Note 4 Receivable from sale of shares).

Statutory reserve and restricted net assets

As stipulated by relevant PRC laws and regulations, the Company’s subsidiaries and affiliated entities in the mainland PRC (exclusive of Hong Kong) must take appropriations from tax profit to non-distributive funds. These reserves include general reserve and the development reserve.

The statutory reserve requires annual appropriation 10% of after-tax profits at each year-end until the balance reaches 50% of a mainland PRC company’s registered capital. Other reserve is set aside at the Company’s discretion. These reserves can only be used for general enterprise expansion and are not distributable as cash dividends. The general reserve amounted to $35,448 and $35,448 as of September 30, 2023 and 2022, respectively.

Because the Company’s operating subsidiaries in the mainland PRC can only be paid out of distributable profits reported in accordance with mainland PRC accounting standards, the Company’s operating subsidiaries in the mainland PRC are restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and statutory reserves of the Company’s entities in the mainland PRC. The aggregate amount of paid-in capital and statutory reserves, which represented the amount of net assets of the Company’s operating subsidiaries in the mainland PRC not available for distribution, was $2,957,630 and $2,957,630 as of September 30, 2023 and 2022, respectively.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company is subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of September 30, 2023, the Company has no significant outstanding litigation.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based on the review, the Company did not identify any material subsequent event that is required disclosure in the consolidated financial statements.

NOTE 14 — UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company. The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in the PRC. The Company’s subsidiaries are also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

In addition, the Company’s operations and revenues are conducted and generated in the PRC, all of the Company’s revenues being earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into USD.

Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Company’s PRC subsidiary exceed 25% of the consolidated net assets of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with generally accepted accounting principles have been condensed or omitted. The Company’s investment in subsidiary is stated at cost plus equity in undistributed earnings of subsidiaries.

The condensed financial information has been prepared using the same accounting policies as set out in the consolidated financial statements except that the equity method has been used to account for investments in its subsidiaries. For the parent company, the Group records its investments in subsidiaries under the equity method of accounting as prescribed in ASC 323, Investments—Equity Method and Joint Ventures. Such investments are presented on the Condensed Balance Sheets as “Investments in subsidiaries” and the subsidiaries’ gain as “Equity in gain of subsidiaries” on the Condensed Statements of Comprehensive Income.

For the years ended September 30, 2023 and 2022, there were no material contingencies, significant provisions of long-term obligations, guarantees of the Group.

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

UNAUDITED PARENT COMPANY CONDENSED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	September 30,	September 30,
	2023	2022
ASSETS
Investments in subsidiaries	$2,543,819	$2,411,029
Receivable from sale of shares	1,900,000	-
TOTAL ASSETS	$4,443,819	$2,411,029

SHAREHOLDERS’ EQUITY:

Ordinary shares, 200,000,000 shares authorized, consisting of 190,000,000 Class A ordinary shares of $0.00025 par value per share and 10,000,000 Class B ordinary shares of $0.00025 par value per share
Class A Ordinary shares, 13,760,000 and 13,000,000 ordinary shares issued and outstanding as at September 30, 2023 and 2022, respectively	$3,440	$3,250
Class B Ordinary shares, 2,000,000 ordinary shares issued and outstanding at September 30, 2023 and 2022, respectively	500	500
Additional paid-in capital	4,821,992	2,922,182
Accumulated deficit	(129,361)	(291,590)
Accumulated other comprehensive loss	(252,752)	(223,313)
TOTAL SHAREHOLDERS’ EQUITY	4,443,819	2,411,029
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,443,819	$2,411,029

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

UNAUDITED PARENT COMPANY CONDENSED

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the years Ended September 30,
	2023	2022
Equity in gain of subsidiaries	$162,229	$132,687
NET INCOME	162,229	132,687

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(29,439)	(248,101)
COMPREHENSIVE INCOME (LOSS)	$132,790	$(115,414)

NETCLASS TECHNOLOGY INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — UNAUDITED CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

UNAUDITED PARENT COMPANY CONDENSED STATEMENTS OF CASH FLOWS

	For the years Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$162,229	$132,687
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiaries	(162,229)	(132,687)
NET CASH USED IN OPERATING ACTIVITIES	-	-

CHANGES IN CASH	-	-
CASH, BEGINNING OF YEAR	-	-
CASH, END OF YEAR	$-	$-

1,800,000 Class A Ordinary Shares

NETCLASS TECHNOLOGY INC

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that every director, alternate director or officer shall be indemnified out of our assets against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default. No such director, alternate director or officer shall be liable to us for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or wilful default of such director or officer. Expenses, including legal fees, incurred by a director, alternate director or officer, or former director, alternate director or officer in defending any legal, administrative or investigative proceedings may be paid by us in advance of the final disposition of such proceedings upon receipt of an undertaking by such party to repay the amount if it shall ultimately be determined that such director, alternate director or officer is not entitled to be indemnified by us and upon such terms and conditions, if any, as we deem appropriate.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon incorporation of the Company on January 4, 2022, the Company has an authorized share capital of $50,000 divided into 50,000 ordinary shares with par value of US$1.00 per share and issued an aggregate of 10,000 ordinary shares of par value of US$1.00 per share in the Company including 7,092 ordinary shares to Dragonsoft Holding Limited, 1,531 ordinary shares to NTC Capital Company Limited, 512 ordinary shares to New Version Capital Inc, 453 ordinary shares to GGA Technology Inc, 312 ordinary shares to Golden Ocean LY Investment Limited and 100 ordinary shares to ASD Capital Inc at par value.. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act. No underwriters were involved in these issuances of ordinary shares.

On July 26, 2022, the Company adopted its amended and restated memorandum and articles of association. The Company’s authorized share capital was changed into US$50,000 divided into 200,000,000 shares comprising of (a) 190,000,000 Class A ordinary shares of par value of US$0.00025 each and (b) 10,000,000 Class B ordinary shares of par value of US$0.00025 each. Concurrently, Dragonsoft Holding Limited, Lang Wide Investment INC and Yovole Data Group (HONG KONG) LIMITED surrendered 17,182,500, 9,517,500 and 300,000 ordinary shares to the Company and the Company issued an aggregate of 2,000,000 Class B ordinary shares of par value of US$0.00025 each in the Company to Dragonsoft Holding Limited. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act. No underwriters were involved in these issuances of the Class A or Class B ordinary shares.

On September 20, 2023, the Company entered into a private placement subscription agreement with Dragonsoft Holding Limited, a company wholly owned by Mr. Jianbiao Dai (Chief Executive Officer and Chairman of the Company), pursuant to which the Company issued 760,000 Class A ordinary shares of the Company of par value US$0.00025 each to Dragonsoft Holding Limited, for an aggregate purchase price of $1,900,000. No underwriters were involved in this issuance. The above issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, PRC, on May 16, 2024.

NETCLASS TECHNOLOGY INC

By:	/s/ Jianbiao Dai
Jianbiao Dai
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jianbiao Dai	Chief Executive Officer and Chairman of the Board of Director	May 16, 2024
Name: Jianbiao Dai	(Principal Executive Officer)

/s/ Yuxing Chen	Chief Financial Officer	May 16, 2024
Name: Yuxing Chen	(Principal Accounting and Financial Officer)

/s/ Lina Chen	Director	May 16, 2024
Name: Lina Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 16, 2024.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
4.1**	Specimen Certificate for Class A ordinary share
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Class A ordinary share being registered
8.1**	Opinion of Grandall Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1**	Employment Agreement between NETCLASS TECHNOLOGY INC and Jianbiao Dai
10.2**	Employment Agreement between NETCLASS TECHNOLOGY INC and Lina Chen
10.3**	Employment Agreement between NETCLASS TECHNOLOGY INC and Yuxing Chen
10.4**	Director Offer Letter between NETCLASS TECHNOLOGY INC and Xianghong Zhou
10.5**	Director Offer Letter between NETCLASS TECHNOLOGY INC and Angel Colon
10.6**	Director Offer Letter between NETCLASS TECHNOLOGY INC and Xiao Fu
10.7**	Standardized Application Development Service Contracts and Purchase order
10.8**	Lease by and between DRAGONSOFT GROUP CO., LIMITED and CHUI KAI KWONG ELECTRICAL ENGINEERING CO., LTD, dated July 29, 2023
10.9*	AI Technical Development Service Agreement
10.10*	Form of Purchase Order by and between Dragonsoft Group Co., Limited and Gallop Trading Limited
10.11*	Form of Purchase Agreement by and between Shanghai NetClass Information Technology Co., Ltd. and Shanghai Detuo Information Technology Co., Ltd
10.12*	Subsription Agreement by and between NETCLASS TECHNOLOGY INC and Dragonsoft Holding Limited, dated September 20, 2023
14.1**	Code of Business Conduct and Ethics of the Registrant
21.1**	List of Subsidiaries
23.1*	Consent of Marcum Asia CPAs LLP
23.2**	Consent of Xianghong Zhou
23.3**	Consent of Angel Colon
23.4**	Consent of Xiao Fu
23.5**	Consent of Shanghai Association for Informatization Development Research
23.6**	Consent of Henry Yu & Associates, Hong Kong counsel to the Registrant (included in Exhibit 99.5)
99.1**	Opinion of Grandall Law Firm. PRC counsel to the Registrant, regarding certain PRC law matters
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nomination Committee Charter
99.5**	Opinion of Henry Yu & Associates regarding certain Hong Kong law matters
107**	Filing Fee table

* Filed herewith

** Previously filed

*** To be filed by amendment

RESALE PROSPECTUS ALTERNATE PAGE

NETCLASS TECHNOLOGY INC

PRELIMINARY PROSPECTUS

Through and including [•], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2024

PRELIMINARY PROSPECTUS

NETCLASS TECHNOLOGY INC

2,025,000 Class A Ordinary Shares

This prospectus relates to the resale of in aggregate of 2,025,000 Class A ordinary shares, which consists of 750,000 Class A ordinary shares held by Dragonsoft Holding Limited, 750,000 Class A ordinary shares held by HK Zhongzhao Investment Group Co Limited, and 525,000 Class A ordinary shares held by Trusvision Company Limited. We will not receive any of the proceeds from the sale of Class A ordinary shares by it.

The resale offering is contingent on the listing of our Class A ordinary shares on the Nasdaq and that the resale offering will not begin until such listing occurs. Thereafter, any shares sold by Dragonsoft Holding Limited, HK Zhongzhao Investment Group Co Limited and Trusvision Company Limited (collectively, the “Resale Shareholders”) will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders. No sales of the shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

We expect that concurrent with our initial public offering, our Class A ordinary shares will be listed on the Nasdaq under the symbol “NTCL.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Our issued and outstanding share capital is a dual class share structure consisting of 13,760,000 Class A ordinary shares and 2,000,000 Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our company. Also, each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof but Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Investing in our Class A ordinary shares involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of material risks of investing in our Class A ordinary shares in “Risk Factors” beginning on page 21 of this prospectus.

NETCLASS TECHNOLOGY INC or NetClass, is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, NetClass conducts a substantial majority of its operations through its subsidiaries established in the PRC and in Hong Kong. Investors in our Class A ordinary shares should be aware that they will not and may never directly hold equity interests in any of the PRC and Hong Kong operating entities, but rather purchasing equity solely in NetClass, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors – Risks Related to Doing Business in the PRC –You may have difficulty enforcing judgments obtained against us” on page 48.

Because we have subsidiaries in the PRC which have operations located in the PRC, we are subject to certain legal and operational risks associated with our operations in the PRC, including changes in the legal, political and economic policies of the PRC government, the relations between the PRC and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our Class A ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the PRC-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.  As confirmed by our PRC counsel, Grandall Law Firm, we will not be subject to cybersecurity review with the Cyberspace Administration of the PRC (the “CAC”) under the Cybersecurity Review Measures, which became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to cybersecurity review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft; besides, according to Article 2 of the Measures, a critical information infrastructure operator purchases network products and services, or a network platform operator carries out data processing activities, which affect or may affect national security, a Cybersecurity Review shall be conducted in accordance with these Measures. If neither the Company is identified as a critical information infrastructure operator nor its operations are deemed as "affecting or may affecting the national security”, the Company will not be subject to cybersecurity review under Article 2 of the Measures. However, we might be required to conduct an annual data security assessment under the Draft Regulations on the Network Data Security Administration (the “Draft”). According to Article 32 of the Draft, “A data processor who processes important data or who is listed overseas shall complete an annual data security assessment either self-conducted or conducted by a data security service organization engaged, and before January 31 of each year, submit the annual data security assessment report of the previous year to the districted city-level cyberspace authority, which shall contain the following information: (1) the processing of any important data, if any, (2) any data security risks discovered and measures for their disposal, (3) the data security management system, data backup, encryption, access control and other security protection measures, and the implementation of the management system and the effectiveness of the protection measures, (4) the implementation of national data security laws, administrative regulations and standards, (5) any data security incidents that occurred and their disposal, (6) the security assessment of the sharing or trading of any important data with, or the contracting of processing or the provision of any important data to an overseas recipient, (7) data security-related complaints received and their solutions, and (8) other data security situations as specified by the national cyberspace authority and competent or regulatory authorities.” Therefore, once the Company is listed on Nasdaq and the Draft is enacted as proposed, it will be required to conduct such annual data security assessment. The Company may also be subject to the assessment requirements under the Measures for Security Assessment for Cross-border Data Transfer. According to the Measures, a data processor shall apply to the competent cyberspace department for security assessment and clearance of the outbound data under any of the following circumstances: (i)outbound transfer of important data by a data processor; (ii)outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii)outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year, or (iv)such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As confirmed by the Company, the Company has not received any notice from relevant department that identifies the Company as "critical information infrastructure operator" and it processes far less than 1 million personal information. It is also confirmed that during the periods from January 1, 2022 to December 31, 2022 and from January 1, 2023 to December 31, 2023, the outbound transfers made by the Company is no more than one hundred thousand users’ personal information and no more than ten thousand users’ sensitive personal information cumulatively. Therefore, if neither the data the Company transfers is deemed “important” nor the CAC requires such assessment, the Company will not be subject to the assessment requirements under the Measures.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Under the Trial Measures, direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the Company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. Our PRC legal counsel, Grandall Law Firm, has advised us, based on its understanding of the current PRC law, rules, and regulations, that we are not required to complete the filing procedures with the CSRC for the concurrent initial public offering and listing of our Class A ordinary shares under Section 1 of Article 15 of the Trial Measures, given that our concurrent initial public offering and listing is not an indirect overseas offering or listing, because both the overall prospect of the Company operations, as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Regulations - Regulations Relating to Overseas Listings” on page 91.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, and our PRC legal counsel, Grandall Law Firm, cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the Trial Measures in writing or orally and require such filing for the offering. If it is determined that we are subject to the Trial Measures for our listing on the Nasdaq, we may fail to obtain required approval, complete required filing or meet such requirements in a timely manner or at all, or completion could be rescinded. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 21.

According to our PRC counsel, Grandall Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan, but recent statements by the Chinese government have indicated an intent to impose more oversight and control over offerings conducted overseas and/or foreign investment in PRC-based issuers. As of the date of this prospectus, we and the PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Certain legal and operational risks associated with operations in mainland China may also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy independent executive, legislative, and judicial power, including that of final adjudication, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, national security, foreign affairs, and other matters that are not regarded as being within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the uncertainty of the PRC legal system and changes in laws, regulations, or policies, the Basic Law may be revised in the future, and thus, we may face the same legal and operational risks associated with operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, the Hong Kong Subsidiaries may become subject to PRC laws or authorities. As a result, the Hong Kong Subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer be able to conduct offerings to foreign investors, no longer be permitted to continue their current business operations and/or face restrictions in their conduct of business to which they have not hitherto been subject. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are some political risks associated with conducting business in Hong Kong” and “Risk Factors — Risks Related to Doing Business in Hong Kong — The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of the securities we are registering for sale.” The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. We confirm that, to the best of our knowledge, information and belief, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong. However, the laws on data privacy are constantly evolving and may be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us or the Hong Kong Subsidiaries to various potential consequences, including government enforcement actions and investigations, fines, penalties, imprisonment and suspension or disruption of the Hong Kong Subsidiaries’ operations, as well as potential civil proceedings. In addition, the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct referred to as the first conduct rule, the second conduct rule, and the merger rule. As of the date of this prospectus, to the best of our knowledge, information and belief, each of the Hong Kong Subsidiaries has complied with all three areas of anti-competition laws and requirements in Hong Kong. Neither the data privacy nor anti-competition laws and regulations in Hong Kong restrict our ability to accept foreign investment or impose limitations on our ability to list on any U.S. stock exchange.

In addition, our Class A ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021.Our auditor, Marcum Asia CPAs LLP (“Marcum Asia”), has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Marcum Asia is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A ordinary shares and trading in our Class A ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 30.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., NETCLASS TECHNOLOGY INC (“NetClass”, the “Company”), directly controls DRAGONSOFT GROUP CO., LIMITED (“NetClass HK”), Netclass International Limited (“NetClass International”), Shanghai Zhima information Technology Co., Ltd., ( “WOFE”), and Shanghai Netwide Enterprise Management Co., Ltd., (“Shanghai Netwide”), and Shanghai NetClass Information Technology Co., Ltd. (“NetClass China”), NetClass Training (Shanghai) Co., Ltd. (“NetClass Training”), Shanghai Chuangyuan Education Technology Co., Ltd. (“NetClass Education”), Shanghai NetClass Enterprise Management Co., Ltd. (“NetClass Management”), and Shanghai NetClass Human Resource Co., Ltd. (“NetClass HR”). See “Corporate Structure” on page 79 for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC and Hong Kong. After foreign investors’ funds enter NetClass at the close of this offering, the funds can be directly transferred to NetClass HK and NetClass International, and then transferred to WFOE and to the other PRC subsidiaries through WFOE.

If the Company intends to distribute dividends, NetClass International and NetClass HK will transfer the dividends to NetClass. In addition, NetClass Training, NetClass Education, NetClass Management and NetClass HR will transfer dividends to NetClass China, which then will transfer the dividends to WOFE, which then will transfer the dividends to NetClass HK in accordance with the laws and regulations of the PRC, and then NetClass HK will transfer the dividends to NetClass, and the dividends will be distributed from NetClass to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods presented in this prospectus, no transfers, dividends, or distributions have been made to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

4. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions” on page 91 for more information.

5. Similarly, in accordance with the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), each of our Hong Kong Subsidiaries is only able to make distributions (whether in cash or otherwise) to NetClass only out of its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). The ability of the Hong Kong Subsidiaries to distribute dividends to NetClass may also be subject to restrictions contained in their respective articles of association. Please refer to “Hong Kong Regulations Relating to Distributions” on page 107 for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024

[RESALE PROSPECTUS ALTERNATE PAGE]

Until ________________, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE OFFERING

Class A ordinary shares being offered	An aggregate of 2,025,000 Class A ordinary shares, which consists of 750,000 Class A ordinary shares by Dragonsoft Holding Limited, 750,000 Class A ordinary shares by HK Zhongzhao Investment Group Co Limited, and 525,000 Class A ordinary shares by Trusvision Company Limited.

Class A ordinary shares outstanding after this offering	15,560,000 Class A ordinary shares, assuming the issuance and sale of 1,800,000 Class A ordinary shares in the concurrent initial public offering.

Use of proceeds	We will not receive any proceeds from the sale of Class A ordinary shares held by the Resale Shareholders being registered in this prospectus.

Proposed Nasdaq Symbol	NTCL

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the Class A ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our Class A ordinary shares offered hereby.

RESALE SHAREHOLDERS

The Class A ordinary shares being offered by Dragonsoft Holding Limited, HK Zhongzhao Investment Group Co Limited and Trusvision Company Limited were issued to them on July 14, 2022, February 2, 2024, and September 13, 2022 respectively. We are registering those Class A ordinary shares in order to permit the Resale Shareholders to offer their shares for resale from time to time.

This prospectus covers the offering for resale of in aggregate 2,025,000 Class A ordinary shares by the Resale Shareholders. This prospectus and any prospectus supplement will only permit to sell the number of Class A ordinary shares identified in the column “Number of Class A ordinary shares to be sold.” The Class A ordinary shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Class A ordinary shares.

The following table sets forth the names of Resale Shareholders who are offering the Class A ordinary shares for resale by this prospectus, the number and percentage of Class A ordinary shares beneficially owned by it, the number of Class A ordinary shares that may be offered for resale by this prospectus and the number and percentage of Class A ordinary shares it will own after the offering, assuming all the Resale Shares are sold. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Class A ordinary shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Resale Shareholder	Amount of Beneficial Ownership of Class A Ordinary Shares Pre- Offering (1)	Pre- Offering Percentage Ownership of Class A Ordinary Shares(2)	Number of Class A Ordinary Shares to be Sold	Number of Class A Ordinary Shares Owned After Offering	Pre- Offering And Post- Offering Percentage Ownership of Class B Ordinary Shares	Pre-Offering Combined Voting Power of Class A and Class B Ordinary Shares(3)	Post- Offering Combined Voting Power of Class A and Class B Ordinary Shares(3)
Lang Wide Investment INC(4)	4,435,500	32.23%	750,000	3,685,500	0%	10.14%	8.09%
HK Zhongzhao Investment Group Co Limited (5)	750,000	5.45%	750,000	0	0%	1.65%	0%
Trusvision Company Limited (6)	525,000	3.82%	525,000	0	0%	1.15%	0%

Notes:

(1) Based on 13,760,000 Class A ordinary shares issued and outstanding prior to completion of the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of the Class A ordinary shares held by the Resale Shareholders will sell, we have assumed that it will sell all of its shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) Assuming the issuance and sale of 1,800,000 Class A ordinary shares in the initial public offering, the calculation based on 15,560,000 Class A ordinary shares and 2,000,000 Class B ordinary shares issued and outstanding after the consummation of the initial public offering. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company. Each Class B Ordinary Share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at general meetings of our Company.

(4) Lang Wide Investment INC, a British Virgin Islands business company, holds 4,435,500 shares of Class A ordinary shares of the Company. Sze Kok is the sole shareholder and sole director of Lang Wide Investment INC and is deemed the beneficial owner of the 4,435,500 Class A ordinary shares held by Lang Wide Investment INC. Lang Wide Investment INC received the shares on May 30, 2022 from the founders of the Company.

(5) HK Zhongzhao Investment Group Co Limited is a company formed under the laws of Hong Kong with a registered office at 2-16 Fa Yuen Street, Mongkok, Kowloon, Room 4, 16th Floor, Haojing Commercial Center, Hongkong. HK Zhongzhao Investment Group Co Limited is registering for resale 750,000 Class A ordinary shares, which was purchased by HK Zhongzhao Investment Group Co Limited from Lang Wide Investment INC on February 2, 2024 at the purchase price of $1.00 per share.

(6) Trusvision Company Limited is a company formed under the laws of the British Virgin Islands with a registered office at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Trusvision Company Limited is registering for resale 525,000 Class A ordinary shares, which was purchased by Trusvision Company Limited from Lang Wide Investment INC on September 13, 2022 at the purchase price of $1.20 per share.

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PLAN OF DISTRIBUTION

Dragonsoft Holding Limited, HK Zhongzhao Investment Group Co Limited and Trusvision Company Limited, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A ordinary shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the Class A ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Dragonsoft Holding Limited, HK Zhongzhao Investment Group Co Limited and Trusvision Company Limited may use any one or more of the following methods when selling its Class A ordinary shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with Dragonsoft Holding Limited, HK Zhongzhao Investment Group Co Limited and Trusvision Company Limited to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell its Class A ordinary shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Class A ordinary shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A ordinary shares in the course of hedging the positions they assume. The Resale Shareholders may also sell Class A ordinary shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the Class A ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. the Resale Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Class A ordinary shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Class A ordinary shares may be resold by any of the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Class A ordinary shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Class A ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Class A ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Class A ordinary shares may not simultaneously engage in market making activities with respect to the Class A ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, any of the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A ordinary shares by any of the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Class A ordinary shares being offered by this prospectus will be passed upon for us by Harney Westwood & Riegels.

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